As filed with the Securities and Exchange Commission on May 25, 2011

Registration No. [                      ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST CHINA PHARMACEUTICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	3663	74-3232809
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Number 504, West Ren Min Road,
Kunming City, Yunnan Province
People’s Republic of China, 650000
+852-2138-1668
(Address and telephone number of principal executive offices and principal place of business)

Business Filings Incorporated
311 S. Division St.
Carson City, NV 89703
(608) 827-5300
 (Name, address and telephone number of agent for service)

Copies to:
Mark C. Lee, Esq.
Kamyar Daneshvar, Esq.
GREENBERG TRAURIG, LLP
1201 K Street, Suite 1100
Sacramento, California 95814
Telephone: (916) 442-1111
Facsimile: (916) 448-1709

Approximate date of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
	Amount of		maximum		maximum	Amount of
Title of each class of	shares to be		offering price		aggregate	Registration
securities to be registered	Registered		per share		offering price	Fee
Common Stock	7,464,480		$0.73	(3)	$5,449,070.40	$632.64
Common Stock underlying Series A-1 Warrants	4,381,145	(1)	$1.25		$5,476,431.25	$635.81
Common Stock underlying Series A-2 Warrants	4,381,145	(2)	$2.00		$8,762,290	$1,017.30
Total	16,226,770		-		$19,687,791.65	$2,285.75

(1)	Represents the number of shares of common stock offered for resale following the exercise of the Series A-1 Warrants by the investors and the placement agents.

(2)	Represents the number of shares of common stock offered for resale following the exercise of the Series A-2 Warrants by the investors and the placement agents.

(3)
Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended (“Securities Act”). Estimated for the sole purpose of calculating the registration fee and based upon the average bid and ask price per share of our common stock on May  20, 2011, as quoted on the Over-The-Counter Bulletin Board.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until it shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED May 25, 2011

PROSPECTUS

16,226,770 Shares

FIRST CHINA PHARMACEUTICAL GROUP, INC.
Common Stock

This Prospectus relates to the resale of up to 16,226,770 shares of common stock, $.0001 par value, by the Selling Security Holders listed under “Selling Security Holders” on page 56 including the resale of 4,381,145 shares of our common stock by certain Selling Security Holders upon the exercise of outstanding Series A-1 warrants and the resale of 4,381,145 shares of our common stock by certain Selling Security Holders upon the exercise of outstanding Series A-2 warrants.  We will not receive any proceeds from the resale of any common stock by the Selling Security Holders sold pursuant to this Prospectus.  We may receive gross proceeds of $14,238,721.20 if all of the Series A-1 and Series A-2 warrants are exercised for cash by the Selling Security Holders.

Our common stock is traded on the OTC Bulletin Board under the Symbol “FCPG.OB.” On May 20, 2011, the last reported sale price of our common stock on the OTC Bulletin Board was $0.73 per share.

The Selling Security Holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock registered under this Prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, or at negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits investors; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) at prevailing market prices or privately negotiated prices on the OTC Bulletin Board or other applicable exchange; (v) privately negotiated transactions; (vi) to cover short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; (viii) a combination of any such methods of sale; and (ix) any other method permitted pursuant to applicable law.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution	68
Indemnification of Directors and Officers	68
Recent Sales of Unregistered Securities	70
Exhibit Index	71
Undertakings	74
Signatures	77

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus.  Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” “FCPG” or the “Registrant” refer to First China Pharmaceutical Group, Inc., a Nevada corporation and its wholly owned subsidiaries, First China Pharmaceutical Group Limited, a Hong Kong company, and Kun Ming Xin Yuan Tang Pharmacies Co. Ltd., a company organized under the laws of the People’s Republic of China.

The Offering

Issuer	First China Pharmaceutical Group, Inc.

Securities Offered for Resale	Up to 16,226,770 shares of our common stock.

Common Stock to be Outstanding After the Offering	59,464,480 shares (1)

Use of Proceeds
Other than the proceeds we may receive in the event the warrants are exercised for cash by the Selling Security Holders, we will not receive any proceeds from the resale of any of the shares offered hereby.

Trading	Our common stock is quoted on the OTC Bulletin Board under the symbol “FCPG.OB”

Risk Factors	You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 2 of this prospectus in deciding whether or not to invest in our common stock

(1)	Unless the context indicates otherwise, all share and per-share information in this prospectus is based on 59,464,480 shares of our common stock outstanding as of May 20, 2011.

Our Business

First China Pharmaceutical Group, Inc. (“FCPG” or the “Company”), formerly known as E-Dispatch Inc., was incorporated under the laws of the State of Nevada on July 31, 2007.  On September 15, 2010, we closed a voluntary share exchange transaction pursuant to a Share Exchange Agreement, dated August 23, 2010 (the “Exchange Transaction”), by and among FCPG, First China Pharmaceutical Group Limited, a Hong Kong company (“FCPG HK”), and Kun Ming Xin Yuan Tang Pharmacies Co. Ltd., a company organized under the laws of the People’s Republic of China (“PRC”) and wholly owned subsidiary of FCPG HK (“XYT”).  Prior to the Exchange Transaction, we were a development stage company engaged in developing a cell phone-based taxi dispatch system, and a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  As a result of the Exchange Transaction, the FCPG HK stockholder acquired approximately 25% of our issued and outstanding common stock, FCPG HK and XYT became our wholly-owned subsidiaries, and we acquired the business and operations of FCPG HK and XYT.

Through our wholly-owned subsidiary, XYT, we are now engaged in drug logistics and distribution in Yunnan Province, China through drug stores, medical clinics and hospitals, as well as the wholesale distribution of medicine products, chemical agents, antibiotics, biochemistry drugs and biological preparations to hospitals and the XYT store located at the Company’s distribution facility in Kunming.  XYT was founded in November 2002 and is a provincial pharmaceutical distributor that offers approximately 5,000 drugs, of which approximately 1,000 are over-the-counter drugs, approximately 1,000 are prescription drugs, approximately 2,000 are prepared Chinese medicines and approximately 1,000 are supplements.  Currently, we have approximately 4,700 customers and supply approximately 10% of such customers’ inventories with a sales network that covers the entire Yunnan Province of China.

Our continuing strategy is to build a nationwide pharmaceutical distribution network throughout China.  We plan to expand our customer base through the use of the following tactics: broadening of our current product line to attract larger customers that currently do not utilize us and benefit from  internet ordering and the lower prices that we offer; providing computers to customers to attract new customers as our management is unaware of any other pharmaceutical distribution company providing this benefit; and increasing our current sales force to directly target hospitals, medical clinics and pharmacies.

Corporate Information

Our principal executive offices are located at FCPG HK’s and XYT’s headquarters located at Number 504, West Ren Min Road, Kunming City, Yunnan Province, People’s Republic of China, 650000, which is also our mailing address. Our telephone number is 852-2138-1668.

Transfer Agent

Our transfer agent is Routh Stock Transfer Inc., and is located at 6860 N. Dallas Parkway, Suite 200, Plano, Texas, 75024.  Their telephone number is (972) 381-2782.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this report on Form S-1.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this report on Form S-1 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. While the risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face.  If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our operating results are difficult to predict, and we may experience significant fluctuations in our operating results.

Our operating results may fluctuate significantly. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. Factors causing these fluctuations include, among others:

•	our ability to maintain and increase sales to existing customers, attract new customers and satisfy our customers’ demands;
•	the frequency of customer visits to pharmacies and drugstores and the quantity and mix of products our customers purchase;
•	the price we charge for our products or changes in our pricing strategies or the pricing strategies of our competitors;
•	timing and costs of marketing and promotional programs organized by us and/or our suppliers, including the extent to which we or our suppliers offer promotional discounts to our customers;

•	our ability to acquire merchandise, manage inventory and fulfill orders;
•	technical difficulties, system downtime or interruptions of our computer system, which we use for product selection, procurement, pricing, distribution and retail management processes;
•	the introduction by our competitors of new products;
•	the effects of strategic alliances, potential acquisitions and other business combinations, and our ability to successfully and timely integrate them into our business;
•	changes in government regulations with respect to pharmaceutical and retail industries; and
•	economic and geopolitical conditions in China and elsewhere.

In addition, a significant percentage of our operating expenses are fixed in the short term. As a result, a delay in generating or recognizing revenue for any reason could result in substantial operating losses.

Moreover, our business is subject to seasonal variations in demand. In particular, traditional retail seasonality affects the sales of certain pharmaceuticals and other non-pharmaceutical products. Sales of our pharmaceutical products benefit in the fourth quarter from the winter cold and flu season, and are lower in the first quarter of each year because Chinese New Year falls into the first quarter of each year and our customers generally pay fewer visits to drugstores during this period. In addition, sales of some health products are driven, to some extent, by seasonal purchasing patterns and seasonal product changes. Failure to manage the increased sales effectively in the high sale season, and increases in inventory in anticipation of sales increase could have a material adverse effect on our financial condition, results of operations and cash flow.

The commercial success of our products depends upon the degree of their market acceptance among the medical community. If our products do not attain market acceptance among the medical community, our operations and profitability would be adversely affected.

The commercial success of our products depends, in large part, upon the degree of market acceptance they achieve among the medical community, particularly among physicians, pharmacists, administrators of hospitals, clinics and other health care institutions. Physicians may not prescribe or recommend our products to patients and pharmacies, procurement departments of hospitals, clinics and other health care institutions may not purchase our products if physicians or pharmacists do not find our products attractive. The acceptance and use of our products among the medical community will depend upon a number of factors including:

•	perceptions by physicians, pharmacists, patients and others in the medical community about the safety and effectiveness of our products;
•	the prevalence and severity of any side effects;
•	pharmacological benefit of our products relative to competing products and products under development;
•	the efficacy and potential advantages relative to competing products and products under development;
•	relative convenience and ease of administration;
•	effectiveness of our education, marketing and distribution efforts;
•	publicity concerning our products or competing products and treatments; and
•	the price for our products and competing products.

If our products fail to attain market acceptance among the medical community, or if our currently marketed products cannot maintain market acceptance, our results of operations and profitability would be adversely affected.

Our success is dependent upon our ability to maintain our relationships with hospitals, clinics, pharmacies, drugstores and other health care institutions, to expand such relationships and develop new relationships.

Our business depends significantly on our relationships with hospitals, clinics, pharmacies, drugstores and other health care institutions.  No assurance can be given that any such distribution channels will continue their relationships with us, and the loss of one or more of these distribution channel partners could have a material adverse effect on our business, results of operations and financial condition. Our ability to grow our business will therefore depend to a significant degree upon our ability to develop new relationships with such distribution channel partners and to expand existing relationships.  No assurance can be given that new partners will be found, that any such new relationships will be successful when they are in place, or that business with current distribution channel partners will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to timely identify or otherwise effectively respond to changing customer preferences, and we may fail to optimize our product offering and inventory position.

The pharmaceutical industry in China is rapidly evolving and is subject to rapidly changing customer preferences that are difficult to predict. We believe that our success depends on our ability to anticipate and identify customer preferences and adapt our product selection to these preferences. In particular, we believe that we must optimize our product selection and inventory positions based on sales trends. No assurances can be given that our product selection, especially our selections of nutritional supplements and food products, will accurately reflect customer preferences at any given time. If we fail to anticipate accurately either the market for our products or customers’ purchasing habits or fail to respond to customers’ changing preferences promptly and effectively, we may not be able to adapt our product selection to customer preferences or make appropriate adjustments to our inventory positions, which could significantly reduce our revenue and have a material adverse effect on our business, financial condition and results of operations.

We face significant competition, and if we do not compete successfully against existing and new competitors, our revenue and profitability would be materially and adversely affected.

The pharmaceutical industry in China is highly competitive, and we expect competition to intensify.  In addition there is a trend towards consolidation of the pharmaceutical industry in the future. Our primary competitors are other provincial pharmaceutical distributors.  We compete for customers and revenue primarily on the basis of product selection, price, and timely delivery of products. Moreover, we may be subject to additional competition from new entrants to the drugstore industry in China. If the PRC government removes the barriers for foreign companies to operate majority-owned pharmaceutical distributors in China, we could face increased competition from foreign companies. Some of our larger competitors may enjoy competitive advantages, such as:

•	greater financial and other resources;
•	larger variety of products;
•	more extensive and advanced supply chain management systems;
•	greater pricing flexibility;
•	larger economies of scale and purchasing power;
•	more extensive advertising and marketing efforts;
•	greater knowledge of local market conditions;
•	larger sales and distribution networks.

As a result, we may be unable to offer products similar to, or more desirable than, those offered by our competitors, market our products as effectively as our competitors or otherwise respond successfully to competitive pressures. In addition, our competitors may be able to offer larger discounts on the same or competing products, and we may not be able to profitably match those discounts. Furthermore, our competitors may offer products that are more attractive to our customers or that render our products uncompetitive. Our failure to compete successfully could materially and adversely affect our business, financial condition, results of operation and prospects.

Our reliance on third-party manufacturers to supply our products may result in disruptions to our distribution network.

We rely on third-party manufactures to supply our products. Reliance on such third-party manufacturers involves a number of risks, including a lack of control over the manufacturing process and the potential absence or unavailability of adequate capacity. If any of our third-party manufacturers cannot or will not manufacture our products in required volumes in compliance with applicable regulations, on a cost-effective basis, in a timely manner, or at all, we will have to secure alternative manufacturers.  Maintaining relationships with existing manufacturers and replacing such manufacturers may be difficult and time consuming. Any disruption of our network of manufacturers, including failure to renew existing distribution agreements with desired manufacturers, could negatively affect our product selection and our ability to effectively sell our products and could materially and adversely affect our business, financial condition and results of operations.

Failure to maintain optimal inventory levels could increase our inventory holding costs or cause us to lose sales, either of which could have a material adverse effect on our business, financial condition and results of operations.

We need to maintain sufficient inventory levels to operate our business successfully as well as meet our customers’ expectations. However, we must also prevent accumulating excess inventory. We are exposed to increased inventory risks due to our increased offering of private label products, rapid changes in product life cycles, changing consumer preferences, uncertainty of success of product launches, seasonality, and manufacturer backorders and other vendor-related problems. No assurances can be given that we can accurately predict these trends and events and avoid over-stocking or under-stocking products. In addition, demand for products could change significantly between the time product inventory is ordered and the time it is available for sale. When we begin selling a new product, it is particularly difficult to forecast product demand accurately. The purchase of certain types of inventory may require significant lead-time. As we carry a broad selection of products and maintain significant inventory levels for a substantial portion of our merchandise, we may be unable to sell such inventory in sufficient quantities or during the relevant selling seasons. Carrying too much inventory would increase our inventory holding costs, and failure to have inventory in stock when orders are received could cause us to lose such orders or customers, either of which could have a material adverse effect on our business, financial condition and results of operations.

The retail prices of some of our products are subject to control, including periodic downward adjustment, by PRC governmental authorities which may have an adverse effect on our profitability.

An increasing percentage of our products, primarily those included in the national and provincial Medical Insurance Catalogues, are subject to price controls in the form of fixed retail prices or retail price ceilings. In addition, the retail prices of these products are also subject to periodic downward adjustments as the PRC governmental authorities seek to make pharmaceutical products more affordable to the general public. Any future price controls or government mandated price reductions may have a material adverse affect on our financial condition and results of operations, including significantly reducing our revenue, margins and profitability.

Reimbursement may not be available for our products, which could diminish our sales or affect our ability to sell our products profitably.

Market acceptance and sales of our products also depend to a large extent on the reimbursement policies of the PRC government. The Ministry of Labor and Social Security of the PRC or provincial or local labor and social security authorities, together with other government authorities, review the inclusion or removal of drugs from the national Medical Insurance Catalog or provincial or local medical insurance catalogs for the National Medical Insurance Program every other year, and the tier under which a drug will be classified, both of which affect the amounts reimbursable to program participants for their purchases of those medicines. These determinations are made based on a number of factors, including price and efficacy. Depending on the tier under which a drug is classified in the provincial medicine catalog, a National Medical Insurance Program participant residing in that province can be reimbursed for the full cost of Tier 1 medicine and for 80% to 90% of the cost of a Tier 2 medicine. Decisions by the relevant government authorities not to include our products in the medicine catalogs may reduce the affordability of our products relative to other products included in the medicine catalogs and negatively affect the public perception regarding our products which in turn would adversely affect the sales of these products and reduce our net revenue.

Adverse publicity associated with our company or our products or similar products manufactured by our competitors could have a material adverse effect on our results of operations.

We are highly dependent upon market perceptions of the safety and quality of our products. Concerns over the safety of pharmaceutical products manufactured in China could have an adverse effect on the sale of such products, including products distributed by us. We could be adversely affected if any of our products or any similar products distributed by other companies prove to be, or are alleged to be, harmful to patients. Any negative publicity associated with severe adverse reactions or other adverse effects resulting from patients’ use or misuse of our products or any similar products manufactured by other companies could also have a material adverse impact on our results of operations. If in the future we become involved in incidents of the type described above, such problems could severely and adversely impact our product sales and reputation.

The continued penetration of counterfeit products into the retail market in China may damage our brand and reputation and have a material adverse effect on our business, financial condition, results of operations and prospects.

There has been continued penetration of counterfeit products into the pharmaceutical retail market in China. Counterfeit products are generally sold at lower prices than the authentic products due to their low production costs, and in some cases are very similar in appearance to the authentic products. Counterfeit pharmaceuticals may or may not have the same chemical content as their authentic counterparts, and are typically manufactured without proper licenses or approvals as well as fraudulently mislabeled with respect to their content and/or manufacturer. Although the PRC government has been increasingly active in combating counterfeit pharmaceutical and other products, there is not yet an effective counterfeit pharmaceutical product regulation control and enforcement system in China. Although we have implemented a series of quality control procedures in our procurement process, no assurances can be given that we would not be selling counterfeit pharmaceutical products inadvertently. Any unintentional sale of counterfeit products may subject us to negative publicities, fines and other administrative penalties or even result in litigation against us. Moreover, the continued proliferation of counterfeit products and other products in recent years may reinforce the negative image of retailers among consumers in China, and may severely harm the reputation and brand name of companies like us. The continued proliferation of counterfeit products in China could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our geographic concentration in Yunnan Province presents certain risks that could adversely affect us.

We conduct our logistics and distribution business in Yunnan Province, China.  Therefore, we are subject to risks specifically related to such region, including adverse economic effects on this region, natural disasters, local laws and regulations, including the discretion of provincial and regional price control authorities to authorize price adjustments for our products.  Because of our geographic concentration, these risks could have a material adverse effect on our business and could result in significant disruptions to our business or increased operating expenses. In addition, we rely on our warehouse located in Kunming, City, Yunnan Province, to ship our products to our customers. If our warehouse was destroyed or shut down for any reason, we would incur significantly higher costs and delays associated with distribution of products during the time it takes us to reopen or replace our warehouse.

We rely on computer software and hardware systems in managing our operations, the capacity of which may restrict our growth and the failure of which could adversely affect our business, financial condition and results of operations.

We are dependent upon our integrated information management system to monitor daily operations of our drugstores and to maintain accurate and up-to-date operating and financial data for compilation of management information. In addition, we rely on our computer hardware and network for the storage, delivery and transmission of data. Any system failure which causes interruptions to the input, retrieval and transmission of data or increase in the service time could disrupt our normal operation. Although we believe that our disaster recovery plan is adequate in handling the failure of our computer software and hardware systems, no assurances can be given that we can effectively carry out this disaster recovery plan and that we will be able to restore our operation within a sufficiently short time frame to avoid our business being disrupted. Any failure in our computer software and/or hardware systems could have a material adverse effect on our business, financial condition and results of operations.  In addition, if the capacity of our computer software and hardware systems fails to meet the increasing needs of our expanding operations, our ability to grow may be constrained.

Our dependence on the development and maintenance of the internet infrastructure could result in disruptions to our business.

We believe that our ability to fill orders over the internet provides us a competitive advantage over certain other provincial distributors as we can order directly from some manufacturers as well as bypass several layers in the traditional Chinese pharmaceutical distribution model that utilizes county and municipal distributors and provide our product line directly to hospitals, clinics, pharmacies, drug stores and other health care institutions.  Therefore, we believe the success our business will depend largely on the development and maintenance of the internet infrastructure.  This includes maintenance of a reliable network backbone with the necessary speed, data capacity, and security, as well as timely development of complementary products, for providing reliable internet access and services.  XYT’s Kunming headquarters are supplied high speed internet capacity by China Telecom and China Netcom.  Hosting of the XYT website is provided by Jian Wang Technology  Co. Ltd at a cost of $90.00 per year.  To protect against XYT’s website going down, the corporate servers utilize dual line server connections to both China Telecom and China Netcom.  However, the internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic.  The internet infrastructure may be unable to support such demands.  In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses,” “worms,” and similar programs may harm the performance of the internet.  The backbone computers of the internet have been the targets of such programs.  The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future.  These outages and delays could reduce the level of internet usage generally resulting in lower fulfillment of orders for our products over the internet, which may have a negative impact on our revenues.

Increasing government regulation of the internet could affect our business.

We are subject not only to regulations applicable to businesses generally but also to laws and regulations directly applicable to electronic commerce. The PRC government may adopt new laws and regulations applicable to electronic commerce. Any such legislation or regulation could dampen the growth of the internet and decrease its acceptance. If such a decline occurs, customers may decide in the future not to use the internet to fulfill their orders for our products. Any new laws or regulations in the following areas could affect our business:

•	user privacy;
•	the pricing and taxation of products offered over the internet;
•	the content of websites;
•	copyrights;
•	the online distribution of specific material or content over the internet; and
•	the characteristics and quality of services offered over the internet.

If we are unable to detect and prevent unauthorized use of confidential information, we could be subject to financial liability, our reputation could be harmed and customers may be reluctant to purchase products from us.

We rely to a large extent upon our information technology systems and infrastructure which are potentially vulnerable to breakdown, malicious intrusion and random attack. Likewise, data privacy breaches by employees and others with permitted access to our systems may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. While we have taken measures for the protection of data and information technology, no assurances can be given that our efforts will prevent breakdowns or breaches in our systems that could adversely affect our business.

We expect to rely on encryption and authentication technology to provide secure transmission of confidential information over the internet, including confidential customer information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in a compromise or breach of the technologies used to protect sensitive transaction data. If any such compromise of our security, or the security of our customers, were to occur, it could result in misappropriation of proprietary information or interruptions in operations and have an adverse impact on our reputation and our business could suffer.  Additionally, we might be required to expend significant capital and other resources to protect against security breaches or to rectify problems caused by any security breach.

Uninsured claims and litigation could adversely impact our operating results.

The distribution of drugs, including medicine products, chemical agents, antibiotics, biochemistry drugs and biological preparations entails an inherent risk of harm to the patient and, therefore, product liability. In extreme situations, pharmaceutical product manufacturers and distributors may be subject to criminal liability if their goods or services lead to the death or injuries of customers or other third parties.  If a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and the inability to commercialize some products. Although we have general business insurance coverage, to the extent deemed prudent by our management and to the extent insurance is available, no assurances can be given that the nature and amount of the insurance coverage will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. Our insurance coverage is subject to deductibles or self-insured retentions and contain certain coverage exclusions. The insurance does not cover damages from breach of contract by us, alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

The decision of the Yunnan Food and Drug Administration to issue licenses to fill orders over the internet to our competitors would have an adverse effect on our business and diminish our competitive advantage over such competitors.

We have obtained government approval to fill orders over the internet in Yunnan Province, thereby bypassing municipal and county pharmaceutical distributors and provide products directly to retailers and in some cases, customers.  We believe that our ability to fill orders over the internet provides us a competitive advantage over certain of our competitors.  Bypassing the additional layers of distribution enables us to offer products to our customers at a significantly lower price than our major competitors while maintaining our margins.  In 2010, the Yunnan Food and Drug Administration lifted a moratorium and began accepting new applications for these licenses.  If the Yunnan Food and Drug Administration issues licenses to fill orders over the internet to our competitors, we would lose our competitive advantage resulting from our license to fill orders over the internet.

Our certificates, permits, and licenses related to our business are subject to governmental control and renewal and failure to obtain renewal will cause all or part of our operations to be terminated.

We are subject to various PRC laws and regulations pertaining to the pharmaceutical industry. We have attained certificates, permits, and licenses required for the operation of our business. Our distribution permit is valid for five years and renewal of such permit is subject to an inspection of our facilities, warehouse, hygienic environment, quality control systems, personnel and equipment.  In addition, we possess an Internet Drug Information Service License in Yunnan Province issued by the Yunnan Food which enables us to provide internet drug transaction services. Such license is valid for five years and will expire in November 2014 and in order to renew the license, we must undergo reexamination. Additionally, as a distributor of nutritional supplements and other food products we must also have a food hygiene certificate from relevant provincial or local health regulatory authorities which is valid for four years. We have Good Supply Practice Standards certificates which currently have expiration dates of nearly five years. We intend to apply for renewal of our licenses, permits and certificates, but no assurances can be given that we will be successful in obtaining such renewals.  In the event that trade protectionist policies are implemented by countries currently supplying Western drugs to China, such activities would adversely affect all pharmaceutical distribution companies in China, including XYT.  In the event that we are not able to import Western drugs due to trade protection measures or to meet any new requirements imposed on our business by the appropriate regulatory authorities or are unable to renew our certificates, permits and licenses, all or part of our operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our operation and profitability.

Our failure to retain and attract qualified personnel could harm our business.

We believe that our success depends in part on our ability to attract, train and retain qualified personnel, including sales personnel.  Competition for qualified personnel is intense and we may not be able to hire sufficient personnel to achieve our goals or support the anticipated growth in our business. If we fail to attract and retain qualified personnel, our business will suffer.

If we are unable to protect our intellectual property from infringement, our business and prospects may be harmed.

As sales of our private label products increasingly account for a substantial portion of our revenue, we consider our brand name and trade names to be valuable assets. Although we currently have no trademarks, under PRC law, we would have the exclusive right to use a trademark for products for which such trademark has been registered with the PRC Trademark Office of State Administration for Industry and Commerce (“SAIC”). In addition, no assurances can be given that we will be able to obtain any trademarks for which we may apply in the future.

Moreover, we may be unable to prevent third parties from using our brand name without authorization and we may not have adequate remedies for such violations. Unauthorized use of our brand name by third parties may adversely affect our business and reputation, including the perceived quality and reliability of our products.

We also rely on trade secrets to protect our know-how and other proprietary information, including pricing, purchasing, promotional strategies, customer lists and/or suppliers lists. However, trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors or advisors may unintentionally or willfully disclose our information to competitors. In addition, confidentiality agreements, if any, executed by the foregoing persons may not be enforceable or provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, our enforcement efforts could be expensive and time-consuming, and the outcome is unpredictable. In addition, if our competitors independently develop information that is equivalent to our trade secrets or other proprietary information, it will be even more difficult for us to enforce our rights and our business and prospects could be harmed.

Litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the intellectual property rights of others. However, because the validity, enforceability and scope of protection of intellectual property rights in the PRC are uncertain and still evolving, we may not be successful in prosecuting these cases. In addition, any litigation or proceeding or other efforts to protect our intellectual property rights could result in substantial costs and diversion of our resources and could seriously harm our business and operating results. Furthermore, the degree of future protection of our proprietary rights is uncertain and may not adequately protect our rights or permit us to gain or keep our competitive advantage. If we are unable to protect our trade names, trade secrets and other propriety information from infringement, our business, financial condition and results of operations may be materially and adversely affected.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use our proprietary information and know-how without infringing third party intellectual property rights. As we increase our sales of private label products, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources, may have or may obtain intellectual property protection that may prevent, limit or interfere with our ability to make, use or sell our products in China. Moreover, the defense of intellectual property suits, including trademark infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our management personnel. Resolving intellectual property infringement claims may also require us to enter into license agreements. No assurances can be given that we would be able to obtain license agreements on commercially reasonable terms. A successful claim of intellectual property infringement could subject us to significant damages and may prevent us from manufacturing or selling the affected product.  Any of these events could have a material adverse effect on our profitability and financial condition.

We depend substantially on the continuing efforts of our executive officers, and our business and prospects may be severely disrupted if we lose their services.

Our future success is dependent on the continued services of the key members of our management team, including Mr. Zhen Jiang Wang, our Chairman and Chief Executive Officer, Ms. Jing Gong, our President, Mr. Yong Kang Chen, our Senior Vice President, Quality Control and Ms. Yi Jia Li, our Chief Financial Officer.  We do not maintain key man life insurance on any of our executive officers and directors.  If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all.  Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new management.  The process of hiring suitably qualified personnel is also often lengthy. If our recruitment and retention efforts are unsuccessful in the future, it may be more difficult for us to execute our business strategy.

Changes in economic conditions and consumer confidence in China may influence the industry in which we operate, consumer preferences and spending patterns.

Our business and revenue growth primarily depend on the size of the retail market of pharmaceutical products in China. As a result, our revenue and profitability may be negatively affected by changes in national, regional or local economic conditions and consumer confidence in China. We are susceptible to changes in economic conditions, consumer confidence and customer preferences of the Chinese population. External factors beyond our control that affect consumer confidence include unemployment rates, levels of personal disposable income, national, regional or local economic conditions, natural disasters, extreme weather conditions, disease outbreaks and acts of war or terrorism. Changes in economic conditions and consumer confidence could adversely affect consumer preferences, purchasing power and spending patterns.  In addition, natural disasters, extreme weather conditions, disease outbreaks and acts of war or terrorism may cause damage to our facilities, disrupt the supply of the products we offer or adversely impact consumer demand. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

We are subject to critical accounting policies and actual results may vary from our estimates.

We follow generally accepted accounting principles in the United States in preparing our financial statements. As part of the preparation of such financial reports, we must make many estimates and judgments concerning future events, which affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in our financial statements. We believe that these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in the future.

We may not be able to manage our expansion of operations effectively and failure to do so could strain our management, operational and other resources, which could materially and adversely affect our business and growth potential.

We have grown rapidly since our inception and we anticipate continued expansion of our business to address growth in demand for our products, as well as to capture new market opportunities. The continued growth of our business has resulted in, and will continue to result in, substantial demands on our management, operational and other resources. In particular, we believe that the management of our growth will require, among other things:

•	our ability to expand our market reach in China beyond the Yunnan Province;
•	our ability to continue to identify new customers;
•	our ability to optimize product offerings and increase sales of private label products;
•	our ability to control procurement cost and optimize product pricing;
•	our ability to control operating expenses;
•	our ability to improve reporting systems and procedures;
•	information technology system enhancement;
•	strengthening of financial and management controls;
•	increased marketing, sales and sales support activities; and
•	hiring, training and managing of new personnel, including sales personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

We may acquire other businesses, license rights to products or form alliances with third-parties, which could cause us to incur significant expenses and could negatively affect our profitability.

We may pursue acquisitions, licensing arrangements, and strategic alliances, as part of our business strategy. We may not complete these transactions in a timely manner, on a cost-effective basis, or at all, and may not realize the expected benefits. If we are successful in making an acquisition, the products that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. We may not be able to integrate acquisitions successfully into our existing business and could incur or assume significant debt and unknown or contingent liabilities. This may result in increased borrowing costs and interest expense.

We may need additional capital and may not be able to obtain it on acceptable terms or at all, which could adversely affect our liquidity and financial position; the issuance of additional equity would result in dilution to our shareholders.

We may need to raise additional capital if our expenditures exceed our current expectations due to changed business conditions or other future developments. Our future liquidity needs and other business reasons may require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or securities convertible or exchangeable to our equity securities would result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that restrict our operational flexibility. Our ability to raise additional funds in the future is subject to a variety of uncertainties, including:

•	our future financial condition, results of operations and cash flows;
•	general market conditions for capital-raising activities by pharmaceutical companies; and
•	economic, political and other conditions in China and elsewhere.

No assurances can be given that we will be able to obtain additional capital in a timely manner or on commercially acceptable terms or at all.

Future acquisitions are expected to be a part of our growth strategy, and could expose us to significant business risks.

One of our strategies is to grow our business through acquisition of other pharmaceutical distributor companies. However, no assurances can be given that we will be able to identify and secure suitable acquisition opportunities. Our ability to consummate and integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and, to the extent necessary, our ability to obtain financing on satisfactory terms for larger acquisitions, if at all.

Moreover, if an acquisition candidate is identified, the third parties with whom we seek to cooperate may not select us as a potential partner or we  may not be able to enter into arrangements on commercially reasonable terms or at all. The negotiation and completion of potential acquisitions, whether or not ultimately consummated, could also require significant diversion of management’s time and resources and potential disruption of our existing business. Furthermore, no assurances can be given that the expected synergies from future acquisitions will actually materialize. In addition, future acquisitions could result in the incurrence of additional indebtedness, costs, and contingent liabilities. Future acquisitions may also expose us to potential risks, including risks associated with:

•	the integration of new operations, services and personnel;
•	unforeseen or hidden liabilities;
•	the diversion of financial or other resources from our existing businesses;
•	our inability to generate sufficient revenue to recover costs and expenses of the acquisitions; and
•	the potential loss of, or harm to, relationships with employees or customers.

Any of the above could significantly disrupt our ability to manage our business and materially and adversely affect our business, financial condition and results of operations.

Risks Related to Our Corporate Structure

Transactions among our affiliates are subject to scrutiny by the PRC tax authorities and a finding that we or any of our consolidated entities owe additional taxes could have a material adverse impact on our net income and the value of an investment in our common stock.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our consolidated entities are challenged by the PRC tax authorities to be not on an arm’s-length basis, or to result in an unreasonable reduction in our PRC tax obligations, the PRC tax authorities have the authority to disallow our tax deduction claims, adjust the profits and losses of our respective PRC consolidated entities and assess late payment fees and other penalties. Our net income may be materially reduced if our tax liabilities increase or if we are otherwise assessed late payment fees or other penalties.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

All of our business operations are conducted in China and all of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the degree of government involvement;
•	the level of development;
•	the growth rate;
•	the control of foreign exchange;
•	access to financing; and
•	the allocation of resources.

While the Chinese economy has grown significantly in the past 25 years, the growth has been uneven, both geographically and among various sectors of the economy.  The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us.  The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.  Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, governmental control over capital investments or changes in tax regulations applicable to us, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to decrease the growth rate of specific segments of China’s economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of our stockholders’ investment.

New labor laws in the PRC may adversely affect our results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law. The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

If political relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing U.S. capital markets.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

Uncertainties with respect to the PRC legal system could limit the protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system in the United States, prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. We conduct all of our business through our subsidiary established in China. Thus we are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. However, since many laws, rules and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of Chinese administrative and court proceedings and the level of legal protection we enjoy in China than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, customers and suppliers. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the Chinese pharmaceutical industry and retail industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and our investors. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The fluctuation of foreign currency exchange rates could materially impact our financial results.

Since we conduct our operations in China, our business is subject to foreign currency risks, including currency exchange rates fluctuations and difficulties in converting Renminbis into U.S. dollars.  The exchange rates between the Renminbi and the U.S. dollar, Euro and other foreign currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition and results of operations.

Because our assets are located outside of the United States and all of our directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on United States federal securities laws or any United States court judgments against us and our officers and directors.

Our operating company and all of our assets are located in the PRC.  In addition, all of our directors and officers reside outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or PRC and, even if civil judgments are obtained in United States courts, to enforce such judgments in PRC courts.  Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States federal securities laws or other United States laws.

Restrictions under PRC law on our PRC operating subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC operating subsidiary, XYT.  However, PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital.  Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends.  Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All of XYT’s sales revenue and expenses are denominated in RMB.  Under PRC law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.  Currently, our PRC operating subsidiary may purchase foreign currencies for settlement of current account transactions, including payments of dividends to the Company, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements.  However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future.  Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE.  In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts.  These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

There are significant uncertainties under the EIT relating to the withholding tax liabilities of XYT, and dividends payable by XYT to FCPG HK may not qualify to enjoy the treaty benefits.

Under the EIT and its implementing rules, the profits of a foreign invested enterprise which are distributed to its immediate holding company outside the PRC will be subject to a withholding tax rate of 10%. Pursuant to a tax arrangement between Hong Kong and the PRC, such rate may be lowered to 5% if a Hong Kong resident enterprise owns over 25% of a PRC company. XYT is currently wholly-owned by FCPG HK. However, the 5% withholding tax rate does not automatically apply and approvals from competent local tax authorities are required before an enterprise can enjoy any benefits under the relevant taxation treaties. Moreover, according to the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, for a tax treaty to be applicable, certain requirements must be satisfied, including: (1) the taxpayer must be the beneficial owner of the relevant dividends; (2) for corporate recipients to enjoy the favorable tax treatment under the tax treaty as direct owners of a PRC enterprise, such corporate recipients must satisfy the direct ownership thresholds at all times during the 12 consecutive months preceding the receipt of the dividends. On August 24, 2009, the State Administration of Taxation issued the Administrative Measures for Non-resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), which became effective on October 1, 2009, requiring non-resident enterprises to obtain an approval from the competent tax authority in order to enjoy the treatments under tax treaties. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, enterprises or other organizations normally engaged in substantive operations, and set forth certain adverse factors on the recognition of such “Beneficial Owner.” XYT has not yet applied for such approvals because it has not declared or paid dividends, and does not intend to declare or pay dividends. XYT will apply for such approvals when it intends to declare and pay dividends. There is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received by FCPG HK from XYT.

We are subject to uncertainty related to the tax systems in China and any uncertainty in taxation could negatively affect our business, results of operations and financial condition.

China currently has a number of laws related to various taxes imposed by both national and regional governmental authorities. Applicable taxes include value-added tax (VAT), corporate income tax (profits tax), and payroll (social) taxes, together with others. In contrast to more developed market economies, laws related to these taxes have not been in force for a significant period, and interpretive regulations are often unclear or nonexistent. Often, there are differing opinions regarding legal interpretation, both among and within government ministries and organizations, resulting in uncertainties and areas of conflict. Matters of taxation, customs and currency control, as well as other areas, are subject to review and investigation by a number of governmental authorities, who are enabled by law to impose extremely severe fines and penalties. Any regulatory uncertainty in taxation or other areas could negatively affect us through increased operating costs, which could have a material adverse effect on our business, results of operations and financial condition.

In particular with respect to VAT, in China, receipts for payment are different from VAT invoices as VAT invoices are issued only when customers require the VAT invoice after payment is made. As such, if a customer does not require a VAT invoice, no VAT invoice would be issued.  Input VAT invoices are used to net off the output tax but not allowed to be used alone to reclaim money. The input VAT invoices are only valid for three months from the issue date. Therefore, if output VAT tax is less than input VAT tax, then the surplus input VAT invoices would be wasted.  Therefore, businesses are very careful when they require VAT invoices.  In this case, as most customers of XYT did not require VAT invoices, XYT postponed the requirement for input VAT invoices from suppliers to such time that customers require output VAT invoices. Therefore, the Company was not obligated to remit such VAT amount to the government taxing authority. Even though the Company has not yet received any notice about any additional VAT taxes owed from the tax office, for the year ended December 31, 2009, XYT had accrued a VAT tax payable balance of US$7,388,582, and if asked to pay such balance immediately by the government taxing authority, it could have adverse effects on our business and financial condition, and we may be subject to potential penalties and fines for not making payments earlier.

Risks Relating to our Securities and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

We will continue to incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance requirements.

As a public company we incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluations and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. If we are not able to comply with the requirements of Section 404 in a timely manner, or if our accountants later identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.

Our common stock is not listed on any stock exchange and there is no established market for shares of our common stock.  Even if a market for our common stock develops, our common stock could be subject to wide fluctuations.

Our common stock is not listed on any stock exchange.  Although our common stock is quoted on the OTCQB marketplace, there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCQB.  Even if the shares of our common stock may in the future trade on the OTCQB, the liquidity and price of our common stock is expected to be more limited than if such securities were quoted or listed on a national exchange.  No assurances can be given that an active public trading market for our common stock will develop or be sustained.  If trading of our securities commences on the OTCQB, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in bulletin board stocks and certain major brokerage firms restrict their brokers from recommending bulletin board stocks because they are considered speculative, volatile and thinly traded. Lack of liquidity will limit the price at which stockholders may be able to sell our common stock.

Even if our common stock will in the future trade on the OTCQB, the price of such common stock could be subject to wide fluctuations, in response to quarterly variations in our operating results, announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities.  Such risks could have an adverse affect on the stock’s future liquidity.

We do not anticipate paying any dividends in the foreseeable future.  If and when we decide to pay dividends, any dividends or proceeds from liquidation will be subject to the approval of the relevant Chinese government agencies.

We currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, stockholders should not rely on an investment in our securities if they require dividend income. Our assets are located inside China. Under the laws governing foreign-invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. If and when made, any dividend payment will be subject to the decision of the board of directors of our Chinese operating company, XYT, and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

We may be subject to risks related to penny stocks because of special regulations prescribed by the SEC.

Our common stock may be subject to regulations prescribed by the SEC relating to “penny stocks.” The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. When and if trading of our common stock is established, such stock may meet the definition of a penny stock and be subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and “accredited investors” (generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse)).

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

A large number of shares may be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a “shell company” pursuant to Rule 144 prior to the consummation of the Exchange Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which the Company’s Current Report on Form 8-K has been filed with the Commission reflecting the Company’s status as a non- “shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of the Company’s Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

USE OF PROCEEDS

The Selling Security Holders may sell all of the common stock offered by this Prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock. We may, however, receive aggregate gross proceeds of $14,238,721.20 if all of the outstanding Series A-1 and Series A-2 warrants are exercised by the Selling Security Holders for cash.  Any proceeds we receive from the cash exercise of warrants will be used for working capital and general corporate matters, which may include  inventory purchases, direct and indirect labor, and related costs that we anticipate as part of our growth. The exercise of the warrants may occur over a four year period from the date the warrants were issued. For more information on the issuance of the Series A-1 and Series A-2 warrants to the Selling Security Holders, please refer to the section entitled “Selling Security Holders.”

MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDERS MATTERS

Market Information

Our common stock is not listed on any stock exchange.  Our common stock is currently quoted on the OTC Markets (“OTC”), which is sponsored by FINRA. The OTC is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the QB Tier of the OTC Markets under the symbol “FCPG.” Our common stock has been quoted on the QB Tier of the OTC Markets since May 27, 2010 and the following table sets forth the high and low bid information for our common stock for the indicated quarters, as reported by the OTC Markets.  The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

	Low	High
2010
Quarter Ended June 30, 2010	$-	$-
Quarter Ended September 30, 2010	$0.80	$0.80
Quarter Ended December 31, 2010	$1.72	$1.98

	Low	High
2011
Quarter Ended March 31, 2011	$1.18	$1.29

As of May 20, 2011, the closing sales price for shares of our common stock was $0.73 per share on the OTCQB.

Holders

As of May 20, 2011, there were approximately 63 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent.  Our transfer agent is Routh Stock Transfer, Inc.  The transfer agent’s address is 6860 North Dallas Parkway, Suite 200, Plano, Texas 75024, and its phone number is (972) 381-2782.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

None.

Issuer Purchase of Equity Securities

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal year ended December 31, 2010 and 2009, and the three and nine months ended December 31, 2010, should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this Prospectus. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this registration statement on Form S-1. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW

As a result of the Exchange Transaction, through our wholly-owned subsidiary, XYT, we are now engaged in drug logistics and distribution in Yunnan Province, China through drug stores, medical clinics and hospitals, as well as the wholesale distribution of medicine products, chemical agents, antibiotics, biochemistry drugs and biological preparations to hospitals and the XYT store located at the Company’s distribution facility in Kunming.  XYT was founded in November 2002 and is a provincial pharmaceutical distributor that offers approximately 5,000 drugs, of which approximately 1,000 are over-the-counter drugs, approximately 1,000 are prescription drugs, approximately 2,000 are prepared Chinese medicines and approximately 1,000 are supplements.  Currently, XYT has approximately 4,700 customers and supplies approximately 10% of such customers’ inventories with a sales network that covers the entire Yunnan Province of China.  XYT believes it has a strategic advantage over certain of its competitors in Yunnan Province as it has obtained government approval to fill orders over the internet. XYT received the License of Internet Drug Information Service issued by the Yunnan Food and Drug Administration in October 2009.  This license enables XYT to bypass municipal and county pharmaceutical distributors, market XYT’s product line, provide pricing information and provide products directly to XYT customers.  Bypassing these layers of distribution enables XYT to offer products to its customers at a significantly lower price than its major competitors while maintaining its margins.

Our continuing strategy is to build a nationwide pharmaceutical distribution network throughout China. We plan to expand our customer base through the use of the following tactics: broadening of our current product line to attract larger customers that currently do not utilize us and benefit from  internet ordering and the lower prices that we offer; providing computers to customers to attract new customers as our management is unaware of any other pharmaceutical distribution company providing this benefit; and increasing our current sales force to directly target hospitals, medical clinics and pharmacies.

Our management’s discussion and analysis of our financial condition and results of operations are only based on XYT’s current drug logistics and distribution business in China.  Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and income and taxation.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and this requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the dates of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting periods.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.  Significant estimates include:

Valuation of accounts receivable

An allowance for impairment of trade and other receivables is established when there is objective evidence that we will not be able to collect all amounts due according to the original terms of receivables.  The amount of the allowance is the difference between the receivables’ carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate computed at initial recognition.  The amount of the allowance is recognized in the income statement.

Inventories

Net realizable value of inventories is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.  For the years ended December 31, 2010 and 2009, the Company recorded no allowance for slow-moving and obsolete inventories.

Deferred income taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income and comprehensive income in the periods that includes the enactment date.

Useful lives of plant and machinery

Depreciation of property, plant and equipment is calculated to write off the cost, less their estimated residual value, if any, using the straight-line method over their estimated useful lives.  The principal annual rates are as follows:

Machinery	5 years
Motor Vehicles	4 years
Office equipment	3 years

RESULTS OF OPERATIONS

The following discussion and analysis pertains to the unaudited financial statements of the Company on a consolidated basis for the three and nine month periods ended December 31, 2010 and 2009.

Comparison of the Nine Months Ended December 31, 2010 and 2009

The following table sets forth certain information regarding our results of operation.

	Nine Months Ended December 31
	2010	2009
Statements of Operations Data
Sales (Gross)	$21,021,873	$19,032,511
Cost of Sales	(16,242,991)	(15,537,615)
Gross Profit	4,778,882	3,494,896
Selling, general and administrative expenses, and other expenses	(190,810)	(856,677)
Income tax expense	(1,011,447)	(659,555)
Net Income	3,576,625	1,978,664
Effects of foreign currency translation conversion	(60,907)	379,145
Gain on investment under reorganization	342,447	-
Comprehensive income	3,866,876	2,357,809

Sales(Gross)

Our sales of Chinese patent drugs, antibiotics, bio-chemicals, chemical preparations and biologicals for the nine months ended December 31, 2010 totaled US$21,021,873, and US$19,032,511 for the nine months ended December 31, 2009. This increase in sales was due to XYT experienced an increase in sales due to the growth of its business, sales of higher priced products, and increased selling efforts.  However, the key reason for the improvement was XYT’s ability to market its product line over the internet in 2010.

Cost of sales

Cost of sales for the nine months ended December 31, 2010 was US$16,242,991 and consisted primarily of material cost, labor cost, and related expenses which are directly attributable to the selling of pharmaceutical products.  Cost of sales increased from US$15,537,615 for the nine months ended December 31, 2009.  The increase in cost of sales was in line with the growth of sales.  In addition, more efficient order processing using the internet has increased productivity and enabled the Company to order larger inventories and realize volume discounts.

Gross profit

Gross profit for the nine months ended December 31, 2010 was US$4,778,882, an increase from US$3,494,896 for the nine months ended December 31, 2009.  The increase in gross profit reflects increased overall sales and decrease in cost of sales. The gross profit margin has increased. The key reason for the improvement was XYT’s ability to market its product line over the internet in 2010.

Selling, general and administrative expenses, and other expenses

Our selling, general and administrative expenses for the nine months ended December 31, 2010 decreased to US$190,810, from the comparable prior period of US$856,677.  There have improvements in management and cost controls.

Income tax expense

Income tax expense for the nine months ended December 31, 2010 was US$1,011,447 compared to income tax expense of US$659,555 for the nine months ended December 31, 2009.  The increase was due to the increase in profits.

Net income

Net income increased to US$3,576,625 for the nine months ended December 31, 2010 from net income of US$1,978,664 for the nine months ended December 31, 2009.  This increase was primarily due to the increase in sales, offset by corresponding increases in cost of sales, selling, general and administrative expenses, legal and accounting expenses, and web design expenses related to the business of XYT.

Effects of foreign currency translation conversion

We recognized a loss of US$60,907 on the effects of foreign currency conversion for the nine months ended December 31, 2010 and US$379,145 for the nine months ended December 31, 2009.

Gain on investment under reorganization
We recognized a gain of US$342,447 on the gain on investment under reorganization from XYT to the Group for the nine months ended December 31, 2010 and US$0for the nine months ended December 31, 2009.

Comprehensive income

Our comprehensive income increased from a comprehensive loss of US$2,357,809 for the nine month period ended December 31, 2009 to a comprehensive income of US$3,866,876 for the nine months ended December 31, 2010.  The increase is attributable to the above-mentioned increases in sales and gross profits, in addition to the gain recognized on the effects of foreign currency conversion.

Comparison of the Three Months Ended December 31, 2010 and 2009

The following table sets forth certain information regarding our results of operation.

	Three Months Ended December 31,
	2010	2009
Statements of Operations Data
Sales (Gross)	$6,375,329	$6,486,939
Cost of Sales	(4,280,107)	(5,139,656)
Gross Profit	2,095,222	1,347,283
Selling, general and administrative expenses, and others	(39,123)	(761,481)
Income tax expense	(394,210)	(146,450)
Net Income	1,661,889	439,352
Effects of foreign currency translation conversion	(60,907)	191,608
Comprehensive income	1,600,982	630,960

Sales (Gross)

Our sales of Chinese patent drugs, antibiotics, bio-chemicals, chemical preparations and biologicals for the three months ended December 31, 2010 totaled US$6,375,329, an increase from US$6,486,939 for the three months ended December 31, 2009.  The slight decrease in sales in this quarter compared to last year.

Cost of sales

Cost of sales for the three months ended December 31, 2010 was US$4,280,107 and consisted primarily of material cost, labor cost, and related expenses which are directly attributable to the selling of pharmaceutical products.  Cost of sales increased from US$5,139,656 for the three months ended December 31, 2009, is because the bargaining power of XYT is increasing.   In addition, more efficient order processing using the internet has increased productivity and enabled the Company to order larger inventories and realize volume discounts.

Gross profit

Gross profit for the three months ended December 31, 2010 was US$2,095,222, an increase from US$1,347,283 for the three months ended December 31, 2009.  The increase in gross profit reflects increased overall sales and decreases in cost of sales.

Selling, general and administrative expenses, and others

Our selling, general and administrative expenses for the three months ended December 31, 2010 decreased to US$39,123, from the comparable prior period of US$761,481.  There have improvements in management and cost controls.

Income tax expense

Income tax expense for the three months ended December 31, 2010 was US$394,210 compared to income tax expense of US$146,450 for the three months ended December 31, 2009.  The increase was due to the increase in profits.

Net income

Net income increased to US$1,661,889 for the three months ended December 31, 2010 from net loss of US$439,352 for the three months ended December 31, 2009. This increase was primarily due to the increase in sales, offset by corresponding increases in cost of sales, selling, general and administrative expenses, legal and accounting expenses, and web design expenses related to the business of XYT.

Effects of foreign currency translation conversion

We recognized a loss of US$60,907 on the effects of foreign currency conversion for the three months ended December 31, 2010.  We did not have any operations involving a foreign currency during the three months ended December 31, 2009.  Accordingly, we recognized a gain of US$191,608 on the effects of foreign currency conversion for the three months ended December 31, 2009.

Comprehensive income

Our comprehensive income increased from a loss of US$2,063,753 for the three month period ended December 31, 2009 to US$630,960 for the three months ended December 31, 2010.  The increase is attributable to the above-mentioned increases in sales and gross profits, in addition to the increase in gain recognized on the effects of foreign currency conversion.

RESULTS OF OPERATIONS

The following discussion and analysis pertains to audited financial statements of XYT for the years ended December 31, 2009 and 2008.

Comparison of the Years Ended December 31, 2009 and 2008

Sales

XYT’s sales were comprised of its bulk sales of Chinese patent drugs, antibiotics, bio-chemicals, chemical preparations, and biologicals.  Sales for the year ended December 31, 2009 were US$25,285,526, an increase of 47.4% from US$17,154,331 for the year ended December 31, 2008.  This increase in sales was primarily due to the growth of XYT’s business, sales of higher priced products, and increased selling efforts.

Mr. Wang, Chairman and Chief Executive Officer, developed and maintained relationships with certain customers whom he met prior to joining XYT.  Most of these customers were small business owners, who placed high emphasis on informal relationships and individual credibility developed based on the quality of products and the conduct of business transactions.  Mr. Wang devoted himself to retaining these customers, and they remained loyal to Mr. Wang as they believed in the quality of the products that he introduced and received updates on new products from Mr. Wang.  There are over 35 such customers, and they generally conduct high volumes of cash sales.  Therefore, due in part to the client base and social network of Mr. Wang, XYT had authorized Mr. Wang to collect receivables of XYT prior to or concurrent with product delivery for certain customers with whom he has a relationship pursuant to an Authorization Agreement between the parties and XYT’s instructions.  Such receivable collections are represented as “cash sales” in the PRC (which, according to common accounting practice in China, normally arise when a company receives payment for sales by cash or by a private bank account other than a corporate bank account), and the amount of such receivables collected by Mr. Wang were US$5,945,625, US$17,270,218, and US$26,363,421 during 2007, 2008, and 2009, respectively.  Mr. Wang also pays certain payables (including purchased inventories from suppliers, expenses, such as commissions, notes payables, software customization, installation of the internet fulfillment system, computer equipment and even vehicles  to provide expedited delivery of purchased goods) with funds from the receivables he previously collected on behalf of the Company.  The Company believes such an arrangement is common in the PRC and allows it and Mr. Wang to maintain favorable relationships with customers and suppliers due to prompt payments and frequent communications, reduces certain transaction costs, allows it to obtain favorable prices and discounts due to Mr. Wang’s prompt settlement of certain supplier accounts, and reduces certain liquidity risks due to daily limits and other restrictions on bank withdrawals from business accounts as the funds collected by Mr. Wang on behalf of the Company provide an additional liquidity option for the Company when needed.  In order to ensure that a company retains sufficient registered capital to support itself, there are limits on the funds that can be paid out each day.  For a company with the registered capital of XYT, the daily limit on funds that may be liquidated (paid out) is RMB500,000 or $77,000 USD per day.  By Mr. Wang providing funds for the settlement of payables, the Company was able to work around this liquidity restriction without having to increase its registered capital.  This arrangement was informal in nature and on an as-needed basis voluntarily by Mr. Wang. When the Company was required to make daily payments in excess of RMB500,000 or US$77,000, Mr. Wang would pay such excess amounts personally to ensure the continuous efficient flow of payments.  With a company that was approaching $25 million in annual sales, Mr. Wang was called upon a couple of times per week to top up payments that were in excess RMB500,000 or US$77,000 per day.

However, prior to the closing of the Exchange Transaction, the Company and Mr. Wang recognized that continuation of this arrangement, while appropriate and effective for XYT as a private, closely held company, should not continue as XYT became a subsidiary of a publicly traded company with multiple stockholders that would be subject to SEC and US GAAP compliance.  Therefore, as part of its evolution into a public company, the Company and Mr. Wang had agreed that after the Exchange Transaction, Mr. Wang would discontinue making payments and collections on behalf of XYT in order to standardize its business operations and set up a structure of effective internal controls as a public company.   In fact, Mr. Wang ceased collecting receivables in June 2010. The Company and Mr. Wang are currently in discussions regarding an acceptable repayment schedule. Mr. Wang has agreed that the 2% bonus payments he is to receive on gross sales from XYT will be applied to the repayment schedule. The Company anticipates it will have a repayment schedule agreed upon in less than 18 months. In advance of the Exchange  Transaction, XYT also applied for an increase in its registered capital and began the process of arranging for direct bank financing for many of its large customers to further address its liquidity situation.

Cost of sales

Cost of sales consists primarily of material cost, labor cost, and related expenses which are directly attributable to the selling of pharmaceutical products.  Cost of sales for the year ended December 31, 2009 increased by 45.5% to US$20,726,221 from US$14,243,436 for the year ended December 31, 2008.  This increase in cost of sales percentage from the prior year is relatively consistent with XYT’s percentage increase in sales described above, reflecting its increased selling efforts.

Gross profit

Gross profit for the year ended December 31, 2009 was US$4,559,305, an increase of US$1,648,410, or 56.6%, from US$2,910,895 for the year ended December 31, 2008.  The increase in gross profit reflects increased overall sales as described above, as well as the sale of certain higher margin products.

Selling, general and administrative expenses, and others

Selling, general and administrative expenses increased by 5.7% from US$917,581 for the year ended December 31, 2008 to US$969,622 for the year ended December 31, 2009.  The increase is largely due to increased sales commissions resulting from XYT’s increased sales described above, from US$514,732 for the year ended December 31, 2008 to US$758,601 for the year ended December 31, 2009, offset by decreases in advertising and promotion fees, salary and benefits, entertainment, travelling, and utilities expenses.

Net income

XYT’s net income for the year ended December 31, 2009 was US$2,743,496, an increase of US$1,231,173, or 81.4%, from the year ended December 31, 2008.  This increase was primarily due to the increase in sales described above, as well as the corresponding smaller percentage increase in selling, general and administrative expenses.

Effects of foreign currency translation conversion

XYT recognized a loss of US$2,334 on the effects of foreign currency conversion for the year ended December 31, 2009, as compared to a gain of US$95,777 for the year ended December 31, 2008.  This change is due to differences in exchange rates used during the years for converting from XYT’s functional currency of Renminbi to U.S. dollars for financial reporting purposes.

Comprehensive income

XYT’s comprehensive income increased by 70.5% from US$1,608,100 for the year ended December 31, 2008 to US$2,741,162 for the year ended December 31, 2009.  The increase is attributable to the above-mentioned increases in sales and gross profits, offset in part by the loss recognized on the effects of foreign currency conversion.

RESULTS OF OPERATIONS

The following discussion and analysis pertains to the audited  financial statements of the Company on a consolidated basis for the years ended December 31, 2010 and 2009.

Comparison of the Years Ended December 31, 2010 and 2009

The following table sets forth certain information regarding our results of operation.

	Years Ended December 31
	2010	2009
Statements of Operations Data
Sales	$27,657,362	$25,285,526
Cost of Sales	(21,703,136)	(20,726,221)
Gross Profit	5,954,226	4,559,305
Selling, general and administrative expenses, and other expenses	(319,633)	(909,535)
Income tax expense	(1,290,760)	(906,274)
Net Income	4,343,833	2,743,496
Effects of foreign currency translation conversion	(218,843)	(2,334)
Gain and loss on investment under reorganization	396,970	-
Comprehensive income	4,521,960	2,741,162

Sales

Our sales of Chinese patent drugs, antibiotics, bio-chemicals, chemical preparations, and biologicals totaled US$27,657,362 for the year ended December 31, 2010, an increase of 9.38% from US25,285,526 for the year ended December 31, 2009. This increase in sales was primarily due to the growth of XYT’s business, sales of higher priced products, and increased selling efforts.

Mr. Wang, Chairman and Chief Executive Officer, developed and maintained relationships with certain customers whom he met prior to joining XYT.  Most of these customers were small business owners, who placed high emphasis on informal relationships and individual credibility developed based on the quality of products and the conduct of business transactions.  Mr. Wang devoted himself to retaining these customers, and they remained loyal to Mr. Wang as they believed in the quality of the products that he introduced and received updates on new products from Mr. Wang.  There are over 35 such customers, and they generally conduct high volumes of cash sales.  Therefore, due in part to the client base and social network of Mr. Wang, XYT had authorized Mr. Wang to collect receivables of XYT prior to or concurrent with product delivery for certain customers with whom he has a relationship pursuant to an Authorization Agreement between the parties and XYT’s instructions.  Such receivable collections are represented as “cash sales” in the PRC (which, according to common accounting practice in China, normally arise when a company receives payment for sales by cash or by a private bank account other than a corporate bank account), and the amount of such receivables collected by Mr. Wang were US$5,945,625, US$17,270,218, and US$26,363,421 during 2007, 2008, and 2009 respectively.  Mr. Wang also pays certain payables (including purchased inventories from suppliers, expenses, such as commissions, notes payables, software customization, installation of the internet fulfillment system, computer equipment and even vehicles  to provide expedited delivery of purchased goods) with funds from the receivables he previously collected on behalf of the Company.  The Company believes such an arrangement is common in the PRC and allows it and Mr. Wang to maintain favorable relationships with customers and suppliers due to prompt payments and frequent communications, reduces certain transaction costs, allows it to obtain favorable prices and discounts due to Mr. Wang’s prompt settlement of certain supplier accounts, and reduces certain liquidity risks due to daily limits and other restrictions on bank withdrawals from business accounts as the funds collected by Mr. Wang on behalf of the Company provide an additional liquidity option for the Company when needed.  In order to ensure that a company retains sufficient registered capital to support itself, there are limits on the funds that can be paid out each day.  For a company with the registered capital of XYT, the daily limit on funds that may be liquidated (paid out) is RMB500,000 or $77,000 USD per day.  By Mr. Wang providing funds for the settlement of payables, the Company was able to work around this liquidity restriction without having to increase its registered capital.  This arrangement was informal in nature and on an as-needed basis voluntarily by Mr. Wang. When the Company was required to make daily payments in excess of RMB500,000 or US$77,000, Mr. Wang would pay such excess amounts personally to ensure the continuous efficient flow of payments.  With a company that was approaching $25 million in annual sales, Mr. Wang was called upon a couple of times per week to top up payments that were in excess RMB500,000 or US$77,000 per day.

However, prior to the closing of the Exchange Transaction, the Company and Mr. Wang recognized that continuation of this arrangement, while appropriate and effective for XYT as a private, closely held company, should not continue as XYT became a subsidiary of a publicly traded company with multiple stockholders that would be subject to SEC and US GAAP compliance.  Therefore, as part of its evolution into a public company, the Company and Mr. Wang had agreed that after the Exchange Transaction, Mr. Wang would discontinue making payments and collections on behalf of XYT in order to standardize its business operations and set up a structure of effective internal controls as a public company.   In fact, Mr. Wang ceased collecting receivables in June 2010. The Company and Mr. Wang are currently in discussions regarding an acceptable repayment schedule. Mr. Wang has agreed that the 2% bonus payments he is to receive on gross sales from XYT will be applied to the repayment schedule. The Company anticipates it will have a repayment schedule agreed upon in less than 18 months. In advance of the Exchange Transaction, XYT also applied for an increase in its registered capital and began the process of arranging for direct bank financing for many of its large customers to further address its liquidity situation.  Accordingly, in April 2011, XYT’s registered capital was increased from RMB2,000,000 to RMB15,080,000, or US$2,295,000.

Cost of sales

Cost of sales consists primarily of material cost, labor cost, and related expenses which are directly attributable to the selling of pharmaceutical products. Cost of sales for the year ended December 31, 2010 increased by 4.71% to US$21,703,136 from US20,726,221 for the year ended December 31, 2009. This increase in cost of sales percentage from the prior year is relatively consistent with XYT’s percentage increase in sales described above, reflecting its increased selling efforts.

Gross profit

Gross profit for the year ended December 31, 2010 was US$5,954,226, an increase of US$1,394,921, or 30.6%, from US$4,559,305 for the year ended December 31, 2009.  The increase in gross profit reflects increased overall sales as described above, as well as the sale of certain higher margin products.

Selling, general and administrative expenses, and others

Selling, general and administrative expenses decreased by 64.8% from US$909,535 for the year ended December 31, 2009 to US$319,633 for the year ended December 31, 2010.  The decrease is largely due to a decrease in selling expenses from $784,622 for the year ended December 31, 2009 to $17,246 for the year ended December 31, 2010.

Income tax expense

Income tax expense for the year ended December 31, 2010 was US$1,290,760 compared to income tax expense of US$906,274 for the year ended December 31, 2009.  The increase was due to the increase in profits.

Net income

Our net income for the year ended December 31, 2010 was US$4,343,833, an increase of US$1,600,337, or 58.3%, from US$2,743,496 the year ended December 31, 2009.  This increase was primarily due to the increase in sales described above, as well as the decease in selling, general and administrative expenses.

Effects of foreign currency translation conversion

We recognized a loss of US$218,843 on the effects of foreign currency conversion for the year ended December 31, 2010, as compared to a loss of US$2,334 for the year ended December 31, 2009.  This change is due to differences in exchange rates used during the years for converting from XYT’s functional currency of Renminbi to U.S. dollars for financial reporting purposes.

Gain on investment under reorganization
We recognized a gain of US$396,970 on the gain on investment under reorganization from XYT to the Group for the year ended December 31, 2010 and US$0for the year ended December 31, 2009.

Comprehensive income

Our comprehensive income increased by 64.9% from US$2,741,162 for the year ended December 31, 2009 to US$4,521,960 for the year ended December 31, 2010.  The increase is attributable to the above-mentioned increases in sales and gross profits, offset in part by the loss recognized on the effects of foreign currency conversion.

Liquidity and Capital Resources

Overview

As of December 31, 2010, we had cash and equivalents on hand of US$1,125,057, and working capital of US$10,173,399.  We believe that our cash on hand and working capital will be sufficient to meet our operational cash requirements through June 30, 2011.  If XYT does not meet its revenue objectives over that period, the Company may need to sell additional equity securities, which could result in dilution to current stockholders, or seek additional loans.  The incurrence of indebtedness would result in increased debt service obligations and could require the Company to agree to operating and financial covenants that would restrict its operations. Financing may not be available in amounts or on terms acceptable to the Company, if at all.  Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Substantially all of our revenues are earned by XYT, our PRC subsidiary.  However, PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to their offshore parent company.  Pursuant to the law of PRC on foreign-capital enterprises, when XYT decides to distribute profits, reserve funds and bonus and welfare funds for workers and staff members shall be withdrawn from the profits after a foreign-capital enterprise has paid income tax in accordance with the provisions of the Chinese tax law.  The proportion of reserve funds to be withdrawn shall not be lower than 10% of the total amount of profits after payment of tax; the withdrawal of reserve funds may be stopped when the total cumulative reserve has reached 50% of the registered capital.  The proportion of bonus and welfare funds for workers and staff members to be withdrawn shall be determined by the foreign-capital enterprise of its own accord. Companies may be subject to a fine up to 5,000 RMB as a result of non-compliance of such rules.  The registered capital of XYT is US$2,295,000.  Shareholders of XYT had not determined the proportion of reserve funds and bonus and welfare funds for workers and staff members, and XYT had not distributed any profits previously.  If we decide to distribute profits in the future, XYT will comply with the relevant rules to withdraw statutory reserve funds which will be no lower than 10% of the total amount of profits after payment of tax.

Our cash needs are primarily for working capital to support our operations, the purchase of inventory and future strategic acquisitions.  We presently finance our operations through revenue from the sale of our products and services, the private placement of equity and debt securities and short-term bank borrowings.  As of December 31, 2010, we had outstanding bank loans from Kunming Wuhua Branch of Fudian Bank in the amounts of US$52,044 and US$760,447, with annual interests rates of 7.97% and 5.31%, respectively, and maturity dates of April 26, 2011 and December 6, 2011, respectively.  We believe that our existing capital resources are sufficient to meet our current obligations and operating requirements, but will not be sufficient to meet our more aggressive growth and acquisition plans and that we will need to raise additional capital in the next 12 months.  In order to meet our planned two to four strategic acquisitions, we estimate requiring US$6 million in capital.  We will consider debt or equity offerings or institutional borrowing as potential means of financing, however, there are no assurances that we will be successful or that we will obtain terms that are favorable to us.

In addition to the US$6 million for acquistions, XYT will also require financing to expand its product line.  Management believes that over a six month period, the Company can expand its product line to approximately 30,000 products at a cost of US$2 to US$2.5 million.  This will allow XYT to not only sell more products to its approximately 4,700 existing customers, but also attract more customers that currently do not utilize XYT.  The bulk of these funds will be utilized to purchase inventory, which will be on a cash basis until a track record is established and net 30 day terms can be negotiated.  The broader product line will include significantly more Western drugs as well as traditional Chinese drugs and herbs.  In addition, the Company may be required to raise capital in order to make acquisitions in furtherance of its growth plan.  Although funds from operations are adequate to conduct the Company’s current operations, it will need to raise capital in order to grow through acquisitions.

Net cash provided by (used in) operating activities

Net cash provided by operating activities for the year ended December 31, 2010 was US$110,039, compared to net cash used in operating activities of US$(746,284) for the year ended December 31, 2009.  This increase in cash used in operating activities was primarily due to net income of US$4,343,33, and partially offset by accounts receivables of US$2,396,713.

Net cash provided by (used in) investing activities

Net cash used in investing activities was US$285,794 for the year ended December 31, 2010, compared to US$2,892 for the year ended December 31, 2009, related to the purchase of property, plant and equipment and an investment in a subsidiary. Net cash used in investing activities for the year ended December 31, 2009 was US$2,892, related to the purchase of property, plant and equipment.

Net cash provided by financing activities

Net cash provided by financing activities was US$1,241,34 for the year ended December 31, 2010 and was comprised of a convertible promissory note offset in part by repayment of borrowings from Kunming Wuhua Branch of Fudian Bank and increase in restricted cash.  Net cash provided by financing activities during the year ended December 31, 2009 was US$706,263.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Recently Issued Accounting Pronouncements

In April 2009, the FASB issued FSP 157-4, Determining Fair Value When The Volume And Level Of Activity For The Asset Or Liability Have Significantly Decreased And Identifying Transactions That Are Not Orderly (“FSP 157-4”).  FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased.  FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly.  FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  FSP 157-4 does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In periods after initial adoption, FSP 157-4 requires comparative disclosures only for periods ending after initial adoption.  The adoption of the provisions of FSP 157-4 is not anticipated to materially impact on the Company’s results of operations or the fair values of its assets and liabilities.

In May 2009, the FASB issued FSP SFAS 165 “Subsequent Events.”  The objective of this Statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for the interim and annual periods ending after June 15, 2009, which is now codified as FASB ASC 855 “Subsequent Events.”  The adoption of FASB ASC 855 did not have a material impact on the Company’s financial position, results of operations and cash flows.  Effective February 24, 2010, the Company adopted Accounting Standards Update (“ASU”) No. 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements,” which removes the requirement to disclose the date through which subsequent events have been evaluated.  The adoption of the ASU did not have a material impact on the Company’s financial position, results of operations and cash flows.

In June 2009, the FASB issued SFAS No. 166 Accounting For Transfers Of Financial Assets (“SFAS 166”).  This statement is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets.  This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and is required to be adopted by the Company in the first quarter of fiscal year 2011.  Earlier application is prohibited.  This Statement must be applied to transfers occurring on or after the effective date.  The Company does not expect the adoption of SFAS 166 to have a material impact on its financial position, results of operations and cash flows.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” which is codified as ASC 810.  ASC 810 amends FASB Interpretation No. 46(R), “Variable Interest Entities” for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE.  Under ASC 810, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE.  ASC 810 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance.

ASC 810 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities.  ASC 810 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  ASC 810 is effective for the Company in the first quarter of fiscal 2011.  The Company is currently evaluating the effect of ASC 810 on its financial statements and results of operation and is currently not yet in a position to determine such effects.

In June 2009, the FASB issued SPAS 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No 162,” which supersedes all existing non-SEC accounting and reporting standards.  The codification does not change GAAP but rather organizes it into a new hierarchy with two levels; authoritative and non-authoritative.  All authoritative GAAP carries equal weight and is organized in a topical structure.  The adoption of SPAS 168 did not have a material impact on the Company’s financial position, results of operations and cash flows.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value,” which is codified as ASC 820, “Fair Value Measurements and Disclosures.”  This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820.  The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability.

The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. ASC 820 is effective for the first reporting period (including interim periods) beginning after August 28, 2009.  The adoption of this Update did not have a significant impact to the Company’s financial statements.

In September 2009, the FASB issued ASU No. 2009-06, “Income Taxes (Topic 740)—Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities,” and it provides implementation guidance on accounting for uncertainty in income taxes effective for interim and annual reporting period ending on or after September 15, 2009.  The adoption of ASU No. 2009-06 did not have any impact on the Company’s financial position, results of operations and cash flows.

In December 2009, the FASB issued ASU No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (“ASU 2009-17”).”  ASU 2009-17 amends the variable-interest entity guidance in FASB ASC 810-10-05-8 to clarify the accounting treatment for legal entities in which equity investors do not have sufficient equity at risk for the entity to finance its activities without financial support.  ASU 2009-17 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  ASU 2009-17 is effective for the Company in the first quarter of fiscal 2011.  The Company is currently evaluating the effect of ASU 2009-17 on its consolidated financial statements and results of operation and is currently not yet in a position to determine such effects.

None of the above new pronouncements has current application to us, but may be applicable to our future financial reporting.

DESCRIPTION OF BUSINESS

Overview

Kun Ming Xin Yuan Tang Pharmacies Co. Ltd (“XYT”), was founded in November 2002 and has its head office and warehouse at Number 504, West Ren Min Road, Kunming, City, Yunnan Province, PRC. XYT is engaged in drug logistics and distribution in Yunnan Province, China through drug stores, medical clinics and hospitals. XYT is a provincial pharmaceutical distributor that offers approximately 5,000 drugs, of which approximately 1,000 are over-the-counter drugs, approximately 1,000 are prescription drugs, approximately 2,000 are prepared Chinese medicines and approximately 1,000 are supplements. Currently, XYT has approximately 4,700 customers and supplies approximately 10% of such customers’ inventories.

First China Pharmaceutical Group Limited, a Hong Kong company (“FCPG HK”) acquired all of the outstanding stock of XYT on June 25, 2010. Subsequently, the sole stockholder of FCPG HK sold 100% of the outstanding shares of FCPG HK to Mr. Zhen Jiang Wang, who also owned 95% of the outstanding stock of XYT prior to its acquisition by FCPG HK.

Background

Prior to the Exchange Transaction, the Company was known as E-Dispatch, Inc. and was a development stage company and was engaged in the development of a cellular phone-based taxi dispatch system. As a result of the current difficult economic environment and the Company’s lack of funding to implement its business plan, in early 2010, the Company’s Board of Directors began to analyze strategic alternatives available to the Company to continue as a going concern. Such alternatives include raising additional debt or equity financing or consummating a merger or acquisition with a partner that may involve a change in its business plan. However, the Company was unable to raise capital in order to develop or deploy its taxi dispatch system. Therefore, the Company, in consultation with its advisors, identified FCPG HK as a potential strategic acquisition that the Board of Directors believed to be in the best interest of the Company and its shareholders. FCPG HK through its operating subsidiary, XYT, was attractive to the Company because it is in a growing pharmaceutical industry, has a strong presence in Yunnan Province and has plans to grow its business throughout China. XYT and FCPG HK believed the Company to be an attractive business combination partner, due in part, to the perceived benefits of being a publicly registered company, allowing for increased access to capital raising. Accordingly, the parties entered into a letter of intent with respect to the Exchange Transaction on May 14, 2010, executed the Exchange Agreement on August 23, 2010, and closed the Exchange Transaction on September 15, 2010.

The Exchange Agreement provides for bonus payments based on two percent (2%) of the quarterly gross sales of XYT to be paid to Mr. Zhen Jiang Wang on a quarterly basis, within fifteen (15) days after the filing of a Form 10-K or Form 10-Q with the SEC containing financial statements of the Company. The parties agreed upon Mr. Wang’s overall compensation structure of shares received and the two percent (2%) amount based on market conditions and review of other Chinese based public companies acquired by U.S. based companies with sales in a similar range as XYT, in addition to providing incentive for Mr. Wang to continue to lead and develop XYT’s business. Had this formula previously been in effect, based on the historical performance of XYT, pursuant to this bonus formula, Mr. Wang would have been due US$343,087 and US$505,711 for XYT’s calendar years ended December 31, 2008 and 2009, respectively. Based on XYT’s projected sales, the Company estimates that bonuses due to Mr. Wang pursuant to the Exchange Agreement will approximate US$140,000 and US$700,000 for the quarter ending December 31, 2010 and for the year ending December 31, 2011, respectively.  The terms of such bonus payments are set forth in the Bonus Payment Agreement by and between the Company and Mr. Wang, dated October 7, 2010.  Such bonus payments shall be paid within fifteen (15) days after our 10-Q and 10-K filings are made, shall not exceed an aggregate of $1,500,000 per fiscal year, and Mr. Wang can reduce or modify, in his sole discretion, the amount due to him as long as such bonus payments do not exceed two percent (2%) of the quarterly gross sales of XYT as disclosed in our consolidated financial statements filed with our 10-Q and 10-K filings.

Mr. Wang subsequently amended the Bonus Payment Agreement in a letter to us dated October 8, 2010 (“Amendment to Bonus Agreement”), whereby Mr. Wang agreed to waive any and all right to receive any bonus payment for the Company’s fiscal year ended March 31, 2011 noting that no amounts due to Mr. Wang for the fiscal year ended March 31, 2011 would be carried forward. In accordance with the Amendment to the Bonus Agreement, Mr. Wang has agreed to inform our Board of Directors prior to May 30, 2011, of his intentions with respect to any bonus payment he may be entitled to for all or part of our fiscal year ended December 31, 2011.

With the exception of these bonus payments to be paid to Mr. Wang, the Exchange Agreement does not contemplate any material payments or benefits to be received by the parties thereto.

Between March 18, 2011 and April 15, 2011, we entered into a form of Securities Purchase Agreement (the “SPA”) with certain accredited investors (the “Purchasers”) for the issuance and sale of one hundred and fifty four (154) Units of the Company at a purchase price of $25,000 per Unit (the “Private Offering”), for aggregate consideration of $3,850,000.   Each “Unit” is comprised of (i) 27,778 shares of Company common stock, $0.001 par value per share (the “Common Stock,” and the shares of Common Stock offered referred to as the “Shares”), (ii) warrants to purchase 27,778 shares of Common Stock at an exercise price of $1.25 per share (the “Series A-1 Warrants”), and (iii) warrants to purchase 27,778 shares of Common Stock at an exercise price of $2.00 per share (the “Series A-2 Warrants”) (the Series A-1 Warrants and the Series A-2 Warrants, collectively, the “Warrants”).  The Warrants expire four (4) years from the date of issuance, subject to early termination or forfeiture in accordance with certain terms and conditions of the Warrants.

The Private Offering was conducted by the Company on a “best efforts” basis wherein a minimum of 80 Units or 2,222,240 Shares, 2,222,240 Series A-1 Warrants and 2,222,240 Series A-2 Warrants, and maximum of 280 Units, or 7,777,840 Shares, 7,777,840 Series A-1 Warrants and 7,777,840 Series A-2 Warrants could be sold.

Each of the Purchasers executed an SPA and each Purchaser represented to the Company that such investor is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act of 1933.  The Company expects to use the net proceeds of the Private Offering, totaling $3,633,500 after deducting for certain costs and expenses of the Private Offering, for general corporate purposes, which may include funding working capital needs, marketing, acquisitions and expansion, and to further the operations of the Company.  An aggregate of 4,464,480 Shares, 4,381,145 Series A-1 Warrants and 4,381,145 Series A-2 Warrants were issued in connection with the Private Offering.

Corporate Structure

As a result of the Exchange Transaction, the organizational structure of the Registrant is as follows:

This corporate structure was created to establish XYT as a Wholly Foreign Owned Enterprise (“WFOE”). A WFOE is a limited liability company operating in China that is wholly owned by the foreign investors, in this case FCPG HK. FCPG HK was established on April 29, 2010 and the purpose of setting up FCPG HK is for the investment in and holding of XYT as a WFOE. On May 13, 2010, FCPG HK entered into share transfer agreements with Mr. Zhen Jiang Wang and Ms. Jing Gong, respectively, under which FCPG HK acquired all of the outstanding stock of XYT at a total consideration of RMB 2 million. On June 25, 2010, XYT received its new business license and became a WFOE under the PRC laws. The unique feature of a WFOE is that it can avoid certain problematic issues which can potentially result from dealing with a domestic joint venture partner in China. Under PRC law, as a WFOE, our PRC subsidiary XYT may pay dividends only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations and tax law. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends.  The board of directors of a WFOE has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds.  After the allocation of relevant welfare and funds, the equity owners can distribute the rest of the after-tax profits provided that all the losses of the previous fiscal year have been made up. FCPG HK may be required to repay the distributed profits if the distribution is made without the allocation of relevant welfare and funds and losses made-up. The welfare and funds refer to the statutory capital reserve as provided in Article 167 of the PRC Company Law, which requires that 10% of the company’s annual after-tax profits shall be put into the statutory capital reserve account. The losses made-up means that the after-tax profits shall be used to make up previous losses, if any, before being distributed to shareholders. In addition, according to PRC law on WFOEs, companies may be subject to a fine up to RMB5,000 as a result of non-compliance with the above rules. However, the Company believes that it has compiled with relevant rules about its statutory reserve fund.

The registered capital of XYT is US$2,295,000. The shareholders of XYT have not determined the proportion of reserve funds and bonus and welfare funds for workers and staff members, and XYT has not previously distributed any profits. If the shareholders of XYT decide to distribute profits in the future, XYT will comply with the relevant rules to withdraw statutory reserve funds to no lower than 10% of the total amount of profits after payment of tax. Therefore, there would be no penalty applicable to XYT.

Despite the extensive regulatory framework related to WFOE’s, the advantages of establishing XYT as a WFOE generally include:

•	Independence and freedom to implement a possible worldwide strategy of its parent company without having to consider the involvement of Chinese law;
•	Ability to formally carry out business and the ability to issue invoices to customers in RMB and receive revenues in RMB;
•	Capable of converting RMB profits to US dollars or other foreign currency for remittance to their parent company outside China; and
•
Greater protection of intellectual property rights, know-how and technology versus a joint venture structure since no partner is required and therefore the Company and XYT have more control of the IP of XYT.

In addition, under the PRC Enterprise Income Tax Law, effective January 1, 2008 and its implementing rules, the profits of a foreign invested enterprise which are distributed to its immediate holding company outside the PRC will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, known as the Arrangement Between the Mainland and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, effective August 21, 2006 (the “Arrangement”), FCPG HK may qualify for a lower rate of 5% for the profits distributed by XYT. This Arrangement remains effective unless it is terminated by a written notice from either the PRC or Hong Kong government to the other before June 30 each year following the fifth anniversary of the effective date of such Arrangement. For additional discussion, please refer to the section entitled “Risk Factors.”

Strategy

We believe we have a strategic advantage over certain of our competitors in Yunnan Province as we have obtained government approval to fill orders over the internet. We applied for the License of Internet Drug Information Service in May 2009 by completing an application form and providing background information on the company and its senior officers. No application fees were paid to obtain the License of Internet Drug Information Service, although a registration fee of ¥8,000, or approximately US$1,200, was paid upon the approval of this license. The application and corporate information for the License of Internet Drug Information Service was examined and approved by the provincial Yunnan Food and Drug Administration. The State Food and Drug Administration provides the provincial Yunnan Food and Drug Administration authority to examine the applicant and issue this license. We received the License of Internet Drug Information Service issued by the Yunnan Food and Drug Administration in October 2009, which remains in good standing. There are no annual fees associated with this license, which enables us to bypass municipal and county pharmaceutical distributors, market our product line, provide pricing information and provide products directly to our customers. Bypassing these layers of distribution enables us to offer products to our customers at a significantly lower price than our major competitors while maintaining our margins.

Through our own industry research and documents from the Yunnan Food and Drug Administration, we believe that there are currently 491 drug distribution companies in Yunnan Province and that 42 of these companies also possess the License of Internet Drug Information Service. However, we have completed all the forms and supporting documentation and submitted a formal application to the Yunnan Food and Drug Administration for a second internet license, the Internet Transaction Service License. There is no formal timeline to obtain approval for the Internet Transaction Service License. Company research indicates that the approval process can  be in excess of one year and is subject to the changing policies of the Chinese government. While our current License of Internet Drug Information Service permits us to use the internet to market our product line, display the inventory we hold and provide pricing information, thereby, enabling customers to see our inventory and to order directly by email, fax, online “chat” or phone, the Internet Transaction Service License would allow us to provide secured access to our proprietary computer fulfillment system, advertise, list inventories, take orders, provide shipping confirmation, invoice the customer and accept payment over the internet. Through our own industry research and review by a senior Company employee of records and documents from the Yunnan Food and Drug Administration relating to licenses granted during the past eight years, our management believes that there are currently only two drug manufacturing companies in Yunnan Province that possess the Internet Transaction Service License. If we are successful in obtaining this license, management believes it will be the only drug distribution company in Yunnan province that will possess the Internet Transaction Service License.

We are currently waiting for the Yunnan Food and Drug Administration to complete its first review of the application for the Internet Transaction Service License. This application was made in September 2010 with all required documentation provided to the Yunnan Food and Drug Administration. No fees were required at the time. To date, the Company has not received any correspondence regarding the status of its application. If there are no deficiencies in the initial application, the Yunnan Food and Drug Administration will approve the first phase of the application and send the application and supporting documentation to the State Food and Drug Administration, a department of the Yunnan provincial government, for second review and approval. Both the Yunnan Food and Drug Administration and the State Food and Drug Administration are government agencies which review the application based on the information supplied by the applicant and subjective criteria. Ultimately, approval for the Internet Transaction Service License is largely subjective, based on the application and the direction of government policy at the time. To find out if the application is approved or declined can take as short as 6 months to longer than a year.

If we do not receive the Internet Transaction Service License, management does not believe our business will be materially affected, as our existing license, the Internet Drug Information License, enables us to market our products to our customers and fulfill orders. We are currently licensed to receive orders via telephone, fax and email, and payment must be made via, check, wire transfer or cash. The Internet Transaction Service License would allow us to also receive orders and payments through our website.

Products and Distribution

We currently distribute Chinese patent drugs (such as infusion for treating coryza of wind-cold type fructus forsythiae antidotal tablets and Liuwei Dihuang Pills), herbs (such as Leonurus and Polygonum multiflorum), pharmaceutical chemicals (such as Loratadine Tablets, Ofloxacin Eye Drops and Vitamin B2 Tablets), biological products (such as Rubella vaccine, Mumps vaccine and Hepatitis B vaccine), antibiotics (such as Amoxicillin and Acetylspiramycin), biochemical drugs (such as insulin and amino acid) and small medical instruments (such as clinical thermometers, blood pressure meters and syringes). These products are purchased by our current customers, that include licensed pharmaceutical users and retailers such as hospitals, medical clinics and pharmacies. Small licensed drug distributors also purchase these products to distribute. All customers must be verified by us as entities licensed to purchase pharmaceuticals.

Our short term objective is to broaden our product line from our current 5,000 products to 30,000 products. Management believes that with approximately US$2 to US$2.5 million in funding, we can hold a total of 30,000 products in our inventory for distribution to customers. The Company projects that once such funding is in place, it will take approximately six months for it to accumulate an inventory of 30,000 items. The Company will utilize its License of Internet Drug Information Service to market and distribute these products. The utilization of the internet to distribute pharmaceuticals enables the Company to eliminate two levels in the traditional Chinese drug distribution system (see - “Business Model”), thereby enabling the Company to sell products at a lower price than competitors utilizing the traditional distribution model. As each product has a different cost structure, the Company cannot precisely state the discount each customer could receive. However, the elimination of two distribution tiers typically enables us to offer products at a 10% to 40% discount to its competitors that utilize the traditional distribution model.

Management believes that broadening its product line and offering its products at discounted prices will allow the Company to sell more products to our approximately 4,700 existing customers so as to supply our current customers with over 80% of the pharmaceutical products they require and become their primary supplier. Through ongoing discussions and relationship building the Company’s sales representatives have had with many of the Company’s customers, the Company believes that its existing customers would purchase virtually all their current inventory from the Company, if it was available. Overwhelmingly, the Company’s existing customers have indicated to sales representatives that they would prefer to buy all of their products from the Company due to our turnaround time, competitive prices and volume purchasing discounts provided. Management believes that the feedback from existing customers would lead to the Company supplying 80% of the inventory of its existing customers.

In addition to selling significantly more products to its approximately 4,700 existing customers, we also plan to aggressively attract 5,000 new primary customers that currently do not utilize us and would benefit from internet ordering and an expanded product line. The Company defines primary customers as those that it believes purchase more than 50% of their total inventory from the Company. The Company plans to implement several marketing strategies and tactics to attract 5,000 new primary customers. For instance, we believe that providing computers to customers will attract new customers as our management is unaware of any other pharmaceutical distribution company providing this benefit. The Company will also undertake an advertising campaign utilizing print advertising in industry publications. We further intend to supplement our current sales force with the addition of at least two additional sales teams that will make calls directly to hospitals, medical clinics and pharmacies that are not customers of the Company to try and recruit them as customers; we anticipate that each sales team will be composed of a sales manager and 10 sales people. The sales teams also will visit existing customers to advise them of new products offered, new programs the Company has in place and to try and make sure they are ordering as much of their inventory from the Company as possible.

Customers access our website at www.kmxyt.com, and our Internet Drug Information Service License enables the Company to use the internet via our website to market our product line, display the inventory we holds, provide pricing information, conduct live “chats” with customers and receive orders through email or online “chat” sessions with customers. However, customers cannot directly access the our computer system and place electronic orders through www.kmxty.com, nor can they make payments through the website or over the internet. The PRC government is concerned that direct access to order pharmaceuticals could lead to drugs ending up in the hands of non licensed groups. Therefore, access to the website is only provided to customers that are screened to be authentic licensed hospitals, medical clinics, pharmacies and drug distribution companies. Customers must provide us with the appropriate government licenses prior to being issued a user ID and password to the site. Once on the site, customers can review products by drug type, manufacturer, price and other criteria. Customers can use a VOIP system built into the software to talk to our customer representatives and can place orders directly with them, by email or chat, or through the traditional telephone. In the event that we receive approval for the Internet Drug Transaction Service License, we will be able to receive customer orders and payment directly through our website. As part of our application for the Internet Drug Transaction Service License, we must prove that we have adequate security measures in place to prevent order fraud.

We estimate that only 10% to 15% of our current customers have access to a personal computer. As such, the vast majority of our customers cannot utilize our internet ordering system. We plan to leverage our internet ordering system by providing personal computers to our customers. We anticipate that over the next 12 months, approximately 60% of our current 4,700 customers (approximately 2,800) will be provided a personal computer and that such customers will purchase at least 60% of their drugs from us. We reserve the right to take back or to obtain full payment for the personal computers provided to our customers if they do not purchase at least 60% of their pharmaceutical orders from us or if we determine we cannot verify the total pharmaceutical orders of our customers. These high volume customers will become “members” that will be granted special recognition and benefits, including:

•	more favorable payments terms;
•	free personal computers for order placement;
•	access to specialty drugs; and
•	discount pricing, through volume purchases.

Part of what will differentiate us from other pharmaceutical distributors is the creation of a brand image for the company. Once we have broadened our product line and commenced offering customers personal computers to facilitate online ordering, we will begin to establish ourselves as a unique brand. Customers will be offered attractive signs to be displayed in their premises to indicate that XYT/FCPG is their pharmaceutical supplier of choice and to indicate to their customers that they deal with a credible pharmaceutical supplier.

Currently, we own an over 3,000 square meter warehouse, which includes GSP certified room temperature storeroom, cool storeroom, cold storage, hazardous materials storage and gamy materials storage. By forming an alliance with the largest national logistics company - Deppon Logistics - we can utilize its local sub-branch network that can deliver our products timely and economically.

We have a proprietary Enterprise Resource Planning (“ERP”) system that is integrated with our internet ordering process, which enables us to directly procure pharmaceutical products from drug manufacturers and from the large national distributor, Anhui Huayuan Pharmaceutical Co. This enables us to execute a direct sales model, where some products can be shipped from the manufacturer or national distributor to our customers. We expect this strategic use of technology to significantly enhance profits of both the Company and our direct customers.

We do not possess any patents or trademarks. However, we possess a computer software system that has been developed exclusively for the Company that permits customers to access the Company’s inventory, marketing and ordering systems through the internet. The Company considers this computer software system, as well as the XYT brand name and Internet Drug Information Service License, to be valuable assets.

Industry

The PRC pharmaceutical distribution industry has evolved in the past 30 years from a complex, multi-tiered system that was subject to strict control at every governmental level to a competitive and increasingly market-oriented industry. From 1950 to 1979, all Chinese pharmaceutical distributors were state-owned and categorized into national, provincial and municipal-level distributors. The price markup at each level, from pharmaceutical manufacturer to end-consumer, was subject to a total markup cap of 28%. During the 1 980s, the rigid three-level distribution system gave way to a more open and decentralized network. Driven by increasing demand for pharmaceutical products in the past three decades, the PRC pharmaceutical industry has experienced rapid growth. The numbers of pharmaceutical manufacturers and distributors have also increased significantly until recent years, when competition and government regulations and policies started to drive consolidation in the industry. As a result of these developments, the market volume of the PRC pharmaceutical distribution market has steadily increased.

Market Drivers

The significant growth of China’s population aged 60 or above is expected to drive demand for healthcare and pharmaceutical products in China. According to the PRC National Bureau of Statistics, the proportion of the population aged 60 or above in China has increased from 11.9% in 2003, or approximately 150.0 million people, to 13.6%, or approximately 162.2 million people in 2007. Rising life expectancy is also expected to contribute to the growth of China’s aging population, both as an absolute number and as a percentage of the total population. We believe that the aging population in China, which historically spends the most on healthcare, will drive the growth of the PRC healthcare and pharmaceutical industries. The prevalence of chronic health problems, such as arthritis, cardiovascular diseases and cancer, is expected to increase with the growth of China’s population aged 60 or above. In addition, as living standards continue to improve and health consciousness grows in China, many lifestyle-related diseases are also increasing and becoming more widespread. For example, Business Monitor International estimates that sales of prescription cardiovascular medicines increased by 87% from ¥19.0 billion, or approximately US$2.8 billion, in 2003 to ¥35.3 billion, or approximately US$5.2 billion, in 2007, primarily as a result of the rising prevalence of heart disease in an aging population and increasingly unhealthy lifestyles in the population at large.

According to the China Statistical Yearbook 2008 (the “Yearbook”), from 2003 to 2007, the average per capita annual disposable income of China’s urban residents increased from approximately ¥8,472, or approximately US$1,250, to ¥13,785, or approximately US$2,025, representing a compound annual growth rate (“CAGR”) of approximately 12.9%. According to the Yearbook, China’s GDP grew at a CAGR of 16.4% from 2003 to 2007, and its per capita GDP grew from ¥10,542, or approximately US$1,550, in 2003 to approximately ¥18,934, or approximately US$2,780, in 2007, representing a CAGR of 15.8%. During this period, national income and disposable income levels increased significantly.

With rising living standards and increasing disposable income, people in China have become more health conscious. These developments have resulted in both Chinese urban and rural residents spending more on healthcare. According to the PRC National Bureau of Statistics, consumer expenditures on healthcare in China’s urban and rural areas increased from approximately ¥476.0, or approximately US$70, and ¥117.8, or approximately US$17, per person in 2003, respectively, to approximately ¥699.0, or approximately US$100, and ¥210.2, or approximately US$30, per person in 2007, respectively.

National Medical Insurance Program

The National Medical Insurance Program (“National Program”), which was introduced in 1999, is the largest medical insurance program in China. The National Program is funded with varying levels of contributions from the PRC Government, individual program participants and their employers.

In 1999, the National Program was originally launched as the Urban Worker Basic Medical Insurance Program (“Urban Worker Program”), a mandatory scheme covering urban workers and their minor children. In 2007, a voluntary component called the Urban Resident Basic Medical Insurance Program (“Urban Resident Program”) was further implemented as part of the National Program, to cover the rest of the urban residents that are not covered by the Urban Workers Program. The National Program provides guidance on which prescription and over-the-counter medicines are included in the National Program and to what extent the purchases of these medicines are reimbursable. See the section headed “Government Regulation — Reimbursement Under the National Medical Insurance Program” below for further information.

We believe that only a small percentage of the Chinese population can afford commercial insurance plans. Therefore, the National Program coverage is expected to expand in the future. According to the PRC National Bureau of Statistics, the percentage of PRC urban residents grew from approximately 37.7% of the total population to 44.9% from 2001 to 2007. The number of people covered by the National Program increased from approximately 37.9 million in 2000 to 180.2 million in 2007, representing a CAGR of 25%. This trend is anticipated to continue as the Eleventh Five-Year Plan government development initiative projects that the PRC urban population will increase from 45% to 47% of China’s total population between 2007 to 2010. Furthermore, the provincial and municipal authorities who are responsible for administering social medical insurance funds to cover such reimbursements have been gradually increasing funding in recent years. According to the PRC Ministry of Labor and Social Security, total funding under the national insurance program reached ¥225.7 billion, or approximately US$28.9 billion, in 2008, representing an increase of 29.2% from 2007. The availability of funding is expected to increase significantly in the near future, primarily as a result of increased financial and policy support from various levels of the PRC government.

Access to Healthcare in Rural Areas

At the fifth meeting of the tenth National People’s Congress held in March 2007, the PRC Government announced its goal to accelerate the reform and development of healthcare services in the PRC and focus on building a basic healthcare system that covers both rural and urban areas. The PRC Government’s plans include providing expanded healthcare services for its rural citizens and establishing comprehensive community healthcare service centers that would provide basic medical treatment and pharmaceutical services, as well as upgrading existing class-two hospitals and state owned medical facilities. The public health service centers would be allocated based on demand and population.

In addition, the PRC Government has actively promoted the implementation of the New Rural Cooperative Medical Insurance Scheme (“New Rural Insurance Scheme”), which seeks to provide healthcare services to the vast rural areas of China. The program extends to cover approximately 2,729 counties in the PRC, which account for 95.4% of the total number of counties in the PRC. In addition, the program covers approximately 814 million rural residents, which accounts for approximately 91.5% of the total population engaged in the agricultural industry in China as of December 31, 2008. We believe that the New Rural Insurance Scheme will have a positive impact on the demand for our products in Yunnan Province, which is relatively underdeveloped with a large rural population.

PRC Healthcare Reform

In September 2008, the State Council published a draft plan to ease the difficulties and minimize the costs for PRC citizens to obtain proper healthcare treatment. On March 17 2009, the PRC Government issued the Opinion on Deepening the Healthcare System Reform (the “Opinion”). The State Council subsequently released the Notice on Important Implementing Plans for the Healthcare System Reform 2009-2011 (the “Implementing Plan”). The goal of the healthcare reform plan is to establish a basic, universal healthcare framework to provide Chinese citizens with safe, efficient, convenient and affordable healthcare. The Opinion calls for healthcare reform to be carried out in two steps:

•
Step One, which will be completed by 2011, aims to increase the accessibility while reducing the cost of healthcare. During this phase, the PRC Government will build up a network of basic healthcare facilities, expand coverage of the public medical insurance system to cover 90% or more of the population, and reform the drug supply and public hospital system.

•
Step Two, which will take place between 2011 and 2020, envisions the establishment of a universal healthcare system. The entire population should be covered by public medical insurance; drugs and medical services should be accessible and affordable to citizens in all public healthcare facilities.

While the PRC Government has neither provided a concrete timetable nor steps to implement certain tasks, such as the public hospital reform, it has released execution guidance for other tasks. Most notably, the PRC Government has announced it will spend an additional approximately RMB 850 billion, or US$125 billion from 2009 to 2011 on the healthcare industry. A significant portion will be expended to establish a basic healthcare medical insurance regime, which aims to cover over 90% of the national population by 2011, mainly through the Urban Worker Program, Urban Resident Program and the New Rural Insurance Scheme. The PRC Government further announced that the annual subsidy for each participant will be increased from approximately RMB 40, or US$5.90 to approximately RMB120, or US$17.60 for Urban Resident Program participants, and from approximately RMB 80, or US$11.76 to approximately RMB120 RMB, or US$17.60 for New Rural Insurance Scheme participants, starting from 2010. The reform plan will also raise the cap on claim payments from four times the local average annual income to six times such income. Another significant part of the spending plan focuses on healthcare facilities. The PRC Government plans to build 29,000 rural clinics in 2009. In the next three years, the PRC government plans to build an additional 5,000 rural clinics, 2,000 county-level hospitals and 2,400 urban community clinics in under-developed areas. This substantial increase in healthcare spending is expected to expedite the growth of the healthcare industry in China.

Under the healthcare reform plan, the additional funding for the healthcare industry will primarily target four fundamental healthcare systems in China:

•
The public health services system. This system focuses on preventing disease and promoting health as a complementary alternative to medical treatment. The public health services system will provide services such as immunizations, regular physical check-ups (for senior citizens over 65 years of age and children under three years of age), pre-natal and post-natal check-ups for women, prevention of infectious or chronic diseases and other preventative and fitness activities.

•
The public medical insurance system. This system covers drugs and medical treatments for the majority of the population. The healthcare reform plan will retain the framework of the current public medical insurance schemes under the National Program, but will expand them to cover more of the population and increase the scope of treatments, raise the cap on claim payments and cover more claims at higher percentages.

•
The public healthcare delivery system. One of the primary goals of the Implementing Plan is to build more healthcare facilities and to improve the training of healthcare professionals. Beyond additional public wellness centers, the reform plan aims to place a medical clinic in every village and a hospital in every county by 2011. In addition, the PRC Government will encourage private investors to establish public non-profit hospitals.

•
The drug supply system. This system regulates pricing and how drugs will be procured prescribed and dispensed in healthcare facilities. The healthcare reform plan will focus on pricing, procurement, prescription and dispensing of essential drugs.

The Opinion and the Implementing Plan direct relevant governmental authorities, including the Ministry of Health, SFDA and the National Development Reform Commission, or NDRC, to adopt implementing regulations for the reforms outlined in the healthcare reform plan.

We believe the PRC healthcare reform plan will benefit our pharmaceutical distribution and other business operations, although the full impact of PRC healthcare reform on our operations is uncertain.

Industry Consolidation

We plan to rapidly expand from a provincial pharmaceutical distributor in Yunnan Province to a national distributor servicing many provinces. We believe that our ordering, fulfillment and logistics network will enable us to attract and acquire other provincial, county and municipal pharmaceutical distributors over the next 24 to 48 months.

The pharmaceutical distribution industry in China is currently highly fragmented. There were more than 9,000 Good Supply Practice (“GSP”) certified pharmaceutical distributors as of 2007 according to the South Medicine Economics Research Institute, an affiliate of the State Food and Drug Administration (“SFDA”). This fragmentation of the pharmaceutical industry has resulted in an inefficient supply chain for the distribution of most pharmaceutical products without the advanced logistics services featured in more developed markets. Given the level of fragmentation in the pharmaceutical distribution industry, we believe that only large distributors with effective nationwide distribution capabilities, value-added supply chain services and large-scale operations will thrive.

Due to competitive pressures caused by the fragmentation of the industry, the introduction of GSP requirements and other increased PRC regulatory requirements, as well as continuing price controls imposed by the PRC Government and the centralization of tender and bidding processes among public hospitals, there has been a trend towards consolidation of the pharmaceutical distribution industry in recent years. According to CAPC, the combined market share of the top three pharmaceutical distributors in China increased from 12.7% in 2003 to approximately 20.0% in 2008. The market share of the top 20 pharmaceutical distributors in the industry increased from 36.5% to 43.0% in the same period. Furthermore, the data suggest that the largest distributors benefit more from consolidation. The total market share of the ten largest distributors grew from 26.1% in 2003 to 34.5% in 2008, while that of the 11 to 20 largest companies decreased from 10.4% to 8.5% over the same period.

Consolidation has also occurred in the pharmaceutical distribution industries of other countries as a natural part of their evolution and development into a mature market. According to the Kaiser Foundation, a non-profit private foundation focusing on healthcare issues, between 1975 and 2000, the number of pharmaceutical distributors in the United States declined from approximately 200 to fewer than 50. Similarly, according to Booz Allen Hamilton, an international consulting firm, between 1979 and 2005, the number of pharmaceutical distributors decreased from 25 to 10 in France, from 32 to 12 in the United Kingdom, from 41 to 16 in Germany, and from 279 to 138 in Italy. The three largest pharmaceutical distributors in the U.S. held 90% of the U.S. market in terms of their share of total revenues in 2005, and the three largest European pharmaceutical distributors had 73%, 68%, 47% and 43% of the market in the United Kingdom, France, Germany, and Italy, respectively, in 2005. Overall, these three leading European pharmaceutical distributors held a market share of 64% of the pharmaceutical distribution industry in Europe in 2005.

We expect that, over time, the PRC pharmaceutical distribution industry will experience consolidation in the manner experienced in North America and Europe, as distributors seek to achieve economies of scale and optimize their resources. The trend towards consolidation in the PRC pharmaceutical industry has also been intensified by increased regulatory requirements and policies imposed by the PRC government on market participants in order to implement uniform quality control criteria for the distribution of pharmaceuticals and ensure a stable supply of safe, effective medicines throughout the country. For example, in 2003 the SFDA adopted and strictly enforced GSP certification as the relevant standard for quality control in pharmaceutical distribution. A number of smaller distributors were forced to exit the market due to the associated higher compliance costs following the adoption of GSP certification and other regulatory standards. We believe that the more rigorous regulatory standards and policies imposed by the PRC government will accelerate the trend towards consolidation in the pharmaceutical industry, and favor the continued growth of pharmaceutical distributors with large-scale, nationwide pharmaceutical distribution operations and effective quality controls that are positioned to benefit from the changes in PRC regulatory requirements and policies. In addition, the imposition of price controls imposed by the PRC government, the centralization of tender and bidding processes among public hospitals and consolidation among drug manufacturers are additional factors that will also contribute to the trend towards consolidation in the industry.

Business Model

Upon the closing of the Exchange Transaction, FCPG HK and XYT became wholly owned subsidiaries of the Registrant, and our business and operations are conducted solely through XYT.

Our business model leverages our ability to take and fulfill orders over the internet. We believe this provides us competitive advantage over other provincial distributors as we can order directly from some manufacturers as well as bypass several layers in the traditional Chinese pharmaceutical distribution model that utilizes county and municipal distributors and provide our product line directly to hospitals, clinics, pharmacies, drug stores and other health care institutions, as shown in the diagram below.

 Traditional Distribution Model                         Internet Distribution Model

With appropriate funding, we anticipate our business model will change to leverage the efficiencies of internet ordering and fulfillment. Management believes that over a six month period, the Company can expand its product line at a cost of US$2 to US$2.5 million which will allow us to not only sell more products to our approximately 4,700 existing customers, but also attract more customers that currently do not utilize us. The bulk of these funds will be utilized to purchase inventory, which will be on a cash basis until a track record is established and net 30 day terms can be negotiated. The broader product line will include significantly more Western drugs as well as additional traditional Chinese drugs and herbs.

The foreign made drugs that we distribute are imported into China by drug importers that are licensed by the Chinese government. We are not licensed to import drugs from outside of China. In the event that trade protectionist policies are implemented by countries currently supplying Western drugs to China, such activities would adversely affect all pharmaceutical distribution companies in China, including us.

We will leverage our ability to fulfill orders over the internet by bypassing two levels of distributors and approximately 40% in total pricing mark-up. By bypassing city and county distributors, we will be able to achieve higher margins while providing pharmaceuticals to pharmacies, hospitals and clinics at costs below the traditional distribution model. We believe this will provide us with a competitive pricing advantage over our competitors as well as maintaining profit margins.

We believe that numerous provincial, county and municipal pharmaceutical distributors will be displaced by our business model. We believe that this also represents a tremendous opportunity for us as we may be able to acquire these companies and their customers and expand rapidly in Yunnan and other provinces, utilizing our corporate sales network that currently covers over 15 regions in Yunnan Province.

XYT Online Pharmaceutical Permit

The Interim Regulations on the Examination and Approval of Providing Drug Transaction Services on the internet became effective in China on December 1, 2005 and establishes the parameters and qualifications required for providing drug transaction services on the internet, including online drug transactions between a wholesale pharmaceutical distribution company and unrelated third parties using the website of the distribution company. These transactions are subject to inspection by, and the pharmaceutical distribution company must obtain a qualification certificate from, the provincial food and drug administration. The qualification certificate is valid for five years and may be renewed by filing for an extension at least six months prior to its expiration date and undergoing a reexamination by the relevant authority.

The Measures regarding the Administration of Drug Information Service Over the Internet which became effective on July 8, 2004 define the delivery of free publicly available drug information services over the Internet as a non-profit online drug information service. This service requires a qualification certificate from the provincial food and drug administration. The provincial food and drug administration must file its approval with the SFDA for records and make a public announcement. The qualification certificate is valid for five years and may be renewed by filing for an extension at least six months prior to its expiration date and undergoing a reexamination by the relevant authority.

We were certified to provide internet drug transaction services from the Yunnan Food and Drug Administration in October 2009 when we obtained an Internet Drug Information Service License. We can also utilize the internet fulfillment system licensed in Yunnan Province in other provinces, thereby creating an immediate advantage over competitors throughout China. Through our own industry research and documents from the Yunnan Food and Drug Administration, we believe that there are currently 491 drug distribution companies in Yunnan Province and that 42 of these companies also possess the Internet Drug Information Service License. We have also determined that in June 2009 the Yunnan Food and Drug Administration stopped accepting applications for Internet Drug Information Service Licenses due to misleading advertising by some licensees. Management has learned that this moratorium on Internet Drug Information Licenses was lifted during 2010 and new applications can now be submitted to the Yunnan Food and Drug Administration.

We have completed all the forms and supporting documentation and submitted a formal application to the Yunnan Food and Drug Administration for a second internet license, the Internet Transaction Service License. While our current License of Internet Drug Information Service permits us to use the internet to market our product line, display the inventory we hold and provide pricing information, thereby, enabling customers to see our inventory and to order directly by email, fax, online “chat” or phone, the Internet Transaction Service License would allow us to provide secured access to our proprietary computer fulfillment system, advertise, list inventories, take orders, provide shipping confirmation, invoice the customer and accept payment over the internet. Through our own industry research and documents from the Yunnan Food and Drug Administration, management believes that there are currently only two drug manufacturing companies in Yunnan Province that possess the Internet Transaction Service License. If we are successful in obtaining this license, management believes we will be the only drug distribution company in Yunnan Province that will possess the Internet Transaction Service License.

We are currently waiting for the Yunnan Food and Drug Administration to complete its first review of the application for the Internet Transaction Service License. If there are no deficiencies in the initial application, the Yunnan Food and Drug Administration will approve the first phase of the application and send the application and supporting documentation to the State Food and Drug Administration for second review. Both the Yunnan Food and Drug Administration and the State Food and Drug Administration are government agencies which review the application based on the information supplied by the applicant and subjective criteria. Ultimately, approval for the Internet Transaction Service License is largely subjective, based on the application and the direction of government policy at the time. To find out if the application is approved or declined can take as short as 6 months to longer than a year.

If we do not receive the Internet Transaction Service License, we do not believe our business will be materially affected, as our existing license, the Internet Drug Information License, enables us to market our products to our customers and fulfill orders. We are currently licensed to receive orders via telephone, fax and email, and payment must be made via, check, wire transfer or cash. The Internet Transaction Service License would allow us to also receive orders and payments through our website.

Competition

The pharmaceutical distribution industry in China is intensely competitive, rapidly evolving and highly fragmented. In many large cities in China, we need to not only compete with other retail drugstores, but also face increasing competition pressure from discount stores, convenience stores and supermarkets. In order to maintain our competitive position in the market, we have increasingly diversified products and services by offering some non-drug products that are provided in regular convenience stores. These products include cosmetics, diapers, tissues, health drinks and small medical instruments like tweezers and scissors. Convenience stores in China are not yet licensed to carry any pharmaceutical products. In addition, we also increased our competitiveness through careful selection of store location, merchandise, and services.

With the continuous consolidation of the pharmaceutical industry and opening of new drugstore chains in large cities, we will face more competition in the industry. However, in many of our targeted second- and third- tier cities and rural areas, we are facing less competition because major drugstore chains have not entered into the market. We are in a good position to establish our standing and reputation in these targeted markets. In addition, the pharmaceutical industry has entrance barriers for new entrants due to the requirements for capital, brand name, management expertise, etc. Further, PRC laws and regulations limit a foreign investor’s ownership in retail drugstores to the maximum of 49.0% if such investor holds ownership interest in more than 30 drug stores that sell a variety of branded drugs sourced from different suppliers. This limitation, together with the complexity of the Chinese market, creates a barrier for foreign retail drugstore chain operators to enter into the PRC market. As a result, currently we do not face notable competition from foreign owned drugstore chains.

Because our network covers many cities and areas, and many of drugstores are regional, our competitors vary from region to region. Each region can have its own, among others, distinct demographics, local regulations and shopping style. We do not consider any individual regional drugstore as our major competitor, but we compete with them on an aggregate basis.

Given the fragmentation in the Chinese pharmaceutical distribution industry, distributors are under intense pressure to compete for business and maintain their profits, and must focus on a number of competitive issues, including:

•	Scale. Given the low margins of the distribution business, achieving economies of scale is crucial for distributors to maintain a sustainable and profitable business.

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Quality and range of services. Customers and suppliers of pharmaceutical distributors increasingly value pharmaceutical distributors that are able to deliver one-stop shop pharmaceutical distribution services, which comprise high-quality traditional distribution services and logistics and other value-added services.

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Geographic coverage. China’s vast territory presents significant geographical challenges that require manufacturers and distributors to develop their distribution networks and penetrate as many local markets as possible to take advantage of the growth of the Chinese market.

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Product portfolio. The breadth of products that distributors offer is an important factor for their customers. For example, a large hospital typically needs thousands of different types of prescribed drugs. As such, distributors with an extensive portfolio are generally preferred.

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Creditworthiness and financial stability. To minimize supply disruptions and bad debt, customers and suppliers generally select pharmaceutical distributors that are reliable commercial partners with strong financial capabilities and proven track records.

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Price. Price competition is intense in the pharmaceutical distribution industry. However, customers and suppliers generally do not make purchasing decisions solely based on price, as they will consider the foregoing factors as well. As a result, the leading and established distributors are able to leverage their strengths to obtain better pricing terms than their weaker competitors.

Some of our key competitors are:

•	Yun Nan Hong Xiang Pharmacy Co., Ltd. is a provincial bulk seller and chain store that owns over 1,000 chain stores in middle, west and south of Yun Nan.

•	Yun Nan Provincial Pharmacy Co., Ltd. is a designated supplier to many state-run hospitals.

•	Yun Nan Tong Feng Pharmacy Co., Ltd has substantial experience in selling a wide range of products to end users.

Suppliers

We purchase approximately 70% of our products from the following five drug manufacturers and national distributors:

•	Jilin Xiuzhen Drugs Co., Ltd.
•	Tonghua Gold Horse Drugs Co., Ltd.
•	Jilin Jian Yishen Drugs Co., Ltd.
•	Jilin Dongfeng Drugs Co., Ltd.
•	Anhui Huayuan Medicine Co., Ltd. (national distributor)

We believe we have excellent relationships with these suppliers.

Customers

We currently have approximately 4,700 customers, with annual sales of approximately ¥140 million. These include pharmacies (drug stores), hospitals, distribution companies and clinics. In urban areas, we typically service customers directly, utilizing internet orders and local bonded couriers. Rural areas are predominantly serviced by local sub-distributors. Our approximately 3,800 long-term downstream customers, include:

•	approximately 1650 independents directly serviced by internet;
•	approximately 550 serviced by sub-distributors; and
•	approximately 1100 hospital, clinics and other medical institutions.

Our top five customers listed below accounted for approximately 65% of the Company’s sales in 2009:

•	Chuxiong Jiayuan Medicine Co
•	Yunnan Hongxiang Drugs Co, Ltd.
•	Yunnan Bai Medicine Drugstore Chains
•	Baoshan Hongyuan Medicine Company
•	Yunnan Dragon-Horse Drugs Co, Ltd.

Mr. Wang, Chairman and Chief Executive Officer, developed and maintained relationships with certain customers whom he met prior to joining XYT. Most of these customers were small business owners, who placed high emphasis on informal relationships and individual credibility developed based on the quality of products and the conduct of business transactions. Mr. Wang devoted himself to retaining these customers, and they remained loyal to Mr. Wang as they believed in the quality of the products that he introduced and received updates on new products from Mr. Wang. There are over 35 such customers, and they generally conduct high volumes of cash sales. Therefore, due in part to the client base and social network of Mr. Wang, XYT had authorized Mr. Wang to collect receivables of XYT prior to or concurrent with product delivery for certain customers with whom he has a relationship pursuant to an Authorization Agreement between the parties and XYT’s instructions. Such receivable collections are represented as “cash sales” in the PRC (which, according to common accounting practice in China, normally arise when a company receives payment for sales by cash or by a private bank account other than a corporate bank account), and the amount of such receivables collected by Mr. Wang were US$5,945,625, US$17,270,218, and US$26,363,421 during 2007, 2008, and 2009, respectively. Mr. Wang also pays certain payables (including purchased inventories from suppliers, expenses, such as commissions, notes payables, software customization, installation of the internet fulfillment system, computer equipment and even vehicles  to provide expedited delivery of purchased goods) with funds from the receivables he previously collected on behalf of the Company. The Company believes such an arrangement is common in the PRC and allows it and Mr. Wang to maintain favorable relationships with customers and suppliers due to prompt payments and frequent communications, reduces certain transaction costs, allows it to obtain favorable prices and discounts due to Mr. Wang’s prompt settlement of certain supplier accounts, and reduces certain liquidity risks due to daily limits and other restrictions on bank withdrawals from business accounts as the funds collected by Mr. Wang on behalf of the Company provide an additional liquidity option for the Company when needed. In order to ensure that a company retains sufficient registered capital to support itself, there are limits on the funds that can be paid out each day.  For a company with the registered capital of XYT, the daily limit on funds that may be liquidated (paid out) is RMB500,000 or $77,000 USD per day.  By Mr. Wang providing funds for the settlement of payables, the Company was able to work around this liquidity restriction without having to increase its registered capital.  This arrangement was informal in nature and on an as-needed basis voluntarily by Mr. Wang. When the Company was required to make daily payments in excess of RMB500,000 or US$77,000, Mr. Wang would pay such excess amounts personally to ensure the continuous efficient flow of payments.  With a company that was approaching $25 million in annual sales, Mr. Wang was called upon a couple of times per week to top up payments that were in excess RMB500,000 or US$77,000 per day.

However, prior to the closing of the Exchange Transaction, the Company and Mr. Wang recognized that continuation of this arrangement, while appropriate and effective for XYT as a private, closely held company, should not continue as XYT became a subsidiary of a publicly traded company with multiple stockholders that would be subject to SEC and US GAAP compliance.  Therefore, as part of its evolution into a public company, the Company and Mr. Wang had agreed that after the Exchange Transaction, Mr. Wang would discontinue making payments and collections on behalf of XYT in order to standardize its business operations and set up a structure of effective internal controls as a public company.   In fact, Mr. Wang ceased collecting receivables in June 2010. The Company and Mr. Wang are currently in discussions regarding an acceptable repayment schedule. Mr. Wang has agreed that the 2% bonus payments he is to receive on gross sales from XYT will be applied to the repayment schedule. The Company anticipates it will have a repayment schedule agreed upon in less than 18 months. In advance of the Exchange  Transaction, XYT also applied for an increase in its registered capital and began the process of arranging for direct bank financing for many of its large customers to further address its liquidity situation.  Accordingly, in April 2011, XYT’s registered capital was increased from RMB2,000,000 to RMB15,080,000, or US$2,295,000.

Government Regulation

As a distributor and retailer of pharmaceutical products, we are subject to substantial regulation and oversight by different levels of the food and drug administration in China, in particular, the SFDA. The Law of the PRC on the Administration of Pharmaceutical Products, as amended, provides the basic legal framework for the administration of the production and sale of pharmaceutical products in China and governs the manufacturing, distributing, packaging, pricing and advertising of pharmaceutical products in China. The corresponding implementation regulations set out detailed rules with respect to the administration of pharmaceuticals in China. We are also subject to other PRC laws and regulations that are applicable to business operators, retailers and foreign-invested companies, as described below.

Distribution of Pharmaceutical Products

A distributor of pharmaceutical products must obtain a distribution permit from the relevant provincial, designated municipal, or county-level food and drug administration. The grant of such permit is subject to an inspection of the distributor’s facilities, warehouses, hygienic environment, quality control systems, personnel and equipment. The distribution permit is valid for five years, and the holder must apply for renewal of the permit within six months prior to its expiration. In addition, a pharmaceutical product distributor needs to obtain a business license from the relevant administration for industry and commerce prior to commencing its business. We have obtained necessary pharmaceutical distribution permits, and we anticipate a routine renewal of these permits and certifications at this time.

In addition, under the Supervision and Administration Rules on Pharmaceutical Product Distribution promulgated by the SFDA on January 31, 2007, and effective May 1, 2007, a pharmaceutical product distributor is responsible for its procurement and sales activities and is liable for the actions of its employees or agents in connection with their conduct of distribution on behalf of the distributor. A retail distributor of pharmaceutical products is not allowed to sell prescription pharmaceutical products, or Tier A OTC pharmaceutical products, listed in the national or provincial medical insurance catalogs without the presence of a certified in-store pharmacist. See “Reimbursement under the National Medical Insurance Program” below. We believe we are in full compliance with applicable governmental regulations.

Operations of pharmaceutical distributors shall be conducted in accordance with the Pharmaceutical Operation Quality Management Rules and shall be granted a GSP certificate under such rules by the SFDA.

Pharmaceutical distributors must keep true and complete records of any pharmaceutical products purchased, distributed or sold with the generic name of such products, specification, approval code, term, manufacturer, purchasing or selling party, price and date of purchase or sale. A pharmaceutical distributor must keep such record at least until one year after the expiration date of such products and in any case, such record must be kept for no less than three years. Penalties may be imposed for any recordkeeping violations.

Pharmaceutical distributors can only distribute pharmaceutical products obtained from those with a Pharmaceutical Manufacturing Permit and a Pharmaceutical Distribution Permit.

Good Supply Practice Standards

China has strengthened its enforcement of GSP standards since adopting it at the end of December 2004. As a result, many smaller drugstore chains or independently operated drugstores may find it difficult to meet these enhanced quality requirements for the operations of pharmacies.

GSP standards regulate wholesale and retail pharmaceutical product distributors to ensure the quality of distribution of pharmaceutical products in China. The current applicable GSP standards require pharmaceutical product distributors to implement strict controls on the distribution of medicine products, including standards regarding staff qualifications, distribution premises, warehouses, inspection equipment and facilities, management and quality control. The GSP certificate is usually valid for five years.

We possess a GSP certificate, and we anticipate a routine renewal of these certifications upon their expiration at this time.

Prescription Administration

Under the Rules on Administration of Prescriptions promulgated by the SFDA, effective May 1, 2007, doctors are required to include the chemical ingredients of the medicine they prescribe in their prescription and are not allowed to include brand names in their prescription. This regulation is designed to provide consumers with choices among different pharmaceutical products that contain the same chemical ingredients.

Advertisement of Pharmaceutical Products

The PRC government has adopted a series of measures regulating the advertising of pharmaceutical products. Consumers typically become familiar with a medicine through advertising and word-of-mouth recommendations by our salespeople. With increased restrictions on advertising of pharmaceutical products, pharmaceutical product manufacturers are expected to increasingly rely on retail pharmacies to build brand familiarity among the general public.

In order to prevent misleading advertising of pharmaceutical products, the State Administration for Industry and Commerce (“SAIC”) and the SFDA jointly promulgated the Standards for Examination and Publication of Advertisements of Pharmaceutical Products and Rules for Examination of Advertisement of Pharmaceutical Products in March 2007. Under these regulations, there are prohibitions on the advertising of certain pharmaceutical products, and advertisement of prescription pharmaceutical products may only be made in authorized medical magazines. In addition, an approval must be obtained from the provincial level of food and drug administration before a pharmaceutical product may be advertised. Such approval, once obtained, is valid for one year.

Our Internet Drug Information Service License, issued by the Yunnan Food and Drug Administration enables us to use the internet to advertise and market our product line, display the inventory we hold, provide pricing information, conduct live “chats” with customers and receive orders through email. The only advertising restrictions with this license are that license holders cannot advertise drugs they do not carry in their inventory or advertise on behalf of another company.

Product Liability and Consumer Protection

Product liability claims may arise if the products sold have any harmful effect on the consumers. The injured party may claim for damages or compensation. The General Principles of the Civil Law of the PRC, which became effective in January 1987, state that manufacturers and sellers of defective products causing property damage or injury shall incur civil liabilities for such damage or injuries.

The Product Quality Law of the PRC was enacted in 1993 and amended in 2000 to strengthen the quality control of products and protect consumers’ rights and interests. Under this law, manufacturers and distributors who produce or sell defective products may be subject to confiscation of earnings from such sales, revocation of business licenses and imposition of fines, and in severe circumstances, may be subject to criminal liability.

The Law of the PRC on the Protection of the Rights and Interests of Consumers was promulgated on October 31, 1993 and became effective on January 1, 1994 to protect consumers’ rights when they purchase or use goods or services. All business operators must comply with this law when they manufacture or sell goods and/or provide services to customers. In extreme situations, pharmaceutical product manufacturers and distributors may be subject to criminal liability if their goods or services lead to the death or injuries of customers or other third parties.

Price Controls

The retail prices of some pharmaceutical products sold in China, primarily those included in the national and provincial medical insurance catalogs and those pharmaceutical products whose production or distribution are deemed to constitute monopolies, are subject to price controls in the form of fixed prices or price ceilings. Manufacturers or distributors cannot freely set or change the retail price for any price-controlled product above the applicable price ceiling or deviate from the applicable fixed price imposed by the PRC government. The prices of medicines that are not subject to price controls are determined freely at the discretion of the respective pharmaceutical companies, subject to notification to the provincial pricing authorities.

The retail prices of medicines that are subject to price controls are administered by the Price Control Office of the National Development and Reform Commission (“NDRC”), and provincial and regional price control authorities. The retail price, once set, also effectively determines the wholesale price of that medicine. From time to time, the NDRC publishes and updates a list of medicine that are subject to price controls. Fixed prices and price ceilings on medicine are determined based on profit margins that the relevant government authorities deem reasonable, the type and quality of the medicine, its production costs, the prices of substitute medicine and the extent of the manufacturer’s compliance with the applicable Good Manufacturing Practices (“GMP”) standards. The NDRC directly regulates the pricing of a portion of the medicine on the list, and delegates to provincial and regional price control authorities the authority to regulate the pricing of the rest of the medicine on the list. Provincial and regional price control authorities have discretion to authorize price adjustments based on the local conditions and the level of local economic development. Currently, approximately 1,500 pharmaceutical products, or approximately 10.0% of the pharmaceutical products available in China, are subject to price control. Of those, the price controls for the retail prices of approximately 600 pharmaceutical products are administered by the NDRC and the rest are administered by provincial and regional price control authorities.

Only the manufacturer of a medicine may apply for an increase in the retail price of the medicine, and it must either apply to the provincial price control authorities in the province where it is incorporated, if the medicine is provincially regulated, or to the NDRC, if the medicine is NDRC-regulated. For a provincially-regulated medicine, in cases where provincial price control authorities approve an application, manufacturers must file the newly approved price with the NDRC for record and thereafter the newly approved price will become binding and enforceable across China.

Since May 1998, the PRC government has ordered reductions in the retail prices of various pharmaceutical products 24 times. The latest price reduction occurred in May 2007 and affected 1,245 different pharmaceutical products, of which 524 are sold by us. As of December 31 of the following years, approximately the following percentages of the pharmaceutical products we offered were subject to price controls: 2004 - 1.5%; 2005 - 2.0%; 2006 - 7.5%; and 2007-2009 - 16.0%.

Reimbursement under the National Medical Insurance Program

The PRC government has increased the availability of funding under the National Program and included more pharmaceutical products in the China’s national medical insurance scheme. Eligible participants in the National Program, mainly consisting of urban residents, are entitled to purchase medicine when presenting their medical insurance cards in an authorized Company store, provided that the medicine they purchase has been included in the national or provincial medical insurance catalogs. Depending on relevant local regulations, authorized pharmacies either sell medicine on credit and obtain reimbursement from relevant government social security bureaus on a monthly basis, or receive payments from the participants at the time of their purchases, and the participants in turn obtain reimbursement from relevant government social security bureaus.

Medicine included in the national and provincial medical insurance catalogs is divided into two tiers. Purchases of Tier A pharmaceutical products are generally fully reimbursable, except that certain Tier A pharmaceutical products are only reimbursable to the extent the medicines are used for specifically stated purposes in the medical insurance catalogs. Purchasers of Tier B pharmaceutical products, which are generally more expensive than Tier A pharmaceutical products, are required to make a certain percentage of co-payments, with the remaining amount being reimbursable. The percentage of reimbursement for Tier B OTC pharmaceutical products varies in different regions in the PRC. Factors that affect the inclusion of medicine in the medical insurance catalogs include whether the medicine is consumed in large volumes and commonly prescribed for clinical use in China and whether it is considered to be important in meeting the basic healthcare needs of the general public.

The PRC Ministry of Labor and Social Security, together with other government authorities, has the power to determine every two years which pharmaceutical products are included in the national medical insurance catalog, under which of the two tiers the included pharmaceutical products fall, and whether an included pharmaceutical product should be removed from the catalog. Provincial governments are required to include all Tier A pharmaceutical products listed on the national Medical Insurance Catalog in their provincial medical insurance catalogs. For Tier B pharmaceutical products listed in the national medical insurance catalog, provincial governments have the discretion to adjust upwards or downwards by no more than 15% from the number of Tier B pharmaceutical products listed in the national medical insurance catalog that are to be included in the provincial medical insurance catalogs. The amount in a participant’s individual account under the program varies, depending on the amount of contributions from the participant and his or her employer. Generally, participants under the National Program who are from relatively wealthier parts and metropolitan centers of China have greater amounts in their individual accounts than those from other parts of the country. Different regions in China have different requirements regarding the caps of reimbursements in excess of the amounts in the individual accounts.

Sales of Nutritional Supplements and other Food Products

According to the PRC Food Hygiene Law and Rules on Food Hygiene Certification, a distributor of nutritional supplements and other food products must obtain a food hygiene certificate from relevant provincial or local health regulatory authorities. The grant of such certificate is subject to an inspection of the distributor’s facilities, warehouses, hygienic environment, quality control systems, personnel and equipment. The food hygiene certificate is valid for four years, and the holder must apply for renewal of the certificate within six months prior to its expiration. Our certification expires in June 2011, and we anticipate a routine renewal for this certification.

Foreign Exchange Regulation

Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 1997 and various regulations issued by the State Administration of Foreign Exchange (“SAFE”), and other relevant PRC government authorities, the Renminbi is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investments, require the prior approval from the SAFE or its local counterpart for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC.

Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by the SAFE or its local counterpart. Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into Renminbi.

Pursuant to the SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or the SAFE Circular No. 75, issued on October 21, 2005:

(i)
a PRC citizen residing in the PRC, or PRC resident, shall register with the local branch of the SAFE before it establishes or controls an overseas special purpose vehicle (“overseas SPV”), for the purpose of overseas equity financing (including convertible debts financing);

(ii)
when a PRC resident contributes the assets of or its equity interests in a domestic enterprise into an overseas SPV, or engages in overseas financing after contributing assets or equity interests into an overseas SPV, such PRC resident shall register his or her interest in the overseas SPV and the change thereof with the local branch of the SAFE; and

(iii)
when the overseas SPV undergoes a material event outside of China, such as change in share capital or merger and acquisition, the PRC resident shall, within 30 days from the occurrence of such event, register such change with the local branch of the SAFE.

On May 29, 2007, the SAFE issued relevant guidance to its local branches for the implementation of the SAFE Circular No. 75. This guidance standardizes more specific and stringent supervision on the registration requirement relating to the SAFE Circular No. 75 and further requires PRC residents holding any equity interests or options in SPVs, directly or indirectly, controlling or nominal, to register with the SAFE.

Mr. Wang is a PRC resident who has registered with the local branch of the SAFE as required under SAFE Circular No. 75.

Under the Implementing Rules of Measures for the Administration of Individual Foreign Exchange, or the Implementation Rules, issued by the SAFE on January 5, 2007, PRC citizens who are granted shares or share options by an overseas listed company according to its share incentive plan are required, through a qualified PRC agent or the PRC subsidiary of such overseas listed company, to register with the SAFE and complete certain other procedures related to the share incentive plan. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company must be remitted into a foreign currency account of such PRC citizen or be exchanged into Renminbi.

In addition, domestic wages and salaries of foreign employees outside of the PRC, as well as other rightful earnings, such as dividends, bonuses and profits, of shareholders outside of the PRC may be remitted freely out of the PRC after taxes have been paid in accordance with the provisions of the Chinese tax law with a tax certificate. Since we do not have any debt that is generated outside the PRC and do not have any employees located outside PRC, management is not aware of any material risk of paying in foreign currency in respect of those employee-related and debt-settlement amounts due to any other party located outside PRC.

Liquidation

According to the bankruptcy law of the PRC, XYT, as a WFOE, needs to have its debt to creditors settled in the priority as set forth in the relevant Bankruptcy law in China and its immediate equity holder, FCPG HK, located in Hong Kong, would be the last party to be entitled to any residual interest of the entity. Such priority of payment and distribution in the case of the liquidation of XYT does not have any different priority in respect of PRC nationals or foreigners. The priority is based on the status of being a creditor and other requirements as set forth in the bankruptcy law in China, which does not have any discrimination or preference in respect of whether the party is a PRC national or foreigner.

Taxation

Under the Enterprise Income Tax Law (“EIT”), effective January 1, 2008, China will adopt a uniform tax rate of 25.0% for all enterprises (including foreign-invested enterprises) and revoke the current tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatment granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25.0% may continue to enjoy the lower rate and gradually transition to the new tax rate within five years after the effective date of the EIT Law. Enterprises that are currently entitled to exemptions or reductions from the standard income tax rate for a fixed term may continue to enjoy such treatment until the fixed term expires. However, the two-year exemption from enterprise income tax for foreign-invested enterprise will begin from January 1, 2008 instead of from when such enterprise first becomes profitable. Preferential tax treatments will continue to be granted to industries and projects that are strongly supported and encouraged by the state, and enterprises otherwise classified as “new and high technology enterprises strongly supported by the state” will be entitled to a 15.0% enterprise income tax rate even though the EIT Law does not currently define this term.

Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission (“CSRC”), promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“the new M&A rule”) to regulate foreign investment in PRC domestic enterprises. The new M&A rule provides that the Ministry of Commerce must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise and any of the following situations exists:

(i)	the transaction involves an important industry in China;

(ii)	the transaction may affect national “economic security;” or

(iii)	the PRC domestic enterprise has a well-known trademark or historical Chinese trade name in China.

The new M&A rule also contains a provision requiring overseas SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, the CSRC issued a clarification that sets forth the criteria and process for obtaining any required approval from the CSRC. To date, the application of this new M&A rule is unclear.

Government Support of the Pharmaceutical Industry

The PRC government has supported the growth of the drugstore industry with a series of initiatives.

Active PRC Government support

As part of its Eleventh Five-Year Plan (2006-2010), the PRC Government has actively supported the PRC healthcare industry by providing a number of incentives and enacting programs, including increased funding for building additional hospitals, research centers and other healthcare facilities, enacting healthcare reforms and standards and subsidizing healthcare services for its citizens. The PRC Government has announced it will spend an additional RMB850 billion on healthcare programs from 2009 to 2011, which will significantly bolster the PRC healthcare market.

Anti-Corruption

The substantial majority of hospitals in China are owned and operated by the government, and revenue from hospital pharmacies constitutes a significant portion of hospitals’ revenue. Hospitals procure their supplies of pharmaceutical products in bulk from manufacturers or distributors of pharmaceutical products, and generally decide whether to include a particular medicine on their formulary based upon a number of factors, including doctors’ preference in prescribing the medicine, the cost of the medicine, the perceived efficacy of the medicine and the hospital’s budget. Decisions by hospitals regarding whether to include a particular medicine in their pharmacies could be affected by corrupt practices, including illegal kickbacks and other benefits offered by manufacturers or distributors of pharmaceutical products. These corrupt practices may also affect doctors’ decisions regarding which types of medicine to prescribe.

The PRC government has strengthened its anti-corruption measures and has organized a series of government-sponsored anti-corruption campaigns in recent years. In particular, China amended its criminal code in 2006, increasing the penalties for corrupt business practices. The amendment of the criminal code is expected to make pharmaceutical product suppliers compete for the hospitals’ business on fair and equal terms, and thus is expected to result in more growth opportunities for drugstores that are not affiliated with hospitals.

Pharmaceutical Product Labeling and Prescription Management

The PRC SFDA promulgated pharmaceutical product labeling regulations in March 2006, which require that pharmaceutical product labels state the generic ingredients of the pharmaceutical products and which bar the registration of any brand name for any pharmaceutical product which does not contain active ingredients. In addition, effective May 1, 2007, doctors are not permitted to include brand names in their prescriptions and required to specify the chemical ingredients of the medicines they prescribe in their prescription. These requirements are expected to have the following positive impacts on the business of non-hospital drugstores:

•	help curb corrupt practices by pharmaceutical product manufacturers and doctors;
•	ensure that patients are given better information on the medicines they purchase; and
•	weaken the hospitals’ monopoly on prescriptions and prescription pharmaceutical products.

Equal Opportunity for Non-Hospital Drugstores

The PRC Ministry of Health has promulgated prescription regulations requiring hospitals to allow prescriptions to be filled at non-hospital drugstores. The implementation of this regulation is expected to increase drug sales, especially prescription drug sales, in drugstore chains and independent drugstores that are not affiliated with hospitals.

Employees

We currently employ 54 individuals at our headquarters, located at Number 504, West Ren Min Road, Kunming, City, Yunnan Province, PRC.

DESCRIPTION OF PROPERTY

FCPG HK’s and XYT’s headquarters are located at Number 504, West Ren Min Road, Kunming City, Yunnan Province, People’s Republic of China, 650000. In addition to the head office located at this address, our 3,000 square meter warehouse is also located here. This property is leased for a ten year term, commencing April 1, 2005 and ending March 31, 2015, with a total rental and property management fee of RMB580,000 (approximately US$85,000).

The Company also maintains an executive office at Room 1301, 13th Floor, CRE Building, 303 Hennessy Road Wanchai, Hong Kong.

LEGAL PROCEEDINGS

None.

DIRECTORS AND EXECUTIVE OFFICERS

Management

Our executive officers and directors are:

Name	Age	Position
Zhen Jiang Wang	53	Chairman and Chief Executive Officer
Gregory D. Tse	51	Director
Jack Zwick	75	Director
Jing Gong	37	President
Yong Kang Chen	73	Senior Vice President, Quality Control
Yi Jia Li	41	Chief Financial Officer

Our Board of Directors believes that its members encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests.  The information below with respect to our directors and officers includes each director’s experience, qualifications, attributes, and skills that led our board of directions to the conclusion that he or she should serve as a director.

Zhen Jiang Wang

Mr. Wang founded XYT in 2002, served as its general manager until 2009, and is currently serving as its Executive Director.  Prior to establishing XYT, Mr. Wang served as Vice President of the Sales Department of Yun Nan Provincial Pharmacies Co., Ltd from 1998 to 2001, general manager of Yun Nan Tuo Xin Equipments and Electronics Trading Co. Ltd from 1994 to 1997, and prior to that, as Executive Director of Kun Ming Feng Ning Department Store. Mr. Wang is a 1994 graduate from He Bei Architecture Institute in the People’s Republic of China, majoring in Architecture Engineering.  Mr. Wang was appointed to the Company’s Board of Directors due to his tremendous knowledge of the pharmaceutical industry in China, as well as his corporate leadership experience in China.  The Company believes that Mr. Wang’s knowledge of the pharmaceutical business environment of the PRC will be an invaluable resource as the Company seeks to expand its business in the PRC.

Gregory D. Tse

Mr. Tse has over 25 years of international finance, marketing, media, PR and advertising experience with an extensive brand management track record in North America, Hong Kong and China.  In China, Mr. Tse has helped many international brands to enter into the marketplace before moving on to become one of China’s first communications/media M&A specialists.  Mr. Tse most recently served as Head of China Advisory for Calneva Financial Group from July 2004 to the present date, providing investment banking services for merger and acquisitions in the information technology, media, energy, infrastructure and natural resources areas. Previously, Mr. Tse’s media and marketing communications career included heading up several multinational advertising and PR agencies, including from May 1997 to June 2004, when Mr. Tse served as Managing Director at Publicis China, a communications group, were he managed the China national offices.  Mr. Tse has also served as a member of the Board of Directors of i-Level Media Group Incorporated (PK: ILVL) from July 2008 to January 2009.  Mr. Tse has also traveled extensively in China as the Chief Communications Officer for CORA (China’s Old Revolution Area), a NGO with a mandate to develop China’s rural areas, and started many humanitarian projects to fund education there.  Mr. Tse graduated from the School of Architecture at University of Waterloo, Canada.  Mr. Tse was appointed to the Company’s Board of Directors due to his over 25 years of experience, primarily in China, as well as his public company board and management experience.  The Company believes that Mr. Tse’s knowledge of investment banking services and mergers and acquisitions will be an invaluable resource as the Company may seek additional capital to expand its business in the PRC.  The Company also believes that Mr. Tse’s knowledge of brand management and marketing will aid the Company in expanding the brand awareness of its pharmaceutical distribution operations.

Jack Zwick

Mr. Zwick is a certified public accountant and a founding and current member of Zwick Maddox & Banyai PLLC, certified public accountants, in Michigan, since 1994.  Mr. Zwick is also currently the Senior Vice President of Finance of Sunrise Sports & Entertainment, LLC and the Chief Financial Officer of American BioCare, Inc., a public company, positions he has held since 2008 and September 2010, respectively.  Mr. Zwick has extensive experience as an audit partner for both public and private companies in several industries, including real estate, manufacturing, pharmaceutical, theatre, concert, recreation, sports franchises, depleting assets, hospitality and service organizations.  He has worked with clients in a wide variety of areas, ranging from accounting and auditing services, and SEC work which included initial public offerings of corporations and public limited partnerships, to tax consulting and litigation support.  Mr. Zwick is currently the audit partner for all Nederlander operations, an international company involved in theatre and concert facilities throughout the United States and in the United Kingdom.  He was previously the audit partner for the Detroit Red Wings, a National Hockey League team, a previous member of the audit committee of Health Chem Corporation, a public company, and a member of the board and chairman of the audit committee of Solar Energy Initiatives Corporation, a public company (OTCBB: SNRY).  Further, Mr. Zwick is a former managing partner of the Detroit, Michigan office of Laventhol & Horwath, an international CPA firm, and a former executive director with Grant Thornton, an international CPA firm.

Mr. Zwick holds a Bachelor of Arts degree in Accountancy and a Masters of Science in Taxation from Wayne State University.  He is a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants, and previously taught accounting and audit related classes for the Michigan Association of CPAs and Ohio Society of CPAs.

Jing Gong

Ms. Jing Gong is the General Manager of FCPG HK and XYT. She is one of the founding shareholders of XYT and has broad experience in retailing and the pharmaceutical industry. She was the General Manager of Kun Ming Feng Ning Department Store and the sales manager of Yun Nan Tuo Xin Equipments and Electronics Trading Co. Ltd prior to helping establish XYT.  Ms. Gong is a graduate from He Bei University, PRC in 1999, majoring in Economic Management.

Yong Kang Chen

Mr. Yong Kang Chen is the Senior Vice President, Quality Control of FCPG HK and XYT.  Mr. Chen has been involved in the pharmaceutical industry for over 47 years. He has been the General Manager of XYT since 2002.  He has also held the following positions within the pharmaceutical industry in China:

•        Director of pharmaceutical section of No. 1 People’s Hospital of Dong Chuan City.
•        Director of Pharmaceutical Inspection Department of Dong Chuan City.
•        Vice Director of Dong Guan Bureau of Hygiene.
•        Director of Dong Guan Science and Technology Committee.
•        Director of Kun Ming Pharmaceutical Inspection Department.
•        Chief Supervisor of Kun Ming Municipal Pharmacies Co., Ltd.

Mr. Chen Graduated from Nan Jing Pharmaceutical College in 1963, majoring in Pharmacy.

Yi Jia Li

Ms. Yi Jia Li is the Chief Financial Officer of XYT and FCPG HK.  Ms. Li joined XYT in 2009 after working as the financial manager for Yun Nan Rui Ming Audio and Video Equipments Co., Ltd. from 2005 to 2009 and the accounting manager for Yun Nan Bai Feng Real Estate Co., Ltd. from 2000 to 2005. Ms. Li Graduated from Yun Nan University in 1999, majoring in Accounting and Auditing. Ms. Li is a certified Accounting Professional in the PRC, receiving this designation in 2002.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s stockholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

Our Directors and Executive Officers have not been involved in any of the following events during the past ten years:

1.           any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.           any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.           being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.           being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.           being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Our Board of Directors held no formal meetings in the prior fiscal year.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the board.  None of our current directors are independent directors as defined in the NASD listing standards.

It is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 delivered to us as filed with the Securities Exchange Commission, our executive officers and directors, and persons who own more than 10% of our Common Stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders.  If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o First China Pharmaceutical Group, Inc., 800 Bellevue Way, Suite 400, Bellevue, Washington 98004.

Board Leadership Structure and Role on Risk Oversight

Zhen Jiang Wang currently serves as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.  It is anticipated that the Board of  Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among any of our directors, executive officers and incoming directors or executive officers.

EXECUTIVE COMPENSATION

Board Compensation

Other than the Board Advisory Agreement we have entered into with Jack Zwick, as discussed below, we have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

On May 6, 2011, we entered into a Board Advisory Agreement with Jack Zwick, whereby Mr. Zwick consented to serve as a director of the Company.  Pursuant to the Board Advisory Agreement, Mr. Zwick will receive two hundred thousand (200,000) shares of Company common stock, vesting monthly over a period of two years, in connection with his service as a director and a consulting fee of $2,000 per month.  A copy of the Board Advisory Agreement is referenced as an exhibit to this registration statement.

Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned from XYT during the fiscal years ended December 31, 2010 and 2009 by the executive officers of XYT and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Zhen Jiang Wang (1)	2010	US$		nil	nil	nil	nil	nil	US$
Chairman	2009	US$	8,825	nil	nil	nil	nil	nil	US$	8,825
Jing Gong	2010	US$		nil	nil	nil	nil	nil	US$
President	2009	US$	8,825	nil	nil	nil	nil	nil	US$	8,825
Yi Jia Li	2010	US$		nil	nil	nil	nil	nil	US$
Chief Financial Officer	2009	US$	6,000	nil	nil	nil	nil	nil	US$	6,000
Yong Kang Chen	2010	US$		nil	nil	nil	nil	nil	US$
Senior Vice President, Quality Control	2008	US$	4,600	nil	nil	nil	nil	nil	US$	4,600

(1)  Pursuant to the Exchange Agreement, the Company has agreed that, beginning with the quarter ending September 30, 2010, the Company will pay to Mr. Wang a bonus payment based on two percent (2%) of the quarterly gross sales of XYT, as calculated and disclosed in the financial statements included in the Company’s filings with the Commission.  Such agreement shall provide that the bonus payment shall be made on a quarterly basis, within fifteen (15) days after the filing of a Form 10-K or Form 10-Q with the Commission containing financial statements of the Company. Effective October 8, 2010, pursuant to an Amendment to the Bonus Payment Agreement signed by Mr. Wang, Mr. Wang has agreed to waive any and all right to receive any bonus for the Company’s fiscal year ending March 31, 2011. By May 30, 2011, Mr. Wang will inform the Company’s Board of Directors of his intent regarding any bonus payment he may be entitled to for all or part of the fiscal year ending December 31, 2011.

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

The Company is party to employment agreements with two of its executive officers, Yong Kang Chen and Yi Jia Li, providing for monthly salaries of RMB2,600 (approximately US$385) and RMB3,400 (approximately US$500), respectively.  Each employment agreement commenced on June 1, 2009 and will terminate on May 31, 2011.  The employment agreements each provide for the Company to arrange social insurance for the executive officers and the termination by the Company or executive officer upon 30 days notice upon the occurrence of a limited number of circumstances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers prior to the Closing of the Exchange Transaction and our current directors and executive officers.  Other than the specific related party transactions noted below, and except for Aidan Hwuang, who resigned as an executive officer as a condition to the Closing of the Exchange Transaction, and who subsequently resigned as a member of the Company’s Board effective February 15, 2011, our current directors and executive officers were not directors or executive officers of the Company prior to the Closing of the Exchange Transaction, did not hold any position with the Company prior to the Closing of the Exchange Transaction nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Although we have adopted a Code of Ethics, we still rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

As of December 31, 2010, there is a balance owing to one of our stockholders in the amount of US$15,579.  This balance is unsecured, non-interest bearing and has no specific terms of repayment.

We are party to employment agreements with two of our executive officers, Yong Kang Chen and Yi Jia Li, providing for monthly salaries of RMB2,600 (approximately US$385) and RMB3,400 (approximately US$500), respectively.  Each employment agreement commenced on June 1, 2009 and will terminate on May 31, 2011.  The employment agreements each provide for the Company to arrange social insurance for the executive officers and the termination by the Company or executive officer upon 30 days notice upon the occurrence of a limited number of circumstances.

As noted above, XYT, our subsidiary, entered into an Authorization Agreement, dated July 12, 2006, with Mr. Wang, our Chairman and Chief Executive Officer.  In accordance with the Authorization Agreement, XYT had authorized Mr. Wang to collect receivables of XYT prior to or concurrent with product delivery for certain customers with whom he has existing relationships. The amount of such receivables collected by Mr. Wang totaled US$5,945,625, US$17,270,218, and US$26,363,421 during 2007, 2008, and 2009, respectively.  Mr. Wang also paid certain payables (including purchased inventories from suppliers, expenses, such as commissions, notes payables, software customization, installation of the internet fulfillment system, computer equipment and even vehicles  to provide expedited delivery of purchased goods) with funds from the receivables he previously collected on behalf of the Company.  We believe such an arrangement is common in the PRC, and it allowed both us and Mr. Wang to maintain favorable relationships with customers and suppliers due to prompt payments and frequent communication, to reduce certain transaction costs, to obtain favorable prices and discounts due to Mr. Wang’s prompt settlement of certain supplier accounts, and to reduce certain liquidity risks due to daily limits and other restrictions on bank withdrawals from business accounts as the funds collected by Mr. Wang on behalf of the Company provide an additional liquidity option for the Company when needed.  In order to ensure that a company retains sufficient registered capital to support itself, there are limits on the funds that can be paid out each day.  For a company with the registered capital of XYT, the daily limit on funds that may be liquidated (paid out) is RMB500,000 or $77,000 USD per day.  By Mr. Wang providing funds for the settlement of payables, the Company was able to work around this liquidity restriction without having to increase its registered capital.  This arrangement was informal in nature and on an as-needed basis voluntarily by Mr. Wang. When the Company was required to make daily payments in excess of RMB500,000 or US$77,000, Mr. Wang would pay such excess amounts personally to ensure the continuous efficient flow of payments.  With a company that was approaching $25 million in annual sales, Mr. Wang was called upon a couple of times per week to top up payments that were in excess RMB500,000 or US$77,000 per day.

However, prior to the closing of the Exchange Transaction, the Company and Mr. Wang recognized that continuation of this arrangement, while appropriate and effective for XYT as a private, closely held company, should not continue as XYT became a subsidiary of a publicly traded company with multiple stockholders that would be subject to SEC and US GAAP compliance.  Therefore, as part of its evolution into a public company, the Company and Mr. Wang had agreed that after the Exchange Transaction, Mr. Wang would discontinue making payments and collections on behalf of XYT in order to standardize its business operations and set up a structure of effective internal controls as a public company.   In fact, Mr. Wang ceased collecting receivables in June 2010. The Company and Mr. Wang are currently in discussions regarding an acceptable repayment schedule. Mr. Wang has agreed that the 2% bonus payments he is to receive on gross sales from XYT will be applied to the repayment schedule. The Company anticipates it will have a repayment schedule agreed upon in less than 18 months. In advance of the Exchange Transaction, XYT also applied for an increase in its registered capital and began the process of arranging for direct bank financing for many of its large customers to further address its liquidity situation. Accordingly, in April 2011, XYT’s registered capital was increased from RMB2,000,000 to RMB15,080,000, or US$2,295,000.

Further, the Company has entered into a Bonus Payment Agreement with Mr. Wang, our Chairman and Chief Executive Officer, dated October 7, 2010 (“Bonus Agreement”), whereby we have agreed to pay Mr. Wang a bonus payment of two percent (2%) of the quarterly gross sales of XYT, as calculated and disclosed in our consolidated financial statements filed with our Form 10-K and Form 10-Q filings.  Such bonus payments shall be paid within fifteen (15) days after such respective filings are made, shall not exceed an aggregate of $1,500,000 per fiscal year, and Mr. Wang can reduce or modify, in his sole discretion, the amount due to him as long as such bonus payments do not exceed two percent (2%) of the quarterly gross sales of XYT.  Mr. Wang subsequently amended the Bonus Agreement in a letter to us dated October 8, 2010 (“Amendment to Bonus Agreement”), whereby Mr. Wang agreed to waive any and all right to receive any bonus payment for the Company’s fiscal year ended March 31, 2011 noting that no amounts due to Mr. Wang for the fiscal year ended March 31, 2011 would be carried forward. In accordance with the Amendment to the Bonus Agreement, Mr. Wang has agreed to inform our Board of Directors prior to May 30, 2011, of his intentions with respect to any bonus payment he may be entitled to for all or part of our fiscal year ended December 31, 2011 in accordance with the Bonus Agreement.

As discussed above, on September 15, 2010, we closed the Exchange Transaction, by and among FCPG, FCPG HK, and XYT, the wholly owned subsidiary of FCPG HK.   Our Chairman and Chief Executive Officer, Mr. Wang, was the sole stockholder of FCPG HK.  As a result of the Exchange Transaction, we issued a total of 15,000,000 shares of our common stock to Mr. Wang in exchange for 100% of the capital stock of FCPG HK and Mr. Wang was appointed our Chairman and Chief Executive Officer.

On May 6, 2011, we entered into a Board Advisory Agreement with Jack Zwick, whereby Mr. Zwick consented to serve as a director of the Company.  Pursuant to the Board Advisory Agreement, Mr. Zwick will receive two hundred thousand (200,000) shares of Company common stock, vesting monthly over a period of two years, in connection with his service as a director and a consulting fee of $2,000 per month.  A copy of the Board Advisory Agreement is referenced as an exhibit to this registration statement.

Director Independence

During fiscal year 2010, we had one independent director on our board, Gregory D. Tse.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information as of May 20, 2011, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of May 20, 2011, there were 59,464,480 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers

Zhen Jiang Wang Chairman and Chief Executive Officer People West Road 504, Room 819 West Ren Min Road Kunming Yunnan Province	15,000,000	25.2%

Jing Gong President People West Road 504, Room 819 West Ren Min Road Kunming Yunnan Province	―	―

Yong Kang Chen Senior Vice President, Quality Control West Circle Road 291 Block B, 2403 Wuhua District Kunming Yunnan Province	―	―

Yi Jai Li Chief Financial Officer News Road No. 447 Kunming Yunnan Province	―	―

Gregory D. Tse Director 1155 Yu Yuan Road Building 4, Suite 103 Shanghai, China 200050	―	―

Jack Zwick(2) Director Zwick & Banyai, PLLC 20750 Civic Center Drive Suite 418 Southfield, MI 48075	91,667	*

All Officers and Directors as a Group	15,091,667	25.3%

5% Stockholders

None.

* Less than 1%.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)
Mr. Zwick has entered into that certain Board Advisory Agreement dated May 6, 2011 pursuant to which he has been granted 200,000 shares of the Company’s common stock subject to certain vesting and forfeiture restrictions.  As of May 18, 2011, 8,333 shares had vested.  Mr. Zwick is also the beneficial owner of 27,778 shares of our common stock and a right to 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

As previously disclosed on a Current Report on Form 8-K filed with the SEC on August 7, 2009, Moore and Associates, Chartered was dismissed as our independent accountant on August 7, 2009.  On August 7, 2009, we engaged Seale and Beers, CPAs as our new independent registered public accounting firm.  As previously disclosed on a Current Report on Form 8-K filed with the SEC on October 23, 2009, on October 18, 2009, we dismissed Seale and Beers, CPAs, which had not provided any services to our company from the period between its engagement and dismissal.  On October 8, 2009, our Board of Directors approved the appointment of Li & Company, PC as our independent registered public accounting firm.  As previously disclosed on a Current Report on Form 8-K filed with the SEC on August 26, 2010, on August 24, 2010, Li & Company, PC resigned as our independent registered public accounting firm, and our Board of Directors approved the appointment of Parker Randall CF (H.K.) CPA Limited as our independent registered public accounting firm, effective August 25, 2010.  In connection with each of these changes in accountants, there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) or reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

RECENT SALES OF UNREGISTERED SECURITIES

In connection with the Exchange Agreement, on September 15, 2010, we issued a total of 15,000,000 shares of our common stock to the FCPG HK Stockholder in exchange for 100% of the capital stock of FCPG HK.  The issuance of the common stock to the FCPG HK Stockholder pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D and Regulation S thereof.  We made this determination based on the representations of the FCPG HK Stockholder which included, in pertinent part, that such shareholder was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, and that such shareholder was acquiring our common stock, for investment purposes for his own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such shareholder understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On October 3, 2010, we issued a convertible promissory note to Sierra Growth Inc. (the “Sierra Note”) in the principal amount of up to $400,000, with interest on the unpaid principal at a rate of 5.0% simple interest per annum.  The Sierra Note matures on October 3, 2015.  The outstanding principal and accrued but unpaid interest thereon may be converted (1) upon a qualified debt or equity financing, in which case the holder of the Sierra Note would receive for the same promissory note or class and series of stock, respectively, issued in such qualified financing; (2) upon mutual agreement by the holder and the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price; or (3) upon a reorganization, consolidation or merger of the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price.  We issued the Sierra Note in reliance on Section 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.  On October 4, 2010, Sierra Growth Inc. assigned the Sierra Note to Caledonia Partners LLC, and on January 21, 2011, Caledonia Partners LLC agreed to extend the total funds available to the Company under the Sierra Note to $500,000.  As of January 28, 2011, the Company has drawn $410,000 under the Sierra Note.

On December 22, 2010, we issued a convertible promissory note to Caledonia Partners LLC  (the “Caledonia Note”) in the principal amount of $500,000, with interest on the unpaid principal at a rate of 5.0% simple interest per annum.  The Caledonia Note matures on December 22, 2015.  The outstanding principal and accrued but unpaid interest thereon may be converted (1) upon a qualified debt or equity financing, in which case the holder of the Caledonia Note would receive for the same promissory note or class and series of stock, respectively, issued in such qualified financing; (2) upon mutual agreement by the holder and the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price; or (3) upon a reorganization, consolidation or merger of the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price.  We issued the Caledonia Note in reliance on Section 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.

Between March 18, 2011 and April 15, 2011, we entered into a form of Securities Purchase Agreement (the “SPA”) with certain accredited investors (the “Purchasers”) for the issuance and sale of one hundred and fifty four (154) Units of the Company at a purchase price of $25,000 per Unit (the “Private Offering”), for aggregate consideration of $3,850,000.   Each “Unit” is comprised of (i) 27,778 shares of Company common stock, $0.001 par value per share (the “Common Stock,” and the shares of Common Stock offered referred to as the “Shares”), (ii) warrants to purchase 27,778 shares of Common Stock at an exercise price of $1.25 per share (the “Series A-1 Warrants”), and (iii) warrants to purchase 27,778 shares of Common Stock at an exercise price of $2.00 per share (the “Series A-2 Warrants”) (the Series A-1 Warrants and the Series A-2 Warrants, collectively, the “Warrants”).  The Warrants expire four (4) years from the date of issuance, subject to early termination or forfeiture in accordance with certain terms and conditions of the Warrants.

Each of the Purchasers executed an SPA and each Purchaser represented to the Company that such investor was an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act of 1933.  The Company expects to use the net proceeds of the Private Offering, totaling $3,633,500 after deducting for certain costs and expenses of the Private Offering, for general corporate purposes, which may include funding working capital needs, marketing, acquisitions and expansion, and to further the operations of the Company.  An aggregate of 4,464,480 Shares, 4,381,145 Series A-1 Warrants and 4,381,145 Series A-2 Warrants were issued in connection with the Private Offering.  The Shares and Warrants were issued in reliance upon Rule 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.

SELLING SECURITY HOLDERS

The following table identifies the Selling Security Holders, as of May 20, 2011, and indicates certain information known to us with respect to (i) the number of common shares beneficially owned by the Selling Security Holder, (ii) the number of common shares that may be offered for the Selling Security Holder’s account, and (iii) the number of common shares and percentage of outstanding common shares to be beneficially owned by the Selling Security Holder assuming the sale of all of the common shares covered hereby by the Selling Security Holders.  The term “beneficially owned” means common shares owned or that may be acquired within 60 days.  As of May 20, 2011, there were 59,464,480 shares of common stock issued and outstanding.  Shares of common stock that are issuable upon the exercise of outstanding options, warrants, convertible securities or other purchase rights, to the extent exercisable within 60 days of the date of this Prospectus, are treated as outstanding for purposes of computing each Selling Security Holder’s percentage ownership of outstanding shares.  The Selling Security Holder may sell some, all, or none of our common shares. The number and percentages set forth below under “Shares Beneficially Owned After Offering” assumes that all offered shares are sold.

Name of Selling	Shares Beneficially Owned Prior to Offering		Shares to be Offered	Shares Beneficially Owned After the Offering
Stockholder	Number	Percentage	Number	Number	Percentage

Sierra Growth, Inc.(1) Henville Building, Charlestown, Nevis	3,333,360	5.60%	3,333,360	0	0.00%
Terra Equity LLC(2) Henville Building, Charlestown, Nevis	3,333,360	5.60%	3,333,360	0	0.00%
Cedarview Opportunities Master Fund, L.P.(3) One Penn Plaza, 45th Fl., New York, NY 10119	1,333,344	2.24%	1,333,344	0	0.00%
Hanka Lew(4) 7215 Park Drive East Flushing, NY 11367	166,668	*	166,668	0	0.00%
Nigel Gregg(5) 12 Mountain View Road, Dubling, Ireland	166,668	*	166,668	0	0.00%
Burton Weinstein(6) 4 Iris St. Cedarhurst, NY 11516	166,668	*	166,668	0	0.00%
Marla Schachter(7) 207 Aycrigg Ave. Passaic, NJ 07055	166,668	*	166,668	0	0.00%
Joshua Gottlieb(8) 220 East 63rd St., Apt. PHC New York, NY 10065	83,334	*	83,334	0	0.00%
Michael Nimaroff(9) 54 Deepdale Dr. Great Neck, NY 11021	166,668	*	166,668	0	0.00%
Arthur Luxenberg(10) 700 Broadway New York, NY 10003	333,336	*	333,336	0	0.00%
Jack Zwick(11) 22570 S. Bellwood Dr. Southfield, Michigan 48034	83,334	*	83,334	0	0.00%
Robin Smith(12) 930 5th Ave., Apt. 8N New York, NY 10071	166,668	*	166,668	0	0.00%
Mark I. Lev(13) c/o Sandgrain Securities, Inc. 1050 Franklin Avenue, Suite 302 Garden City, NY 11530	217,638	*	217,638	0	0.00%

Alan Fein(14) c/o Sandgrain Securities, Inc. 1050 Franklin Avenue, Suite 302 Garden City, NY 11530	92,421	*	92,421	0	0.00%
Tammy Eloshvili(15) c/o Sandgrain Securities, Inc. 1050 Franklin Avenue, Suite 302 Garden City, NY 11530	15,000	*	15,000	0	0.00%
Marisa Basile(16) c/o Sandgrain Securities, Inc. 1050 Franklin Avenue, Suite 302 Garden City, NY 11530	10,500	*	10,500	0	0.00%
Alex Mehrle(17) c/o Sandgrain Securities, Inc. 1050 Franklin Avenue, Suite 302 Garden City, NY 11530	10,500	*	10,500	0	0.00%
Migdal Ohr c/o Sandgrain Securities, Inc. 1050 Franklin Avenue, Suite 302 Garden City, NY 11530	10,000	*	10,000	0	0.00%
Peter Grassel(18) c/o Sandgrain Securities, Inc. 1050 Franklin Avenue, Suite 302 Garden City, NY 11530	32,666	*	32,666	0	0.00%
Nancy Chinchar(19) c/o Sandgrain Securities, Inc. 1050 Franklin Avenue, Suite 302 Garden City, NY 11530	32,666	*	32,666	0	0.00%
Lois Blumenfeld(20) 1 University Plaza, Suite 409 Hackensock, NJ 07601	83,334	*	83,334	0	0.00%

Howard Blumenfeld(21) 1 University Plaza, Suite 409 Hackensock, NJ 07601	83,334	*	83,334	0	0.00%
Carole Nimaroff(22) 43 Deepdale Dr. Great Neck, NY 11021	166,668	*	166,668	0	0.00%
Steve Vago(23) 150 West End Ave. #6R New York, NY 10023	83,334	*	83,334	0	0.00%
Cape One Financial Master Fund, Ltd.(24) 410 Park Ave., Suite 1500 New York, NY 10022	666,672	*	666,672	0	0.00%
Cranshire Capital, L.P.(25) 310 Dundee Road, Ste. 703 Northbrook, IL 60062	1,083,342	1.82%	1,083,342	0	0.00%
Freestone Advantage Partners, LP(26) 3100 Dundee Road, Ste. 703 Northbrook, IL 60062	83,334	*	83,334	0	0.00%
John J. Connors(27) 3 Aaron Rd. Lexington, MA 02421	83,334		27,778	0	0.00%
Katherine O’Leary(28) 2819 4th Street Boulder, CO 80304	83,334	*	83,334	0	0.00%
David Seltzer(29) 10 Sterling Place Lawrence, NY 11559	83,334	*	83,334	0	0.00%
Harry Mittelman Revocable Living Trust(30) 12100 Kate Dr. Los Altos Hills, CA 94022	166,668	*	166,668	0	0.00%
Aviva Miller Finkelstein(31) 5A Magnolia Drive Great Neck, NY 11021	83,334	*	83,334	0	0.00%
Middlebury Securities, LLC(32) 170 East Ridgewood Ave. Ridgewood, NJ 07540	110,832	*	110,832	0	0.00%

Ronniel Levy(33) c/o Sandgrain Securities, Inc. 1050 Franklin Avenue, Suite 302 Garden City, NY 11530	6,000	*	6,000	0	0.00%
Iroquois Master Fund Ltd.(34) Admiral Financial Center 90 Fort Street, PO Box 32021 George Town, Grand Cayman KY1-1208	83,334	*	83,334	0	0.00%
Jeffrey Schnapper(35) 2 Fieldcrest Drive New City, NY 10956	166,668	*	166,668	0	0.00%
David E. Fass & Marian L. Fass(36) 61 Susan Drive New City, NY 10956	166,668	*	166,668	0	0.00%
William Sheppard(37) 19872 Winsor Terrace Circle Katy, TX 7750	166,668	*	166,668	0	0.00%
Sandgrain Securities, Inc. 1050 Franklin Avenue, Suite 302 Garden City, NY 11530	13,611	*	13,611	0	0.00%
Seacrest Ventures Ltd. Development Bank of Samoa, Level 5, Beach Road, Apia, Samoa(38)	1,000,000	1.68%	1,000,000	0	0.00%
Six Capital Limited Mont Fleuri IBC # 069796 Mahe, Seychlles(39)	1,000,000	1.68%	1,000,000	0	0.00%
Northlake Equities Ltd. Quantum Building #29 Caribbean Commercial Centre The Valley, British Antigua(40)	1,000,000	1.68%	1,000,000	0	0.00%
TOTAL	16,226,770	-	16,226,770	0	*

*	Less than 1%

(1)
Includes 1,111,120 shares of our common stock, 1,111,120 shares underlying Series A-1 warrants to purchase our common stock, and 1,111,120 shares underlying Series A-2 warrants to purchase our common stock.  Mr. J. Agotilla has dispositive and voting control for Sierra Growth Inc.

(2)
Includes 1,111,120 shares of our common stock, 1,111,120 shares underlying Series A-1 warrants to purchase our common stock, and 1,111,120 shares underlying Series A-2 warrants to purchase our common stock.  Mr. C. Smith has dispositive and voting control for Terra Equity LLC.

(3)
Includes 444,448 shares of our common stock, 444,448 shares underlying Series A-1 warrants to purchase our common stock, and 444,448 shares underlying Series A-2 warrants to purchase our common stock.  Mr. Burton Weinstein has dispositive and voting control for Cedarview Master Fund, L.P.

(4)	Includes 55,556 shares of our common stock, 55,556 shares underlying Series A-1 warrants to purchase our common stock, and 55,556 shares underlying Series A-2 warrants to purchase our common stock.

(5)	Includes 55,556 shares of our common stock, 55,556 shares underlying Series A-1 warrants to purchase our common stock, and 55,556 shares underlying Series A-2 warrants to purchase our common stock.

(6)	Includes 55,556 shares of our common stock, 55,556 shares underlying Series A-1 warrants to purchase our common stock, and 55,556 shares underlying Series A-2 warrants to purchase our common stock.

(7)	Includes 55,556 shares of our common stock, 55,556 shares underlying Series A-1 warrants to purchase our common stock, and 55,556 shares underlying Series A-2 warrants to purchase our common stock.

(8)	Includes 27,778 shares of our common stock, 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.

(9)	Includes 55,556 shares of our common stock, 55,556 shares underlying Series A-1 warrants to purchase our common stock, and 55,556 shares underlying Series A-2 warrants to purchase our common stock.

(10)	Includes 111,112 shares of our common stock, 111,112 shares underlying Series A-1 warrants to purchase our common stock, and 111,112 shares underlying Series A-2 warrants to purchase our common stock.

(11)	Includes 27,778 shares of our common stock, 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.

(12)	Includes 55,556 shares of our common stock, 55,556 shares underlying Series A-1 warrants to purchase our common stock, and 55,556 shares underlying Series A-2 warrants to purchase our common stock.

(13)	Includes 61,500 shares of our common stock, 78,069 shares underlying Series A-1 warrants to purchase our common stock, and 78,069 shares underlying Series A-2 warrants to purchase our common stock.

(14)	Includes 30,197 shares of our common stock, 35,196 shares underlying Series A-1 warrants to purchase our common stock, and 35,196 shares underlying Series A-2 warrants to purchase our common stock.

(15)	Includes 5,000 shares of our common stock, 5,000 shares underlying Series A-1 warrants to purchase our common stock, and 5,000 shares underlying Series A-2 warrants to purchase our common stock.

(16)	Includes 3,500 shares of our common stock, 3,500 shares underlying Series A-1 warrants to purchase our common stock, and 3,500 shares underlying Series A-2 warrants to purchase our common stock.

(17)	Includes 3,500 shares of our common stock, 3,500 shares underlying Series A-1 warrants to purchase our common stock, and 3,500 shares underlying Series A-2 warrants to purchase our common stock.

(18)	Includes 10,208 shares of our common stock, 11,229 shares underlying Series A-1 warrants to purchase our common stock, and 11,229 shares underlying Series A-2 warrants to purchase our common stock.

(19)	Includes 10,208 shares of our common stock, 11,229 shares underlying Series A-1 warrants to purchase our common stock, and 11,229 shares underlying Series A-2 warrants to purchase our common stock.

(20)	Includes 27,778 shares of our common stock, 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.

(21)	Includes 27,778 shares of our common stock, 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.

(22)	Includes 55,556 shares of our common stock, 55,556 shares underlying Series A-1 warrants to purchase our common stock, and 55,556 shares underlying Series A-2 warrants to purchase our common stock.

(23)	Includes 27,778 shares of our common stock, 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.

(24)
Includes 222,224 shares of our common stock, 222,224 shares underlying Series A-1 warrants to purchase our common stock, and 222,224 shares underlying Series A-2 warrants to purchase our common stock.  Mr. Reid Drescher has dispositive and voting control for Cape One Financial Master Fund Ltd.

(25)
Includes 361,114 shares of our common stock, 361,114 shares underlying Series A-1 warrants to purchase our common stock, and 361,114 shares underlying Series A-2 warrants to purchase our common stock.  Mr. Keith Goodman has dispositive and voting control for Cranshire Capital, L.P.

(26)
Includes 27,778 shares of our common stock, 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.  Mr. Keith Goodman has dispositive and voting control for Freestone Advantage Partners, LP.

(27)	Includes 27,778 shares of our common stock, 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.

(28)	Includes 27,778 shares of our common stock, 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.

(29)	Includes 27,778 shares of our common stock, 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.

(30)
Includes 55,556 shares of our common stock, 55,556 shares underlying Series A-1 warrants to purchase our common stock, and 55,556 shares underlying Series A-2 warrants to purchase our common stock.  Mr. Harry Mittelman has dispositive and voting control for the Harry Mittelman Revocable Living Trust.

(31)	Includes 27,778 shares of our common stock, 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.

(32)
Includes 36,944 shares of our common stock, 36,944 shares underlying Series A-1 warrants to purchase our common stock, and 36,944 shares underlying Series A-2 warrants to purchase our common stock.  Mr. Greg Osborn has dispositive and voting control for Middlebury Securities, LLC.

(33)	Includes 2,000 shares of our common stock, 2,000 shares underlying Series A-1 warrants to purchase our common stock, and 2,000 shares underlying Series A-2 warrants to purchase our common stock.

(34)
Includes 27,778 shares of our common stock, 27,778 shares underlying Series A-1 warrants to purchase our common stock, and 27,778 shares underlying Series A-2 warrants to purchase our common stock.   Mr. Joshua Silverman has dispositive and voting control for Iroquois Master Fund Ltd.

(35)	Includes 55,556 shares of our common stock, 55,556 shares underlying Series A-1 warrants to purchase our common stock, and 55,556 shares underlying Series A-2 warrants to purchase our common stock.

(36)	Includes 55,556 shares of our common stock, 55,556 shares underlying Series A-1 warrants to purchase our common stock, and 55,556 shares underlying Series A-2 warrants to purchase our common stock.

(37)	Includes 55,556 shares of our common stock, 55,556 shares underlying Series A-1 warrants to purchase our common stock, and 55,556 shares underlying Series A-2 warrants to purchase our common stock.

(38)	Mr. Gabriel Corpuz has dispositive and voting control for Seacrest Ventures Ltd.

(39)	Ms. Eliza Wu has dispositive and voting control for Six Capital Limited.

(40)	Mr. Robert Manansala has dispositive and voting control for Northlake Equities Ltd.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issued and Common Stock issuable under the warrants to the Selling Security Holders to permit the resale of these shares of Common Stock by the holders of the shares of Common Stock from time to time after the date of this prospectus. Other than the proceeds we will receive in the event the warrants are exercised for cash by the Selling Security Holders, we will not receive any of the proceeds from the sale by the Selling Security Holders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Security Holders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Security Holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Security Holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. If the Selling Security Holders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Security Holders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the shares of Common Stock or otherwise, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Security Holders may also sell shares of Common Stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the Selling Security Holders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Security Holders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Security Holders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Security Holders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus. The Selling Security Holders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealer or agents participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Security Holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each Selling Security Holders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon the Company being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Security Holder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each Selling Security Holder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Security Holder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights provisions noted in the Securities Purchase Agreement entered into by each Selling Security Holder, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws;   provided,   however, that each Selling Security Holder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Security Holder against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights provisions of the Securities Purchase Agreement entered into by each Selling Security Holder, or the Selling Security Holder will be entitled to contribution. We may be indemnified by the Selling Security Holder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Security Holder specifically for use in this prospectus, in accordance with the related provisions of the Securities Purchase Agreement, or we may be entitled to contribution.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form S-1.

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share, of which 59,464,480 shares are issued and outstanding as of May 20, 2011.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights.  Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of our liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Warrants

In connection with the Private Offering, the Company issued an aggregate of 4,381,145 Series A-1 warrants and 4,381,145 Series A-2 warrant to certain investors and certain placement agents with Series A-1 warrants having an exercise price of US$1.25 per share and Series A-2 warrants having an exercise price of US$2.00 per share.  Both the Series A-1 warrants and Series A-2 warrants are exercisable at any time within 4 years from the date of issuance.  Currently, all of such Series A-1 and Series A-2 warrants, or 8,762,290 warrants, are outstanding. Both the Series A-1 and Series A-2 warrants have a cashless exercise provision that allows the holder, in its sole discretion, to exercise the warrant in whole or in part in lieu of making the cash payment. The warrants shall be callable by the Company if the Company’s common stock trades at $2.50, with respect to Series A-1 warrants, and $4.00, with respect to Series A-2 warrants, for ten (10) consecutive business days after the shares underlying the two series of warrants are registered, provided the average daily trading volume is at least 300,000 shares during those ten (10) days.  Additionally, in the event we split or subdivide our shares of common stock, or issue additional securities below the respective exercise price of the Series A-1 or Series A-2 warrants, the exercise prices of the Series A-1 and Series A-2 warrants will be proportionately reduced and conversely, if we combine the outstanding shares of common stock into smaller number of share, then the exercise prices will be proportionately increased.  Forms of the Series A-1 and Series A-2 warrants are referenced as exhibits to this Form S-1.

Anti-Dilution Protection

Subscribers in the Private Offering (“Investors”) are entitled to certain anti-dilution protection that may serve as a potential contractual impediment to our future fund raising efforts.  The following description of the contractual anti-dilution protections contained in the Securities Purchase Agreement and Series A-1 and Series A-2 warrants is intended as a summary only and is qualified in its entirety by reference to the form of Securities Purchase Agreement filed or referenced as an exhibit to the registration statement of which this prospectus is a part.

Common Stock Issued in Private Offering - Subject to certain limited exceptions regarding the issuance of additional common stock as set forth in the Securities Purchase Agreement, if the Company, at any time between March 18, 2011 and April 15, 2012, shall agree to issue or actually issue or grant the right to receive any common stock or any security convertible into or exchangeable or exercisable for shares of our common stock (“Common Stock Equivalents”) to any person or entity at a price per share or conversion price or exercise price per share (the “Lower Per Share Price”) which shall be less than the per share purchase price of initially $0.90, as adjusted for stock splits, dividends and reclassifications, (the “Per Share Price”) then in effect (“Lower Price Issuance”), then the Per Share Price shall be amended, reduced, restated and deemed to be, the Lower Per Share Price and the number of shares of common stock issuable to the Investors in the Private Offering shall be deemed increased to the purchase price paid by said Investor divided by the Lower Per Share Price, and, each Investor shall have the right to receive, and the Company shall issue, such number of additional shares of common stock as equals the sum of the purchase price paid by said Investor divided by the Lower Per Share Price, less the number of shares of common stock previously issued to the Investor.  The Lower Per Share Price cannot be reduced below $0.35 per share pursuant to the terms of the Securities Purchase Agreement.

Series A-1 and Series A-2 Warrants Issued in Private Offering - Subject to certain limited exceptions regarding the issuance of additional common stock as set forth in the Series A-1 and Series A-2 warrants, if the Company, at any time while the Series A-1 or Series A-2 warrants are outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or Common Stock Equivalents, at an effective price per share less than $1.25 per share with respect to the Series A-1 warrants and $2.00 per share with respect to the Series A-2 warrants, as adjusted for stock splits, dividends and reclassifications, (each a “Purchase Price”) (such lower price, the “Base Share Price”), then the Purchase Price shall be reduced to a price equal to the Base Share Price.  Such adjustment shall be made whenever such common stock or Common Stock Equivalents are issued.

Registration Rights

In accordance with the form of Securities Purchase Agreement entered into by and between the Company and the Investors, the Investors are entitled to certain rights with respect to the registration of the shares of common stock and shares of common stock underlying the Series A-1 and Series A-2 warrants (“Registrable Securities”) issued in connection with the Private Offering, as further described below.   The following description of the terms of the registration rights provisions of the Securities Purchase Agreement is intended as a summary only and is qualified in its entirety by reference to the form of Securities Purchase Agreement filed or referenced as an exhibit to the registration statement of which this prospectus is a part.

Registration Rights.  Within twenty (20) days after the termination of the Private Offering, we are obligated to use our best efforts to file a registration statement with respect to the Registrable Securities issued in connection with the Private Offering.  Said registration statement shall be effective for at least twelve (12) months following the effective date.

Notice of Additional Registrations.   If we register the offer and sale of any of our securities (other than (i) a registration statement relating to employee benefit plans, (ii) a registration related to Rule 145 or similar transactions, or (iii) a registration on any form that does not include substantially the same information as could be required to be included in a registration statement covering the sale of the Registrable Securities in connection with the Private Offering) either for our own account or for the account of other security holders, the holders of the Registrable Securities may request, and we shall use commercially reasonable efforts to include, their Registrable Securities in the registration.

Expenses of Registration Rights.  We will pay all expenses, other than underwriting discounts and commissions and the fees and expenses of a Selling Security Holder’s counsel, incurred in connection with the registrations described above.

Expiration of Registration Rights.  The registration rights granted to the holders of Registrable Securities shall terminate with respect to the Registrable Securities upon the date such Registrable Securities are first eligible to be resold pursuant to Rule 144 of the Securities Act of 1933, as amended.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.  The registrant’s Articles of Incorporation eliminate the liability of the directors and officers of the registrant for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes. In addition, the registrant’s Bylaws provide that the registrant has the authority to indemnify the registrant’s directors and officers and may indemnify the registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. The registrant is also empowered under the registrant’s Bylaws to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered by the Selling Security Holders has been passed on by the law firm of Greenberg Traurig, LLP, Sacramento, California.

EXPERTS

The consolidated financial statements for First China Pharmaceutical Group, Inc., a Nevada corporation, First China Pharmaceutical Group Limited, a Hong Kong company (“FCPG HK”) and Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (“XYT”), a People’s Republic of China company, its operating subsidiary, as of December 31, 2010 and 2009 and for the years then ended appearing in this prospectus and registration statement have been audited by Parker Randall CF (H.K.) CPA Limited, an independent registered public accounting firm, as set forth in their report appearing herein. The financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

Our transfer agent is Routh Stock Transfer Inc., and is located at 6860 N. Dallas Parkway, Suite 200, Plano, Texas, 75024.  Their telephone number is (972) 381-2782.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at  http://www.sec.gov.

FINANCIAL STATEMENTS

As a result of the closing of the voluntary share exchange transaction, our primary operations consist of the business and operations of FCPG HK and XYT.  Accordingly, the following financial statements are those of our wholly-owned subsidiary, FCPH HK and its operating subsidiary, XYT.

INDEX TO FIRST CHINA PHARMACEUTICAL GROUP, INC. CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO KUN MING XIN YUAN TANG PHARMACIES CO. LTD. (“XYT”) FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Equity Holders of
First China Pharmaceutical Group, Inc.

We have audited the accompanying consolidated balance sheets of First China Pharmaceutical Group, Inc. (“the Company”) as of December 31, 2010, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the results of its operations and its cash flows for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Parker Randall CF
Parker Randall CF (H.K.) CPA Limited
Certified Public Accountant
Hong Kong

May 21, 2011

FIRST CHINA PHARMACEUTICAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)
		At	At
		December 31,	December 31,
	Notes	2010	2009
		$	$
ASSETS
Current Assets
Cash and cash equivalents		1,125,057	37,906
Restricted cash		503,118	808,439
Due from a related party	3	17,011,021	11,799,953
Prepayment		17	-
Inventories	4	6,912,658	2,938,291
Account receivables		2,385,820	-
Total current assets		27,937,691	15,584,589
Plant and equipment, net	5	5,605	4,271
Intangible assets, net	6	2,268	3,003
TOTAL ASSETS		27,945,564	15,591,863

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	7	812,491	732,408
Notes Payable	9	1,266,905	314,935
Other payable and accrued liabilities	8	12,547,659	7,728,348
Due to a related party		12,752	-
Income tax payable		3,114,235	1,740,599
Account payable		10,250	-
Total Current Liabilities		17,764,292	10,516,290
Convertible Promissory Notes	10	772,592	-
TOTAL LIABILITIES		18,536,884	10,516,290

STOCKHOLDERS’ EQUITY
Common stock
Common stock, $0.001 par value; 200,000,000 shares authorized; 55,000,000 and 60,000,000 shares issued and outstanding as of December 31, 2010; and no shares authorized for the predecessor(XYT) as of December 31, 2009, respectively	11	55,000	266,101
Treasury Shares	12	5,000	-
Additional paid-in capital		80,186	-
Retained earnings		8,973,216	4,692,321
Accumulated other comprehensive income
- foreign currency translation adjustments		(101,692)	117,151
- change due to corporate reorganization		396,970	-
TOTAL STOCKHOLDER’S EQUITY		9,408,680	5,075,573

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		27,945,564	15,591,863

See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)
		Year ended	Year ended
		December 31,	December 31,
	Notes	2010	2009
		$	$

Sales (Gross)		27,657,362	25,285,526
Costs of sales		(21,703,136)	(20,726,221)

Gross profit		5,954,226	4,559,305

Web design		(29,330)	-
Legal and accounting		(160,755)	-
Selling expenses		(17,246)	(784,622)
Administrative expenses		(232,193)	(170,788)
Depreciation and amortization		(2,340)	(6,769)
Other operating expenses		(136,498)	(7,443)
Other income	13	304,422	48,543
Income from operations		5,680,286	3,638,226
Interest income		5,083	13,057
Interest expense		(50,776)	(1,513)

Income before tax		5,634,593	3,649,770
Income tax	14	(1,290,760)	(906,274)

Net income		4,343,833	2,743,496
Other comprehensive income
- foreign currency translation
adjustments		(218,843)	(2,334)
- change due to corporate reorganization		396,970	-

Comprehensive income		4,521,960	2,741,162

Earnings per share	18
Basic and diluted		0.093	0.061
Weighted average number of common shares outstanding		48,794,521	45,000,000

See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)
						Accumulated other
						comprehensive income
	Common stock		Treasury	Additional paid-in	Retained	Change due to corporate	Foreign currency transaction
	Shares	Amount	Shares	capital	Earnings	reorganization	adjustment	Total
		$	$	$	$	$	$	$
Balance as of December 31, 2008	-	266,101	-	-	1,948,825	-	119,485	2,334,411
Net income	-	-	-	-	2,743,496	-	-	2,743,496
Foreign currency translation
adjustments	-	-	-	-	-	-	(2,334)	(2,334)
Balance as of December 31, 2009	-	266,101	-	-	4,692,321	-	117,151	5,075,573

Elimination of share capital of legal acquiree.	-	(266,101)	-	-	-	383,252	(117,151)	-
Reorganization of FCPG HK and XYT	-	-	-	(13,718)	-	13,718	-	-
Recognition of the share capital of legal acquirer-FCPG Inc. i.e. the Company.	45,000,000	45,000	-	5,000	(62,938)	-	-	(12,938)
New issue of common stock	15,000,000	15,000	-	-	-	-	-	15,000
Cancellation of common stock	(5,000,000)	(5,000)	5,000	-	-	-	-	-
Issuance of convertible notes	-	-	-	88,904	-	-	-	88,904
Net income	-	-	-	-	4,343,833	-	-	4,343,833
Foreign currency translation adjustments	-	-	-	-	-	-	(101,692)	(101,692)
Balance as of December 31, 2010	55,000,000	55,000	5,000	80,186	8,973,216	396,970	(101,692)	9,408,680
See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP INCORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

	Year Ended December 31
	2010	2009
	$	$
Cash Flows from Operating Activities
Net income	4,343,833	2,743,496
Adjustments to reconcile net income to net cash provided by operating activities:	-
Depreciation and amortization	2,341	6,769
Interest expense on convertible notes	1,496	-
Changes in operating assets and liabilities:
Prepaid expenses	320	-
Due from a related party	(4,676,773)	-
Due to a related party	1,240	(9,305,535)
Inventories	(3,785,615)	1,934,742
Other payable and accrued liabilities	4,407,799	4,412,854
Notes payable	921,352	(1,444,884)
Accounts Receivables	(2,396,713)	-
Income tax payable	1,290,759	906,274
Net cash provided by (used in) operating activities	110,039	(746,284)

Cash Flows from Investing Activities
Purchase of plant and equipment	(2,657)	(2,892)
Investment in subsidiary	(283,137)	-

Net cash used in investing activities	(285,794)	(2,892)

Cash flows from financing activities
Repayment of borrowings	(843,500)	-
Convertible Promissory Note	860,000	-
Decrease (increase) in restricted cash	329,631	(26,375)
New borrowings raised	894,516	732,638
Increase in due to stockholder	1,287	-

Net cash provided by financing activities	1,241,934	706,263

Effect of foreign currency translation on cash and cash equivalents	20,972	(38)

Net decrease in cash and cash equivalents	1,087,151	(42,951)

Cash and cash equivalents - beginning of period	37,906	80,857

Cash and cash equivalents - end of period	1,125,057	37,906

FIRST CHINA PHARMACEUTICAL GROUP INCORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

	Year Ended December 31
	2010	2009
	$	$
Supplemental disclosures for cash flow information:
Cash paid for:
Interest	-	1,513
Income taxes	-	-

See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

First China Pharmaceutical Group, Inc., (the “Company”) incorporated in Nevada on July 31, 2007, is a public reporting “shell company”, as defined in Rule 12b-2 of the securities Exchange Act of 1934, as amended. On May 14, 2010, the Company amended its Articles of Incorporation to change its name from “E-Dispatch Inc.” to “First China Pharmaceutical Group, Inc.”.

First China Pharmaceutical Group limited (the “FCPG HK”) was incorporated in Hong Kong on April 29, 2010 under the Companies Ordinance of Hong Kong. FCPG HK acts as the holding company.

Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (“XYT”) was established under the laws of the People’s Republic of China (“PRC”) on November 12, 2002 with a paid-in capital of RMB 2,000,000 as of December 31, 2010. The head office and warehouse are located at Number 304, West Ren Min Road, Kunming City, Yunnan Province, PRC.

On June 25, 2010, FCPG HK acquired XYT, of which became FCPG HK’s wholly owned subsidiary.

Pursuant to a share sale agreement dated July 5, 2010, the sole shareholder of FCPG HK Group, Mr. Douglas Billingsley sold all of his shares to Mr. Zhen Jiang Wang for considerations. Mr. Zhen Jiang Wang became the sole shareholder of the FCPG HK Group, among which are FCPG HK, and XYT.

On August 23, 2010, the Company entered into a voluntary share exchange agreement with FCPG HK Group (Exchange Agreement). Accordingly, additional 15,000,000 shares of the Company would be issued to Mr. Zhen Jiang Wang, the sole selling shareholder of FCPG HK Group, in exchange for 100% of the issued and outstanding common stock of FCPG HK Group. The newly issued shares would represent 25% of the Company’s issued and outstanding common stock.

On September 15, 2010, the closing date of the Exchange Agreement, Mr. Zhen Jiang Wang owns 25% of the Company’s issued and outstanding common stock. FCPG HK and XYT became the Company’s wholly owned subsidiaries, and the Company acquired the business and operations of FCPG HK and XYT. However, the business and operations of the group are conducted solely through XYT.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (CONT’D)

Later on, as per a condition of closing the Exchange Agreement dated August 23, 2010, Mr. Zhen Jiang Wang was appointed to the Company’s Board of Directors as Chairman, Mr. Aidan Hwuang resigned as the Company’s President, Chief Financial Officer and Secretary, and Mr. Roderick Macutay resigned from the Board of Directors.

The Company and the Subsidiaries (collectively the “Group”) are principally engaged in drug logistics and distribution in Yunnan Province, China through drug stores, medical clinics and hospitals.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation and Presentation

On September 15, 2010, the Company acquired FCPG HK and XYT. The Company was a shell company and its accounting acquirer is FCPG HK and XYT on the date before September 15, 2010. According to the division of Corporation Finance Financial Reporting Manual 1170.1, Financial information of a registrant’s predecessor is required for all periods prior to the succession, with no lapse in audited periods or omission of other information required about the registrant. Any interim period of the predecessor prior to its acquisition by the registrant should be audited when audited financial statements for the period after the acquisition are presented. Schedules required by S-X Article 12 are required for predecessor entities’.

On May 6, 2011, the Company's Board of Directors changed the Company’s fiscal year end from March 31 to December 31, effective immediately.

The Share Exchange is being accounted for as a reverse acquisition presumed to be effected on December 31, 2009 instead of September 15, 2010. The consolidated statements of balance sheet as of December 31, 2010 and the statement of income and comprehensive income and conceded statements of cash flows for the year ended December 31, 2010 have been prepared for the companies (including the Company, FCPG HK and XYT) now comprising the Group(the “Group”). The statements of balance sheet as of December 31, 2009 and the statement of income and comprehensive income and conceded statements of cash flows for the year ended December 31, 2009 have been prepared for the predecessor, XYT on a comparative basic.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONT’D)

(a)	Basis of Preparation and Presentation (Cont’d)

The consolidated balance sheets of the Group as of December 31, 2010 have been prepared to present the position of the assets and liabilities of the Group as at the respective dates.

The Group’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for illustrative of interim predecessor financial information.

This basis of accounting differs in certain material respects from that used for the preparation of the books of account of the Group, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC (“PRC GAAP”), the accounting standards used in the places of their domicile.  The accompanying financial statements reflect necessary adjustments not recorded in the books of account of the Company to present them in conformity with US GAAP.

In the opinion of the management of the Group, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the year have been made.

(b)	Use of Estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of due from a related party, inventories and the estimation on useful lives of plant and machinery and intangible assets. Actual results could differ from those estimates.

(c)	Concentration of Credit Risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash and cash equivalents, other receivable, restricted cash and due from a related party. The Company places its cash with financial institutions with high-credit ratings and quality. The Company conducts periodic reviews of the related party financial conditions and payment practices.

No single external customer exceeded 10% of the Group’s total revenue for the periods presented.

The Company relies on supplies from numerous vendors. The Company had one vendor that accounted for approximately 25% of total purchases for the year ended December 31, 2010.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONT’D)

(d)	Risk Factors and Liquidity Section.

The Company can utilize the retained earnings to pay for dividend to its parent company outside of PRC provided it fulfills the relevant foreign exchange regulations as promulgated by State Administration of Foreign Exchange (SAFE).

Pursuant to the domestic wages and salaries of foreign employees outside of the PRC as well as other rightful earnings (dividends, bonus and profits, etc) of shareholders outside of the PRC may be remitted freely out of PRC after taxes have been paid in accordance with the provisions of the Chinese tax law with a tax certificates.

Since the Company does not have any debt that is generated outside the PRC and does not have any employee located outside PRC, the management does not aware of any risk of paying in foreign currency in respect of those employee-related and debt-settlement amount due to any other party located outside PRC.

According to the Bankruptcy law of PRC, XYT, as a WFOE, needs to have the debt and creditors be settled in priority as set out by the relevant Bankruptcy law in China and its immediate equity holder, that is, the FCPG HK, located in Hong Kong, would be last one to be entitled to any residual interest of the entity. Such priority of payment and distribution in case of liquidating XYT does not have any different priority in respect of PRC nationals or foreigner. The priority is based on status of being creditors and other requirements as set out the Bankruptcy law in China which does not have any discrimination or preference in respect of whether the party is being PRC nationals or foreigner.

(e)	Cash and Cash Equivalents

The Group considers all highly liquid investments with initial maturities of six months or less to be cash equivalents.

(f)	Restricted Cash

Deposits in banks for securities of notes payable that are restricted in use are classified as restricted cash under current assets.

(g)	Trade and Other Receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less allowance for impairment. An allowance for impairment of trade and other receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. The amount of the allowance is the difference between the receivable’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate computed at initial recognition. The amount of the allowance is recognized in the statement of income and comprehensive income.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONT’D)

(h)	Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the weighted average basis. The cost of inventories, principally comprising purchase cost and other costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

During the reporting periods, the Group did not make any allowance for slow-moving or defective inventories.

(i)	Plant and Equipment

Plant and equipment are stated at cost less depreciation and accumulated impairment loss. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is calculated to written off the cost, less their estimated residual value, if any, using the straight-line method over their estimated useful lives. The principal annual rates are as follows:

Office equipment	33	1/3%
Other equipment	20%
Motor vehicles	25%

(j)	Intangible Assets

Intangible assets are stated at cost less amortization and accumulated impairment loss. The intangible assets of the Group represent software in used.  The intangible assets are amortized over their estimated useful lives of 10 years using the straight-line method.

(k)	Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cash flows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONT’D)

(l)	Revenue Recognition

Revenue from sales of the Group’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

When the customers checked and accepted the products, the collection is reasonably assured. Since the nature of the products, the type of their customers and their distribution methods are substantially similar, the revenue recognition policy on variable products is the same.

(m)	Advertising expenses

Advertising expenses are charged to expense as incurred. No advertising expenses were incurred during the years ended December 31, 2010 and 2009.

(n)	Income taxes

The Group uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(o)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustments.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONT’D)

(p)	Foreign Currency Translation (Cont’d)

The Group maintains its financial statements in the functional currency. The functional currency of the Company is US dollar (“USD”), the functional currency of FCPG HK is Hong Kong dollar (“HKD”), and the functional currency of XYT is the Renminbi (“RMB”). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, FCPG HK and Xin Yuan Tang which are prepared using the functional currency have been translated into United States dollars (“USD”). Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange rates applied for the foreign currency translation during the period are as follows:

USD to RMB

	December 31, 2010	December 31, 2009
Closing rate	6.6227	6.8268
	2010	2009
Average rate	6.7257	6.8247

USD to HKD

	December 31, 2010	December 31, 2009
Closing rate	7.7833	7.7550.
	2010	2009
Average rate	7.7479	7.7539

HK$ is pegged to US$ and hence there is no significant translation adjustment impact on these financial statements.

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONT’D)

(q)	Financial instruments

The carrying amounts of all financial instruments approximate fair value. The carrying amounts of cash and cash equivalents, restricted cash, due from (to) a related party, notes payable, other payable and accrued liabilities and income tax payable approximate their fair values due to the short-term nature of these items. The carrying amounts of short-term borrowings approximate the fair value based on the Company’s expected borrowing rate for debt with similar remaining maturities and comparable risk.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

(r)	Fair Value Measurements

In August 2009, the FASB issued Accounting Standards Update “ASU” 2009-5 “Measuring Liabilities at Fair Value”. This ASU provides amendments to ASC 820-10 “Fair Value Measurements and Disclosures” to address concerns regarding the determination of the fair value of liabilities. Because liabilities are often not “traded”, due to restrictions placed on their transferability, there is typically a very limited amount of trades (if any) from which to draw market participant data. As such, many entities have had to determine the fair value of a liability through the use of a hypothetical transaction. This ASU clarifies the valuation techniques that must be used when the liability subject to the fair value determination is not traded as an asset in an active market.

In April 2009, the FASB issued ASC 820-10-65-4 (formerly FSP No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset and Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). This standard emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants. This standard provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity.

In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine the appropriate fair value. This standard is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material effect on our consolidated financial statements.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

(s)	Recent Accounting Pronouncements

In April 2009, the FASB issued FSP 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. FSP 157-4 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, FSP 157-4 requires comparative disclosures only for periods ending after initial adoption.

In May 2009, the FASB issued FSP SFAS 165 “Subsequent Events”. The objective of this Statement is to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for the interim and annual periods ending after June 15, 2009, which is now codified as FASB ASC 855 “Subsequent Events”. The adoption of FASB ASC 855 did not have a material impact on the Company’s financial position, results of operations and cash flows. Effective February 24, 2010, the Company adopted Accounting Standards Update (“ASU”) No. 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”, which removes the requirement to disclose the date through which subsequent events have been evaluated.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140”. This statement is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and is required to be adopted by the Company in the first quarter of fiscal year 2011. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date.

In June 2009, the FASB issued SFAS No.167, “Amendments to FASB Interpretation No.46(R)”, which is codified as ASC 810. ASC 810 amends FASB Interpretation No.46(R), “Variable Interest Entities” for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under ASC 810, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. ASC 810 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONT’D)

(s)	Recent Accounting Pronouncements (Cont’d)

ASC 810 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. ASC 810 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. ASC 810 is effective for the Company in the first quarter of fiscal 2011.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No 162”, which supersedes all existing non-SEC accounting and reporting standards. The codification does not change GAAP but rather organizes it into a new hierarchy with two levels: authoritative and non-authoritative. All authoritative GAAP carries equal weight and is organized in a topical structure.
In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”. This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities. This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability.

The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. ASC 820 is effective for the first reporting period (including interim periods) beginning after August 28, 2009.

In September 2009, the FASB issued ASU No. 2009-06, “Income Taxes (Topic 740)—Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, and it provides implementation guidance on accounting for uncertainty in income taxes effective for interim and annual reporting period ending on or after September 15, 2009.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONT’D)

(s)	Recent Accounting Pronouncements (Cont’d)

In December 2009, the FASB issued ASU No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (“ASU 2009-17”)”. ASU 2009-17 amends the variable-interest entity guidance in FASB ASC 810-10-05-8 to clarify the accounting treatment for legal entities in which equity investors do not have sufficient equity at risk for the entity to finance its activities without financial support. ASU 2009-17 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. ASU 2009-17 is effective for the Company in the first quarter of fiscal 2011.

In January 2010, the FASB issued ASU No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”. This update provides amendments to Subtopic 820-10 that required new disclosures for 2 situations. i) A report entity should disclose separately the amount of significant transfer in and out of Level 1 and 2 fair value measurements and describe the reasons for the transfers. ii) In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuance, and settlements. None of the new pronouncements has current application to the Company.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”. This Update provides amendments to i)An entity that either (a) is an SEC filer or (b) is a conduit bond obligor for conduit debt securities that are traded in a public market (a domestic or foreign stock exchange or an over-the-counter market, including local or regional markets) is required to evaluate subsequent events through the date that the financial statements are issued. If an entity meets neither of those criteria, then it should evaluate subsequent events through the date the financial statements are available to be issued. ii)The glossary of Topic 855 is amended to include the definition of SEC filer. iii)An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. iv)The glossary of Topic 855 is amended to remove the definition of public entity. v)The scope of the reissuance disclosure requirements is refined to include revised financial statements only. None of the new pronouncements has current application to the Company

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONT’D)

(s)	Recent Accounting Pronouncements (Cont’d)

In May 2010, the FASB issued ASU No. 2010-19 “  Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates (SEC Update)”. The purpose of this Update is to codify the SEC Staff Announcement made at the March 18, 2010 meeting of the FASB Emerging Issues Task Force (EITF) by the SEC Observer to the EITF. The Staff Announcement provides the SEC staff’s view on certain foreign currency issues related to investments in Venezuela. None of the new pronouncements has current application to the Company.

In September 2010, the FASB issued ASU Update No.2010-25 “Reporting loans to participants by defined contribution pension plans”. The amendments in this Update require that participant loans be classified as notes receivable from participants, which are segregated from plan investments and measured at their unpaid principal balance plus any accrued but unpaid interest. The amendments in this Update should be applied retrospectively to all prior periods presented, effective for fiscal years ending after December 15, 2010. Early adoption is permitted.

In December 2010, the FASB issued Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts”. The amendments in this Update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples in paragraph 350-20-35-30, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Nonpublic entities may early adopt the amendments using the effective date for public entities.

The Company does not anticipate that the adoption of the above recent accounting pronouncements will have a material impact on these financial statements.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

3.	DUE FROM A RELATED PARTY

The amount due from a related party, Mr. Zhen Jiang Wang who is the major equity holder of the Company as of December 31, 2010, is interest free, unsecured and repayable on demand.

We have referred to SAB Topics 4E and 4G and find that the scenario and background described therein, which is related to capital contribution or unpaid equity of an enterprises, is not applicable in the item as presented under 'Amount due from Shareholder' as presented in the financial statements due to the different nature and background that give rise to such amount.

The amount as appeared in an item "Amount due from shareholders’ here, in fact represents the situation where the shareholder of the Company, Mr. Wang, has collected certain trade receivables on behalf of the subsidiaries of the Company, XYT, while XYT conducts business in China, whereas also Mr. Wang would settle on behalf of the Company, for certain trade payables. Therefore, we suppose the satiation is not the same as any capital contribution commitment or unpaid subscription as outlined by SAB 4E or 4G.

In such circumstances, the Company would have the control measures to manage and eliminate such amount being owed by shareholder to the Company as part of the corporate governance.

4.	INVENTORY

	As of	As of
	December 31,	December 31,
	2010	2009
	$	$

Finished goods	6,912,658	2,938,291

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

5.	PLANT AND EQUIPMENT, NET

	As of	As of
	December 31,	December 31,
	2010	2009
	$	$

Cost
Office equipment	13,199	9,887
Other equipment	30,631	29,717
Motor vehicles	-	21,709

Total	43,830	61,313
Accumulated depreciation	(38,225)	(57,042)

Property, plant and equipment, net	5,605	4,271

Depreciation charged for the years ended December 31, 2010 and 2009 were$1,508 and $5,815, respectively.

6.	INTANGIBLE ASSET, NET

	As of	As of
	December 31,	December 31,
	2010	2009
	$	$

Cost	8,426	8,174
Accumulated amortization	(6,158)	(5,171)

Intangible asset, net	2,268	3,003

Amortization recognized in the administrative expenses for the years ended December 31, 2010 and 2009 were $832 and $954, respectively.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

7.	SHORT-TERM BORROWINGS

The details of short-term borrowings as of December 31, 2010 are as follows:

Nature	Annual Interest Rate	Period	Outstanding loan amount	Collateral
			$

Bank loan	7.97%	27/04/2010 – 26/04/2011	52,044	N/A
Bank loan	5.31%	07/12/2010 – 06/12/2011	760,447	N/A

			812,491

The details of short-term borrowings as of December 31, 2009 are as follows:

Nature	Annual Interest Rate	Period	Outstanding loan amount	Collateral
			$

Bank loan	5.31%	07/12/2009 – 06/12/2010	732,408	N/A

			732,408

8.	OTHER PAYABLE AND ACCRUED LIABILITIES

	As of	As of
	December 31,	December 31,
	2010	2009
	$	$

Other payables	1,335,884	205,074
Staff costs payables	31,870	133,420
Value added tax payable	11,179,905	7,388,582
Other accrued expenses	-	1,272
	12,547,659	7,728,348

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

9.	NOTES PAYABLE

The notes payable which were issued by the Company with bank guarantees are secured by the restricted cash.

10.	CONVERTIBLE PROMISSORY NOTES

On October 3, 2010, we issued a convertible promissory note to Sierra Growth Inc. (the “Sierra Note”) in the principal amount of up to $400,000, with interest on the unpaid principal at a rate of 5.0% simple interest per annum.  The Sierra Note matures on October 3, 2015.  The outstanding principal and accrued but unpaid interest thereon may be converted (1) upon a qualified debt or equity financing, in which case the holder of the Sierra Note would receive for the same promissory note or class and series of stock, respectively, issued in such qualified financing; (2) upon mutual agreement by the holder and the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price; or (3) upon a reorganization, consolidation or merger of the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price.  We issued the Sierra Note in reliance on Section 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.  On October 4, 2010, Sierra Growth Inc. assigned the Sierra Note to Caledonia Partners LLC, and on January 21, 2011, Caledonia Partners LLC agreed to extend the total funds available to the Company under the Sierra Note to $500,000.  As of December 31, 2010, the Company has drawn $360,000 under the Sierra Note.

On December 22, 2010, we issued a convertible promissory note to Caledonia Partners LLC  (the “Caledonia Note”) in the principal amount to $500,000, with interest on the unpaid principal at a rate of 5.0% simple interest per annum.  The Caledonia Note matures on December 22, 2015.  The outstanding principal and accrued but unpaid interest thereon may be converted (1) upon a qualified debt or equity financing, in which case the holder of the Caledonia Note would receive for the same promissory note or class and series of stock, respectively, issued in such qualified financing; (2) upon mutual agreement by the holder and the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price; or (3) upon a reorganization, consolidation or merger of the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price.  We issued the Caledonia Note in reliance on Section 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.  As of December 31, 2010 the Company has drawn $500,000 under the Caledonia Note.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

10.	CONVERTIBLE PROMISSORY NOTES (Cont’d)

The discount rate of the convertible promissory notes were calculated based on the 5-year bank loan interest yield rate and the treasury yield rate by 6.99% per annum under the Sierra Note and 7.98% per annum under the Caledonia Note. The discount amounts on the convertible promissory notes were allocated to the additional paid-in capital.

The details of convertible promissory notes as of December 31, 2010 are as follows

	As of December 31, 2010
	Sierra Note	Caledonia Note	Total
Convertible notes payable:
-par value	$360,000	$500,000	$860,000
-discount on liabilities	(29,382)	(59,523)	(88,904)
-interest adjustment	1,246	250	1,496

	$331,864	$440,728	$772,592

11.	COMMON STOCK

For the year ended December 31, 2009 there were no shares authorized, issued or outstanding for the Predecessor (XYT) respectively.

For the year ended December 31, 2010 there were 200,000,000 shares authorized; 55,000,000 and 60,000,000 shares issued and outstanding for the Company respectively. During year ended to December 31, 2010, 5,000,000 were cancelled.

The market share price for the Company on December 31, 2010 was $1.77 per share and the quoted market price is from OTCBB Market.

12.	TREASURY SHARES

As of November 17, 2010, 2,500,000 shares of Roderick C. Macutay and 2,500,000 shares of Tina S. Suava had been cancelled and returned to the Company as Treasury Shares.

13.	OTHER INCOME

Other income represents the exchange gain of FCPG HK, which is the gain on the exchange of Renminbi for Hong Kong dollar due to depreciation in the Hong Kong dollar (home currency) for receivables.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

14.	INCOME TAX

XYT, a company organized under the laws of the People’s Republic of China (“PRC”) is subject to PRC Enterprises Income Tax ("EIT") with the tax rate of 25%.

FCPG HK was incorporated in Hong Kong under the Companies Ordinance of Hong Kong is subject to HK Profit tax with the tax rate of 16.5%.

A reconciliation of the tax expense applicable to income before tax using the statutory rate to the tax expense at the effective tax rate is as follows:

	Year ended December 31, 2010	Year ended December 31, 2009
	$	$

Income before tax	5,634,593	3,649,770

Tax at the statutory rate	1,290,760	912,443
Others	-	(6,169)

Effective income tax expenses	1,290,760	906,274

There was no deferred tax during the years and as at the balance sheet dates.

15.	COMMITMENTS AND CONTINGENCIES

XYT leases the office and warehouse under non-cancelable operating lease agreement that expires in 2018.

16.	RELATED PARTY TRANSACTIONS

Apart from the transactions and balances disclosed elsewhere in the financial statements, the Company had no material transactions with its related parties during the periods presented.

17.	SEGMENT INFORMATION

No segment information is disclosed as the Company is engaged in the sales of Chinese patent drug, antibiotics, bio-chemicals, chemical preparations and biological. The nature of the products, the type of their customers and their distribution methods are substantially similar. The Company operates in a single segment in the PRC.  All of long-lived assets are located in the PRC.

FIRST CHINA PHARMACEUTICAL GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

18.	EARNINGS PER SHARE

The Company reports basic earnings per share in accordance with ASC Topic 260, “Earnings Per Share”.  Basic earnings/(loss) per share is computed by dividing net income/ (loss) by weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Common equivalent shares are excluded from the computation in periods for which they have an anti-dilutive effect. Stock options for which the exercise price exceeds the average market price over the period are anti-dilutive and, accordingly, are excluded from the calculation.

As of December 31, 2010, the Company had 200,000,000 common shares authorized; 55,000,000 and 60,000,000 common shares issued and outstanding respectively. The weighted average number of common shares outstanding for the fiscal year of 2010 was 48,794,521.

As of December 31, 2009, the predecessor of the Company (XYT) has no authorized shares. The weighted average number of common shares outstanding for the fiscal year of 2009 was assumed that the Company acquired FCPG HK and XYT as of December 31, 2009, with the 45,000,000 shares issued and outstanding.

FIRST CHINA PHARMACEUTICAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2010 AND MARCH 31, 2010
(Stated in US Dollars)
(Unaudited)
		At	At
		December 31,	March 31,
	Notes	2010	2010
		$	$

ASSETS
Current Assets
Cash and cash equivalents		1,125,056	841,280
Restricted Cash		503,118	-
Due from a related party	3	17,511,021	12,009,959
Prepaid and deferred expenses		17	-
Inventories	4	6,912,658	4,671,322
Account Receivables		2,385,821	-
Total current assets		28,437,691	17,522,561
Plant and equipment, net	6	2,006	848
Intangible assets, net	7	2,268	2,798
TOTAL ASSETS		28,441,965	17,526,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	8	812,491	732,461
Notes Payable	10	1,266,904	-
Other payable and accrued liabilities	9	13,011,906	9,200,070
Due to a related party		12,752	-
Income tax payable		3,114,235	1,740,726
Account payable		10,250	-
Total Current Liabilities		18,228,538	11,673,257
Non Current Liabilities
Convertible Promissory Notes		862,088	-
Total Non Current Liabilities		862,088	-
TOTAL LIABILITIES		19,090,626	11,673,257

COMMITMENTS AND CONTINGENCIES	15	-

STOCKHOLDERS’ EQUITY
Common stock
Common stock, $0.001 par value; 200,000,000 shares authorized; 55,000,000 and 60,000,000 shares issued and outstanding, respectively	11	55,000	1,282
Treasury Shares	12	5,000	-
Additional paid-in capital		-	264,819
Retained earnings		9,009,806	5,501,792
Accumulated other comprehensive income
- foreign currency translation adjustments		(60,907)	85,057
Gain and loss from investment		342,440	-
TOTAL STOCKHOLDER’S EQUITY		9,351,339	5,852,950

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		28,441,965	17,526,207

See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)
(Unaudited)

		Three months ended		Nine months ended
		December 31,		December 31,
	Notes	2010	2009	2010	2009
		$	$	$	$

Sales (Gross)		6,375,329	6,486,939	21,021,873	19,032,511
Costs of sales		(4,280,107)	(5,139,656)	(16,242,991)	(15,537,615)

Gross profit		2,095,222	1,347,283	4,778,882	3,494,896

Web design		(29,330)	-	(29,330)	-
Legal and accounting		(152,480)	-	(156,343)	-
Selling expenses		(4,435)	(758,360)	(22,574)	(769,407)
Administrative expenses		(119,961)	(43,717)	(183,840)	(130,133)
Depreciation and amortization		(2,175)	(4,388)	(2,207)	(13,165)
Other operating expenses		(21,822)	(5,543)	(65,504)	(1,874)
Other income	13	301,187	48,376	300,000	48,356
Income from operations		2,066,206	583,651	4,619,084	2,628,673
Interest income		25	3,659	3,810	11,053
Interest expense		(10,132)	(1,508)	(34,822)	(1,507)

Income before tax		2,056,099	585,802	4,588,072	2,638,219
Income tax	14	(394,210)	(146,450)	(1,011,447)	(659,555)

Net income		1,661,889	439,352	3,576,625	1,978,664
Other comprehensive income
Gain and loss from investment		-		342,447
- foreign currency translation adjustments		(60,907)	191,608	(60,907)	379,145

Comprehensive income		1,600,982	630,960	3,866,876	2,357,809
Earnings per share	18	0.0277	0.0439	0.0703	0.1979
Basic
Weighted average number of common shares outstanding		60,000,000	10,000,000	50,869,565	10,000,000

See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP, INC.
STATEMENTS OF SHAREHOLDERS’ EQUITY
(Stated in US Dollars)
(Unaudited)

	Common stock		Treasury	Additional paid-in	Retained	Accumulated other comprehensive
	Shares	Amount	Shares	capital	earnings	income		Total
		$	$	$	$	$		$
						Gain & loss from investment	Foreign currency translation adjustments
Balance, March 31, 2010	10,000,000	1,282	-	264,819	5,501,792	-	85,057	5,852,950
Elimination of share capital of legal acquiree.	(10,000,000)	(1,282)	-	(264,819)		351,158	(85,057)	-
Recognition of the share capital of legal acquirer-FCPG Inc. i.e. the Company.	45,000,000	45,000	-	5,000	(68,611)	-	-	(18,611)
New issue of common stock	15,000,000	15,000	-	-	-	-	-	15,000
Net income	-	-	-	-	1,914,736	-	-	1,914,736
Reorganization of FCPG HK and XYT	-	-	-	(5,000)	-	(8,718)	-	(13,718)
Balance, September 30, 2010	60,000,000	60,000	-	-	7,347,917	342,440	-	7,750,357

Cancellation of common stock	(5,000,000)	(5,000)	5,000	-	-		-	-
Increase in additional paid-in capital	-	-	-	-	-		-
Net income	-	-	-		1,661,889		-	1,661,889
Foreign currency translation adjustments	-	-	-	-	-		(60,907)	(60,907)

Balance, December 31, 2010	55,000,000	55,000	5,000	-	9,009,806	342,440	(60,907)	9,351,339

See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)
 (Unaudited)

	Nine months ended
	December 31,
	2010	2009
	$	$
Cash Flows from Operating Activities
Net income	3,576,625	1,978,664
Adjustments to reconcile net income to net cash provided by operating activities:	-	-
Depreciation and amortization	2,207	13,165
Changes in operating assets and liabilities:
Due from a related party	(5,501,426)	(6,813,212)
Due to a related party	12,752	-
Inventories	(2,241,336)	1,981,550
Increase (decrease) in other payable and accrued liabilities	3,891,866	1,771,166
(Increase) decrease in prepaid expenses	(17)
Notes payable	1,266,904	(763,191)
Account Payables	10,250	-
Accounts Receivables	(2,385,820)	-
Income tax payable	1,373,509	947,137

Net cash provided by (used in) operating activities	5,514	(884,721)

Cash Flows from Investing Activities
Purchase of plant and equipment	-	9,360

Net cash provided by investing activities	-	9,360

Cash flows from financing activities
Repayment of borrowings	80,030	730,062
Convertible Promissory Note	862,088	-
Decrease (increase) in restricted cash	(503,118)	-
Increase in due to stockholder	-	-

Net cash provided by financing activities	439,000	730,062

Effect of foreign currency translation on cash and cash equivalents	(160,738)	320,678

Net decrease in cash and cash equivalents	283,776	175,379

Cash and cash equivalents - beginning of period	841,280	668,503

Cash and cash equivalents - end of period	1,125,056	843,882

Supplemental disclosures for cash flow information:
Cash paid for:
Interest	-	-
Income taxes	-	-

See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)
1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

First China Pharmaceutical Group, Inc., (the “Company”) incorporated in Nevada on July 31, 2007, is a public reporting “shell company”, as defined in Rule 12b-2 of the securities Exchange Act of 1934, as amended. On May 14, 2010, the Company amended its Articles of Incorporation to change its name from “E-Dispatch Inc.” to “First China Pharmaceutical Group, Inc.”.

First China Pharmaceutical Group limited (the “FCPG HK”) was incorporated in Hong Kong on April 29, 2010 under the Companies Ordinance of Hong Kong. FCPG HK acts as the holding company.

Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (“XYT”) was established under the laws of the People’s Republic of China (“PRC”) on November 12, 2002 with a paid-in capital of RMB 2,000,000 as of December 31, 2010. The head office and warehouse are located at Number 304, West Ren Min Road, Kunming City, Yunnan Province, PRC.

On June 25, 2010, FCPG HK acquired XYT, of which became FCPG HK’s wholly owned subsidiary.

Pursuant to a share sale agreement dated July 5, 2010, the sole shareholder of FCPG HK Group, Mr. Douglas Billingsley sold all of his shares to Mr. Zhen Jiang Wang for considerations. Mr. Zhen Jiang Wang became the sole shareholder of the FCPG HK Group, among which are FCPG HK, and XYT.

On August 23, 2010, the Company entered into a voluntary share exchange agreement with FCPG HK Group (Exchange Agreement). Accordingly, additional 15,000,000 shares of the Company would be issued to Mr. Zhen Jiang Wang, the sole selling shareholder of FCPG HK Group, in exchange for 100% of the issued and outstanding common stock of FCPG HK Group. The newly issued shares would represent 25% of the Company’s issued and outstanding common stock.

On September 15, 2010, the closing date of the Exchange Agreement, Mr. Zhen Jiang Wang owns 25% of the Company’s issued and outstanding common stock. FCPG HK and XYT became the Company’s wholly owned subsidiaries, and the Company acquired the business and operations of FCPG HK and XYT. However, the business and operations of the group are conducted solely through XYT.

On September 15, 2010, the Company acquired FCPG HK and XYT. The Company was a shell company and its financial statements should be disregarded prior to September 15, 2010. According to the division of Corporation Finance Financial Reporting Manual 1170.1, Financial information of a registrant’s predecessor is required for all periods prior to the succession, with no lapse in audited periods or omission of other information required about the registrant. Any interim period of the predecessor prior to its acquisition by the registrant should be audited when audited financial statements for the period after the acquisition are presented. Schedules required by S-X Article 12 are required for predecessor entities’. The consolidated statements of income and comprehensive income and conceded statements of cash flows of the companies (including the Company, FCPG HK and XYT) now comprising the group(the “Group”) have been prepared throughout the periods for the three months ended and nine months ended to December 31, 2010, and the statements of income and comprehensive income and conceded statements of cash flows of FCPG HK and XYT have been prepared throughout the periods for the three months ended and the nine months ended to December 31, 2009.

Later on, as per a condition of closing the Exchange Agreement dated August 23, 2010, Mr. Zhen Jiang Wang was appointed to the Company’s Board of Directors as Chairman, Mr. Aidan Hwuang resigned as the Company’s President, Chief Financial Officer and Secretary, and Mr. Roderick Macutay resigned from the Board of Directors.

The Company and the Subsidiaries (collectively the “Group”) are principally engaged in drug logistics and distribution in Yunnan Province, China through drug stores, medical clinics and hospitals.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation and Presentation

On September 15, 2010, the Company acquired FCPG HK and XYT. The Company was a shell company and its financial statements should be disregarded prior to September 15, 2010.. According to the division of Corporation Finance Financial Reporting Manual 1170.1, Financial information of a registrant’s predecessor is required for all periods prior to the succession, with no lapse in audited periods or omission of other information required about the registrant. Any interim period of the predecessor prior to its acquisition by the registrant should be audited when audited financial statements for the period after the acquisition are presented. Schedules required by S-X Article 12 are required for predecessor entities’. The consolidated statements of income and comprehensive income and conceded statements of cash flows of the companies (including FCPG HK and XYT) now comprising the Group (the “Group”) have been prepared throughout the periods for the three months ended and nine months ended to December 31, 2010 and 2009.

The Share Exchange is being accounted for as a reverse aquistion presumed to be effected on March 31, 2010 instead of September 15, 2010.  The operating results, financial position and cash flows of the Group are consolidated since January 2010.  The operating results, financial position and cash flows for the Company and its subsidiaries for the three and nine month periods ended December 31 2009 and 2010.

The consolidated balance sheets of the Group as at December 31, 2010 and March 31, 2010 have been prepared to present the position of the assets and liabilities of the Group as at the respective dates.

The Group’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for illustrative of interim predecessor financial information.

This basis of accounting differs in certain material respects from that used for the preparation of the books of account of the Group, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC (“PRC GAAP”), the accounting standards used in the places of their domicile.  The accompanying financial statements reflect necessary adjustments not recorded in the books of account of the Company to present them in conformity with US GAAP.

In the opinion of the management of the Group, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three-month periods have been made.  Results for the interim period presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

(b)	Use of Estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of due from a related party, inventories and the estimation on useful lives of plant and machinery and intangible assets. Actual results could differ from those estimates.

(c)	Concentration of Credit Risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash and cash equivalents, other receivable, restricted cash and due from a related party. The Company places its cash with financial institutions with high-credit ratings and quality. The Company conducts periodic reviews of the related party financial conditions and payment practices.

No single external customer exceeded 10% of the Group’s total revenue for the periods presented.

The Company relies on supplies from numerous vendors. The Company had one vendor that accounted for approximately 25% of total purchases for the nine months ended December 31, 2010.

(d)	Risk Factors and Liquidity Section.

The Company can utilize the retained earnings to pay for dividend to its parent company outside of PRC provided it fulfills the relevant foreign exchange regulations as promulgated by State Administration of Foreign Exchange (SAFE).

Pursuant to the domestic wages and salaries of foreign employees outside of the PRC as well as other rightful earnings (dividends, bonus and profits, etc) of shareholders outside of the PRC may be remitted freely out of PRC after taxes have been paid in accordance with the provisions of the Chinese tax law with a tax certificates.

Since the Company does not have any debt that is generated outside the PRC and does not have any employee located outside PRC, the management does not aware of any risk of paying in foreign currency in respect of those employee-related and debt-settlement amount due to any other party located outside PRC.

According to the Bankruptcy law of PRC, XYX, as a WFOE, needs to have the debt and creditors be settled in priority as set out by the relevant Bankruptcy law in China and its immediate equity holder, that is, the FCPG HK, located in Hong Kong, would be last one to be entitled to any residual interest of the entity. Such priority of payment and distribution in case of liquidating XYT does not have any different priority in respect of PRC nationals or foreigner. The priority is based on status of being creditors and other requirements as set out the Bankruptcy law in China which does not have any discrimination or preference in respect of whether the party is being PRC nationals or foreigner.

(e)	Cash and Cash Equivalents

The Group considers all highly liquid investments with initial maturities of six months or less to be cash equivalents.

(f)	Restricted Cash

Deposits in banks for securities of notes payable that are restricted in use are classified as restricted cash under current assets.

(g)	Trade and Other Receivables

Trade and other receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less allowance for impairment. An allowance for impairment of trade and other receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. The amount of the allowance is the difference between the receivable’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate computed at initial recognition. The amount of the allowance is recognised in the statement of income and comprehensive income.

(h)	Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined using the weighted average basis. The cost of inventories, principally comprising purchase cost and other costs incurred in bringing the inventories to their present location and condition. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

During the reporting periods, the Group did not make any allowance for slow-moving or defective inventories.

(i)	Plant and Equipment

Plant and equipment are stated at cost less depreciation and accumulated impairment loss. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is calculated to written off the cost, less their estimated residual value, if any, using the straight-line method over their estimated useful lives. The principal annual rates are as follows:

Office equipment	33	1/3%
Other equipment	20%
Motor vehicles	25%

(j)	Intangible Assets

Intangible assets are stated at cost less amortization and accumulated impairment loss. The intangible assets of the Group represent software in used.  The intangible assets are amortized over their estimated useful lives of 10 years using the straight-line method.

(k)	Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

(l)	Revenue Recognition

Revenue from sales of the Group’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

When the customers checked and accepted the products, the collection is reasonably assured. Since the nature of the products, the type of their customers and their distribution methods are substantially similar, the revenue recognition policy on variable products is the same.

(m)	Advertising expenses

Advertising expenses are charged to expense as incurred. No advertising expenses were incurred during the three months and nine months ended December 31, 2010 and 2009.

(n)	Income taxes

The Group uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(o)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustments.

(p)	Foreign Currency Translation

The Group maintains its financial statements in the functional currency. The functional currency of the Company is US dollar (“USD”), the functional currency of FCPG HK is Hong Kong dollar (“ HKD”), and the functional currency of Xin Yuan Tang is the Renminbi (“RMB”). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, FCPG HK and Xin Yuan Tang which are prepared using the functional currency have been translated into United States dollars (“USD”). Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange rates applied for the foreign currency translation during the period are as follows:

USD to RMB

	December 31, 2010	March 31, 2010

Closing rate	6.6227	6.8263
	Three Months to December 31, 2010	Nine Months to December 31, 2010

Average rate	6.6619	6.7245

USD to HKD

	December 31, 2010	March 31, 2010

Closing rate	7.7833	7.7638
	Three Months to December 31, 2010	Nine Months to December 31, 2010

Average rate	7.7718	7.7735

HK$ is pegged to US$ and hence there is no significant translation adjustment impact on these financial statements.

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(q)	Financial instruments

The carrying amounts of all financial instruments approximate fair value. The carrying amounts of cash and cash equivalents, restricted cash, due from (to) a related party, notes payable, other payable and accrued liabilities and income tax payable approximate their fair values due to the short-term nature of these items. The carrying amounts of short-term borrowings approximate the fair value based on the Company’s expected borrowing rate for debt with similar remaining maturities and comparable risk.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

(r)	Recent Accounting Pronouncements

In April 2009, the FASB issued FSP 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. FSP 157-4 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, FSP 157-4 requires comparative disclosures only for periods ending after initial adoption.

In May 2009, the FASB issued FSP SFAS 165 “Subsequent Events”. The objective of this Statement is to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for the interim and annual periods ending after June 15, 2009, which is now codified as FASB ASC 855 “Subsequent Events”. The adoption of FASB ASC 855 did not have a material impact on the Company’s financial position, results of operations and cash flows. Effective February 24, 2010, the Company adopted Accounting Standards Update (“ASU”) No. 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”, which removes the requirement to disclose the date through which subsequent events have been evaluated.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140”. This statement is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and is required to be adopted by the Company in the first quarter of fiscal year 2011. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date.

In June 2009, the FASB issued SFAS No.167, “Amendments to FASB Interpretation No.46(R)”, which is codified as ASC 810. ASC 810 amends FASB Interpretation No.46(R), “Variable Interest Entities” for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under ASC 810, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. ASC 810 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance.

ASC 810 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. ASC 810 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. ASC 810 is effective for the Company in the first quarter of fiscal 2011.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No 162”, which supersedes all existing non-SEC accounting and reporting standards. The codification does not change GAAP but rather organizes it into a new hierarchy with two levels: authoritative and non-authoritative. All authoritative GAAP carries equal weight and is organized in a topical structure.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”. This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities. This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability.

The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. ASC 820 is effective for the first reporting period (including interim periods) beginning after August 28, 2009.

In September 2009, the FASB issued ASU No. 2009-06, “Income Taxes (Topic 740)—Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, and it provides implementation guidance on accounting for uncertainty in income taxes effective for interim and annual reporting period ending on or after September 15, 2009.

In December 2009, the FASB issued ASU No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (“ASU 2009-17”)”. ASU 2009-17 amends the variable-interest entity guidance in FASB ASC 810-10-05-8 to clarify the accounting treatment for legal entities in which equity investors do not have sufficient equity at risk for the entity to finance its activities without financial support. ASU 2009-17 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. ASU 2009-17 is effective for the Company in the first quarter of fiscal 2011.

The Company does not anticipate that the adoption of the above recent accounting pronouncements will have a material impact on these financial statements.

3.	DUE FROM A RELATED PARTY

The amount due from a related party, Mr. Zhen Jiang Wang who is the major equity holder of the Company as of December 31, 2010, is interest free, unsecured and repayable on demand.

We have referred to SAB Topics 4E and 4G and find that the scenario and background described therein, which is related to capital contribution or unpaid equity of an enterprises, is not applicable in the item as presented under 'Amount due from Shareholder' as presented in the financial statements due to the different nature and background that give rise to such amount.

The amount as appeared in an item " Amount due from shareholders’ here, in fact represents the situation where the shareholder of the Company, Mr. Wang, has collected certain trade receivables on behalf of the subsidiaries of the Company, XYT, while XYT conducts business in China, whereas also Mr. Wang would settle on behalf of the Company, for certain trade payables. Therefore, we suppose the satiation is not the same as any capital contribution commitment or unpaid subscription as outlined by SAB 4E or 4G.

In such circumstances, we would include an enhanced disclosure note in financial statements to describe in detail the nature, amount and origin of such amount.  Of course, the Company would have the control measures to manage and eliminate such amount being owed by shareholder to the Company as part of the corporate governance.

The Company will settle such “Amount due from shareholders” by dividend payable or authorize Mr. Wang to make prepayment to the suppliers.

Mr Wang has discontinued making payment or collecting receivable for the Company since June 30, 2010. The amount due from related party–Mr Wang will be repaid by Mr Wang by cash or equivalent assets with a detailed repayment schedule stated at Form 8-K.

4.	INVENTORY

	At	At
	December 31,	March 31,
	2010	2010
	$	$

Finished goods	6,912,658	4,671,322

5.	RESERVED

6.	PLANT AND EQUIPMENT, NET

	At	At
	December 31,	March 31,
	2010	2010
	$	$

Cost
Office equipment	13,199	9,888
Other equipment	30,632	51,429
Motor vehicles	-	-

Total	43,831	61,317
Accumulated depreciation	(41,825)	(60,469)

Property, plant and equipment, net	2,006	848

7.	INTANGIBLE ASSET, NET

	At	At
	December 31,	March 31,
	2010	2010
	$	$

Cost	8,426	8,174
Accumulated amortization	(6,158)	(5,376)

Intangible asset, net	2,268	2,798

8.	SHORT-TERM BORROWINGS

The details of short-term borrowings as of December 31, 2010 are as follows:

Nature	Annual Interest Rate	Period	Outstanding loan amount	Collateral
			$

Bank loan	7.97%	27/04/2010 – 26/04/2011	52,044	N/A
Bank loan	5.31%	07/12/2010 – 06/12/2011	760,447	N/A

			812,491

9.	OTHER PAYABLE AND ACCRUED LIABILITIES

	At	At
	December 31,	March 31,
	2010	2010
	$	$

Other payables	1,800,131	691,026
Staff costs payables	31,870	32,131
Value added tax payable	11,179,905	8,476,912

	13,011,906	9,200,069

10.	NOTES PAYABLE

The notes payable which were issued by the Company with bank guarantees are secured by the restricted cash.

11.	COMMON STOCK

For the period nine months and three months ended 2009 there were 10,000,000 shares authorized issued and outstanding for the Predecessor (FCPG HK) respectively.
For the period nine months ended December 31, 2010 and 2009 there were 200,000,000 shares authorized; 55,000,000 and 60,000,000 shares issued and outstanding for the Company respectively. During three months ended to December, 2010, 5,000,000 were cancelled.

The market share price for the Company on December 31, 2010 was $1.77 per share and the quoted market price is from OTCBB Market.

12.	TREASURY SHARES

On November 11, 2010, 2,500,000 shares of Roderick C. Macutay and 2,500,000 shares of Tina S. Suava had been cancelled and returned to the Company as Treasury Shares.

13.	OTHER INCOME

Other income represents the exchange gain of FCPG HK, which is the gain on the exchange of Renminbi for Hong Kong dollar due to depreciation in the Hong Kong dollar (home currency) for receivables.

14.	INCOME TAX

XYT, a company organized under the laws of the People’s Republic of China (“PRC”) is subject to PRC Enterprises Income Tax ("EIT") with the tax rate of 25%.

FCPG HK was incorporated in Hong Kong under the Companies Ordinance of Hong Kong is subject to HK Profit tax with the tax rate of 16.5%.

A reconciliation of the tax expense applicable to income before tax using the statutory rate to the tax expense at the effective tax rate is as follows:

	Nine months ended
	December 31,
	2010	2009
	$	$

Income before tax	4,588,072	2,638,219

Tax at the statutory rate	1,011,447	659,555

Effective income tax expenses	1,011,447	659,555

There was no deferred tax during the periods and as at the balance sheet dates.

15.	COMMITMENTS AND CONTINGENCIES

XYT leases the office and warehouse under non-cancelable operating lease agreement that expires in 2018.

The company is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital.  These reserves are not distributable as cash dividends.  The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds.  After the allocation of relevant welfare and funds, the equity owners can distribute the rest of the after-tax profits provided that all the losses of the previous fiscal year have been made up.

16.	RELATED PARTY TRANSACTIONS

Apart from the transactions and balances disclosed elsewhere in the financial statements, the Company had no material transactions with its related parties during the periods presented.

17.	SEGMENT INFORMATION

No segment information is disclosed as the Company is engaged in the sales of Chinese patent drug, antibiotics, bio-chemicals, chemical preparations and biological. The nature of the products, the type of their customers and their distribution methods are substantially similar. The Company operates in a single segment in the PRC.  All of long-lived assets are located in the PRC.

18.	EARNINGS PER SHARE

The Company reports basic earnings per share in accordance with ASC Topic 260, “Earnings Per Share”.  Basic earnings/(loss) per share is computed by dividing net income/ (loss) by weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Common equivalent shares are excluded from the computation in periods for which they have an anti-dilutive effect. Stock options for which the exercise price exceeds the average market price over the period are anti-dilutive and, accordingly, are excluded from the calculation.  At December 31, 2010, the Company had 200,000,000 common shares authorized; 60,000,000 and 60,000,000 common shares issued and outstanding respectively. For the period nine months and three months ended 2009 there were 10,000,000 shares authorized issued and outstanding for the Predecessor (FCPG HK) respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Equity holders of
Kun Ming Xin Yuan Tang Pharmacies Co. Ltd.

We have audited the accompanying balance sheets of Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (“the Company”) as of December 31, 2009, 2008 and 2007, and the related statements of income and comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Parker Randall CF
Parker Randall CF (H.K.) CPA Limited
Certified Public Accountants
Hong Kong

November 19, 2010, expect note 2(k), note 3 and note 13 on March 21 2011.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
BALANCE SHEETS
(Stated in US Dollars)

		As of December 31,
	Notes	2009	2008
		$	$
ASSETS
Current Assets
Cash and cash equivalents		37,906	80,857
Restricted cash	9	808,439	782,565
Due from a related party	3	11,799,953	2,498,924
Inventories	4	2,938,291	4,875,494

Total Current Assets		15,584,589	8,237,840
Plant and equipment, net	5	4,271	7,196
Intangible assets, net	6	3,003	3,958

TOTAL ASSETS		15,591,863	8,248,994

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	7	732,408	-
Other payable and accrued liabilities	8	7,728,348	3,318,973
Notes payable	9	314,935	1,760,473
Income tax payable		1,740,599	835,137
Due to a related party	3	-	-

Total Current Liabilities		10,516,290	5,914,583

TOTAL LIABILITIES		10,516,290	5,914,583

COMMITMENTS AND CONTINGENCIES	13	-	-

STOCKHOLDERS’ EQUITY
Paid-in capital	10	266,101	266,101
Retained earnings		4,692,321	1,948,825
Accumulated other comprehensive income
- foreign currency translation adjustments		117,151	119,485

TOTAL STOCKHOLDERS’ EQUITY		5,075,573	2,334,411
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		15,591,863	8,248,994

See accompanying notes to the financial statement

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Stated in US Dollars)

		Year ended December 31,
Notes		2009	2008
		$	$

Net sales		25,285,526	17,154,331
Cost of sales		(20,726,221)	(14,243,436)

Gross profit		4,559,305	2,910,895
Selling expenses		(784,622)	(644,910)
Administrative expenses		(170,788)	(250,091)
Depreciation and amortization		(6,769)	(11,820)
Other operating expense		(7,443)	(10,760)

Income from operations		3,589,683	1,993,314
Interest income		13,057	17,593
Other income		48,543	4,190
Interest expense		(1,513)	(54)

Income before tax		3,649,770	2,015,043
Income tax	12	(906,274)	(502,720)

Net income		2,743,496	1,512,323
Other comprehensive income
- foreign currency translation adjustments		(2,334)	95,777

Comprehensive income		2,741,162	1,608,100

See accompanying notes to the financial statements

KUN MING XIN YUAN TANG PHARMACIES CO., LTD.
STATEMENTS OF STOCKHOLDERS’ EQUITY
(Stated in US Dollars)

	Paid-in Capital	Retained earnings	Accumulated other comprehensive income	Total
	$	$	$	$

Balance, January 1, 2007	120,815	(141,334)	4,898	(15,621)
Net income	-	577,836	-	577,836
Foreign currency translation adjustments	-	-	18,810	18,810

Balance, December 31, 2007	120,815	436,502	23,708	581,025
Capital contributions	145,286	-	-	145,286
Net income		1,512,323	-	1,512,323
Foreign currency translation adjustments	-	-	95,777	95,777

Balance, December 31, 2008	266,101	1,948,825	119,485	2,334,411
Net income	-	2,743,496	-	2,743,496
Foreign currency translation adjustments	-	-	(2,334)	(2,334)

Balance, December 31, 2009	266,101	4,692,321	117,151	5,075,573

See accompanying notes to the financial statements

KUN MING XIN YUAN TANG PHARMACIES CO., LTD.
STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

	Year ended December 31,
	2009	2008
	$	$

Cash Flows from Operating Activities
Net income	2,743,496	1,512,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,769	11,820
Changes in operating assets and liabilities:
Due from (to) a related party	(9,305,535)	(3,980,791)
Inventories	1,934,742	(602,037)
Other payables and accrued liabilities	4,412,854	2,281,026
Notes payable	(1,444,884)	463,648
Income tax payable	906,274	502,204

Net cash provided by (used in) operating activities	(746,284)	188,193

Cash Flows from Investing Activities
Purchase of plant and equipment	(2,892)	-
Purchase of intangible assets	-	-

Net cash used in investing activities	(2,892)	-

Cash flows from financing activities
Capital contributions from stockholders	-	145,286
New borrowings raised	732,638	-
Repayment of borrowings	-	-
Decrease (increase) in restricted cash	(26,375)	(265,167)

Net cash provided by (used in) financing activities	706,263	(119,881)

Effect of foreign currency translation on cash and cash Equivalents	(38)	3,083

Net increase (decrease) in cash and cash equivalents	(42,951)	71,395

Cash and cash equivalents - beginning of year	80,857	9,462

Cash and cash equivalents - end of year	37,906	80,857

Supplemental disclosures for cash flow information:

Cash paid for:
Interest	1,513	54
Income taxes	-	516

See accompanying notes to the financial statements

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (the “Company”) was established in the People’s Republic of China (“PRC”) on November 12, 2002.  The principal activities of the Company are the sales of Chinese patent drug, antibiotics, bio-chemicals, chemical preparations and biological in Yun Nan Province, the PRC.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

(b)	Use of Estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of due from a related party, inventories and the estimation on useful lives of plant and machinery and intangible assets. Actual results could differ from those estimates.

(c)	Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and due from a related party. The Company places its cash with financial institutions with high-credit ratings and quality. The Company conducts periodic reviews of the related party financial conditions and payment practices.

Other than the set forth below, no single external customer exceeded 10% of the Company’s total revenue for the years presented.

	Year ended December 31,
	2009	2008	2007

Customer A	-	14.9%	14.9%
Customer B	-	11.8%	14.2%
Customer C	-	-	10.7%

The Company relies on supplies from numerous vendors. The Company had one vendor that accounted for approximately 17.2% and 16.5% of total purchases for the year ended December 31, 2008 and 2009 respectively.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments with initial maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC only.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Restricted Cash

Deposits in banks for securities of notes payable that are restricted in use are classified as restricted cash under current assets.

(f)	Trade and Other Receivables

Trade and other receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less allowance for impairment. An allowance for impairment of trade and other receivables is established when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of receivables. The amount of the allowance is the difference between the receivable’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate computed at initial recognition. The amount of the allowance is recognised in the statement of income and comprehensive income.

(g)	Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined using the weighted average basis. The cost of inventories, principally comprising purchase cost and other costs incurred in bringing the inventories to their present location and condition. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

During the reporting years, the Company did not make any allowance for slow-moving or defective inventories.

(h)	Plant and Equipment

Plant and equipment are stated at cost less depreciation and accumulated impairment loss. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is calculated to written off the cost, less their estimated residual value, if any, using the straight-line method over their estimated useful lives. The principal annual rates are as follows:

Office equipment	33⅓ %
Other equipment	20%
Motor vehicles	25%

(i)	Intangible Assets

Intangible assets are stated at cost less amortization and accumulated impairment loss. The intangible assets of the Company represent software in used.  The intangible assets are amortized over their estimated useful lives of 10 years using the straight-line method.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(j)	Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

(k)	Revenue Recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

When the customers checked and accepted the products, the collection is reasonably assured. Since the nature of the products, the type of their customers and their distribution methods are substantially similar, the revenue recognition policy on variable products is the same.

Sales are presented net of the Urban Maintenance and Construction Tax and educational fee which arises from Valued added Tax (VAT).

The amounts that have been netted against to the sales were $ 1,170, $ 3,416 and $ 5,461 during 2009, 2008 and 2007 respectively.

(l)	Advertising expenses

Advertising expenses are charged to expense as incurred. Advertising expenses amounted to $88, $62,586 and $1,618 during 2009, 2008 and 2007 respectively and are included in selling expenses.

(m)	Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(n)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustments.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(o)	Foreign Currency Translation

The Company maintains its financial statements in the functional currency. The functional currency of the Company is the Renminbi (“RMB”). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars (“US$”). Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange rates applied for the foreign currency translation during the years are as follows:

US$1 to RMB	2009	2008	2007

Closing rate	6.8268	6.8225	7.3046
Average rate	6.8247	7.0636	7.5560

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(p)	Financial instruments

The carrying amounts of all financial instruments approximate fair value. The carrying amounts of cash and cash equivalents, restricted cash, due from (to) a related party, notes payable, other payable and accrued liabilities and income tax payable approximate their fair values due to the short-term nature of these items. The carrying amounts of short-term borrowings approximate the fair value based on the Company’s expected borrowing rate for debt with similar remaining maturities and comparable risk.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(q)	Recent Accounting Pronouncements

In April 2009, the FASB issued FSP 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. FSP 157-4 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, FSP 157-4 requires comparative disclosures only for periods ending after initial adoption.

In May 2009, the FASB issued FSP SFAS 165 “Subsequent Events”. The objective of this Statement is to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for the interim and annual periods ending after June 15, 2009, which is now codified as FASB ASC 855 “Subsequent Events”. The adoption of FASB ASC 855 did not have a material impact on the Company’s financial position, results of operations and cash flows. Effective February 24, 2010, the Company adopted Accounting Standards Update (“ASU”) No. 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”, which removes the requirement to disclose the date through which subsequent events have been evaluated.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140”. This statement is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and is required to be adopted by the Company in the first quarter of fiscal year 2011. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(q)	Recent Accounting Pronouncements (cont’d)

In June 2009, the FASB issued SFAS No.167, “Amendments to FASB Interpretation No.46(R)”, which is codified as ASC 810. ASC 810 amends FASB Interpretation No.46(R), “Variable Interest Entities” for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under ASC 810, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. ASC 810 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance.

ASC 810 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. ASC 810 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. ASC 810 is effective for the Company in the first quarter of fiscal 2011.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No 162”, which supersedes all existing non-SEC accounting and reporting standards. The codification does not change GAAP but rather organizes it into a new hierarchy with two levels: authoritative and non-authoritative. All authoritative GAAP carries equal weight and is organized in a topical structure.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”. This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities. This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(q)	Recent Accounting Pronouncements (cont’d)

The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. ASC 820 is effective for the first reporting period (including interim periods) beginning after August 28, 2009.

In September 2009, the FASB issued ASU No. 2009-06, “Income Taxes (Topic 740)—Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, and it provides implementation guidance on accounting for uncertainty in income taxes effective for interim and annual reporting period ending on or after September 15, 2009.

In December 2009, the FASB issued ASU No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (“ASU 2009-17”)”. ASU 2009-17 amends the variable-interest entity guidance in FASB ASC 810-10-05-8 to clarify the accounting treatment for legal entities in which equity investors do not have sufficient equity at risk for the entity to finance its activities without financial support. ASU 2009-17 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. ASU 2009-17 is effective for the Company in the first quarter of fiscal 2011.

The Company does not anticipate that the adoption of the above recent accounting pronouncements will have a material impact on these financial statements.

3.	DUE FROM (TO) A RELATED PARTY

The amount due from (to) a related party, Mr. Zhen Jiang Wang who is the major equity holder of the Company as of December 31, 2009, is interest free, unsecured and repayable on demand.

Refers to SAB Topics 4E and 4G, the scenario and background described therein, which is related to capital contribution or unpaid equity of an enterprises, is not applicable in the item as presented under 'Amount due from Shareholder' as presented in the financial statements due to the different nature and background that give rise to such amount.

The amount as appeared in an item “Amount due from shareholders’ here, it is mainly related to those cash sales Mr. Wang, collected /received follows XYT instructions accordingly. When the customers receive and accept products, Mr. Wang will undertake the collection of the receivables. Mr. Wang collect/receive receivables following XYT’s instructions. This money is not in the possession of Mr. Wang. Such receivable collection not via company’s business bank account had been represented as “Cash sales” in PRC.

The company authorized Mr. Wang acted as an agent to collect and pay money following XYT’s instructions. The account collected by Mr. Wang actually control by XYT. In order to gain a legal safeguard, XYT and Mr. Wang enter into an Authorized Agreement. This money is not in the possession of Mr. Wang. Mr. Wang only obeys an order of XYT to collect or pay money on behalf of XYT, such as pay to suppliers and receive the payment from customers.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

Per the authorization agreement, there is no fee arrangement with Mr. Wang to compensate him for the collection service.

Such manipulation was made when the company in the elementary stages; even though the board had supervised Mr. Wang’s action, the company had been aware of certain risk therein and commences to standardize a robust internal control. Hence, such amount will be repaid by Mr. Wang via wiring back to XYT or paying the payables for XYT. However, the details of the repayment schedule have not been determined.

“Due to a related party” item represents the expense and amount that Mr. Wang had paid pursuant to XYT’s instructions. Such account is used for recording the disbursement made by Mr. Wang for the Company after the amount of “Due from a related party” had been reversed completely.

A roll-forward schedule is presented below:

Due from (to) Mr. Wang	2007	2008	2009
b/f	$0	(1,515,430)	2,498,924
Receivables collected By Mr. Wang	5,945,625	17,270,218	26,363,421
Payment made by Mr. Wang on behalf of the Company
Paid to Suppliers	(7,124,556)	(12,722,945)	(16,304,030)
Selling Expenses (Commission)	(336,500)	(532,919)	(758,362)
c/f	(1,515,430)	2,498,924	11,799,953

4.	INVENTORY

	As of December 31,
	2009	2008	2007
	$	$	$

Finished goods	2,9838,291	4,875,494	3,971,544

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

5.	PLANT AND EQUIPMENT, NET

	As of December 31,
	2009	2008	2007
	$	$	$

Cost
Office equipment	9,887	7,000	6,538
Other equipment	29,717	29,735	27,773
Motor vehicles	21,709	21,723	20,289

	61,313	58,458	54,600
Accumulated depreciation	(57,042)	(51,262)	(37,084)

Plant and equipment, net	4,271	7,196	17,516

Depreciation charged for the years ended December 31, 2009, 2008 and 2007 were $5,815, $11,162 and $10,492 respectively.

6.	INTANGIBLE ASSET, NET

	As of December 31,
	2009	2008	2007
	$	$	$

Cost	8,174	8,179	7,639
Accumulated amortization	(5,171)	(4,221)	(3,305)

Intangible asset, net	3,003	3,958	4,334

Amortization recognized in the administrative expenses for the years ended December 31, 2009, 2008 and 2007 were $954, $658 and $710 respectively.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

6.	INTANGIBLE ASSET, NET (CONT’D)

The estimated aggregate amortization expenses for each of the five succeeding years are as follows:

Year ending December 31	$

2010	817
2011	817
2012	817
2013	373
2014 and thereafter	179

3,003

7.	SHORT-TERM BORROWINGS

The details of short-term borrowings as of December 31, 2009 are as follows:

Nature	Annual Interest Rate	Loan period	Outstanding loan amount	Collateral
			$

Bank loan	5.31%	07/12/2009 – 06/12/2010	732,408	N/A

Interest expense charged to operations for the short-term borrowings was $1,513 for the year ended December 31, 2009. There was no default of bank loan or interest payments during the year.

8.	OTHER PAYABLE AND ACCRUED LIABILITIES

	As of December 31,
	2009	2008	2007
	$	$	$

Rental payable	58,592	-	-
Other payables	146,482	-	-
Staff costs payable	133,420	95,787	59,681
Value added tax (VAT) payable	7,388,582	3,221,702	828,373
Other accrued expenses	1,272	1,484	2,525

	7,728,348	3,318,973	890,579

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

A roll-forward of the Value added tax (VAT) payable is presented below:

VAT Payable	2007		2008	2009
Opening	RMB	29,783	6,050,933	21,980,059
Dr-Paid	RMB	345,810	252,329	62,522
Cr-Accrual	RMB	6,366,961	16,181,455	28,522,832
Balance	RMB	6,050,933	21,980,059	50,440,369
Closing rate		7.3046	6.8225	6.8268
Balance		$828,373	3,221,702	7,388,582

9.	NOTES PAYABLE

The notes payable which were issued by the Company with bank guarantees are secured by the restricted cash.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

10.	PAID-IN CAPITAL

	As of December 31,
	2009		2008		2007
	$		$		$

Registered and fully paid-up	RMB	2,000,000	RMB	2,000,000	RMB	1,000,000

Translate at historical rate		266,101		266,101		120,815

During 2008, the registered capital was increased from RMB1 million to RMB2 million. In December 2008, capital contribution of RMB1 million (equivalent to $145,286) was made. The purpose of increase in registered capital was to provide additional working capital.

11.	PENSION PLANS

The Company contributes on a monthly basis to various defined contribution retirement benefit plans organized by relevant municipal and provincial governments in the PRC.  The municipal and provincial governments undertake to assume the retirement benefit obligations payable to all existing and future retired employees under these plans and the Company has no further obligation for post-retirement benefits beyond the contributions made. Contributions to these plans are expensed as incurred.

During the years ended December 31, 2009, 2008 and 2007, total pension costs recognized were $17,754, $14,194 and $12,487 respectively.

12.	TAXATION

(1)	The types of taxes applicable to the Company’s sale of goods include value added tax (VAT).

Tax Name	Tax basis and applicable rate

VAT	Output VAT is 17% of product sales and taxable services revenue, based on tax laws. The remaining balance of output VAT, after subtracting the deductible input VAT of the period, is VAT payable

As most customers of the Company did not require VAT invoices, the Company postponed the requirement for Input VAT invoices from suppliers to when customers require for Output VAT invoices. This leads the output VAT and input VAT appeared imbalanced with respect to its sales and purchases.

Therefore, the Company was not obligated to remit such amount to the government taxing authority yet. In fact, the Company has not yet received any notice about the VAT settlement from the tax office, and the amount of VAT payable varies with output tax and input tax VAT invoices.  However, the Company’s management considered it was necessary to provide for VAT payables on the financial statements to reflect such contingent liability that the Company bore.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

	As of December 31,
	2009	2008	2007
	$	$	$

Value added tax payable	7,388,582	3,221,702	828,373

(2)	Income Tax

Income tax expense for the years ended December 31, 2009, 2008 and 2007 represents the provision for current income tax expenses in the PRC.

A reconciliation of the tax expense applicable to income before tax using the statutory rate of 25% (2007: 33%) to the tax expense at the effective tax rate is as follows:

	Year ended December 31,
	2009	2008	2007
	$	$	$

Income before tax	3,649,770	2,015,043	862,438

Tax at the statutory rate	912,443	503,761	284,605
Others	(6,169)	(1,041)	(3)

Effective income tax expense	906,274	502,720	284,602

There was no unprovided deferred tax in respect of the years and as at the balance sheet dates.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

13.	COMMITMENTS AND CONTINGENCIES

The company is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital.  These reserves are not distributable as cash dividends.  The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds.  After the allocation of relevant welfare and funds, the equity owners can distribute the rest of the after-tax profits provided that all the losses of the previous fiscal year have been made up.

The Company leases the office and warehouse under non-cancelable operating lease agreement that expire in 2018. Leases are on a fixed repayment basis. None of the leases includes contingent rentals. Minimum future commitments under the agreement payable as of December 31, 2009 are as follows:

Year ending December 31	$

2010	36,643
2011	36,643
2012	36,643
2013	36,643
2014 and thereafter	155,735

302,307

14.	RELATED PARTY TRANSACTIONS

Apart from the transactions and balances disclosed elsewhere in the financial statements, the Company had no material transactions with its related parties during the years presented.

15.	SEGMENT INFORMATION

No segment information is disclosed as the Company is engaged in the sales of Chinese patent drug, antibiotics, bio-chemicals, chemical preparations and biological. The nature of the products, the type of their customers and their distribution methods are substantially similar. The Company operates in a single segment in the PRC.  All of long-lived assets are located in the PRC.

16.	POST BALANCE SHEET EVENTS

On June 25, 2010, the Company became the wholly-owned subsidiary of First China Pharmaceutical Group Limited (“FCPG-HK”), a company incorporated in Hong Kong with limited liability.

On August 23, 2010, First China Pharmaceutical Group, Inc., a Nevada corporation (“FCPG-US”) which stocks trade on the Over-The-Counter Bulletin Board, entered into a voluntary share exchange transaction with FCPG-HK pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among FCPG-US, on the one hand, and FCPG-HK, the Company and Mr. Zhen Jiang Wang (the “Selling Shareholder”), on the other hand.

Following the Exchange Transaction, the Selling Shareholder will own approximately 25% of FCPG-US’s issued and outstanding common stock, FCPG-HK and the Company will become FCPG-US’s wholly owned subsidiaries, and FCPG-US will acquire the business and operations of FCPG-HK and the Company.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Security Holders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$2,285.75
Accounting fees and expenses	$70,000
Legal fees and expenses	$30,000
Total	$102,285.75

Item 14.	Indemnification of Directors and Officers
Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

The Company shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no lo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his conduct was unlawful.

The Company shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Company unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the prior two paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Company against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such defense.  Any indemnification under the prior two paragraphs, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in the prior two paragraphs.  Such determination shall be made:

(i)	by the stockholders;

(ii)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding;

(iii)	if such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion; or

(iv)	if such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors unless it is ultimately determined that such director, officer, employee or agent is not entitled to be indemnified by the Company as authorized in the Bylaws or as provided by law.

The indemnification provided by the Bylaws:

(i)
does not exclude any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office; and

(ii)	shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or as serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Bylaws.

In addition to the above, each of our directors has entered into an indemnification agreement with us.  The indemnification agreement provides that we shall indemnify the director against expenses and liabilities in connection with any proceeding associated with the director being our director to the fullest extent permitted by applicable law, our Articles of Incorporation and our Bylaws.

Item 15.	Recent Sales of Unregistered Securities

In connection with the Exchange Agreement, on September 15, 2010, we issued a total of 15,000,000 shares of our common stock to the FCPG HK Stockholder in exchange for 100% of the capital stock of FCPG HK.  The issuance of the common stock to the FCPG HK Stockholder pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D and Regulation S thereof.  We made this determination based on the representations of the FCPG HK Stockholder which included, in pertinent part, that such shareholder was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, and that such shareholder was acquiring our common stock, for investment purposes for his own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such shareholder understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On October 3, 2010, we issued a convertible promissory note to Sierra Growth Inc. (the “Sierra Note”) in the principal amount of up to $400,000, with interest on the unpaid principal at a rate of 5.0% simple interest per annum.  The Sierra Note matures on October 3, 2015.  The outstanding principal and accrued but unpaid interest thereon may be converted (1) upon a qualified debt or equity financing, in which case the holder of the Sierra Note would receive for the same promissory note or class and series of stock, respectively, issued in such qualified financing; (2) upon mutual agreement by the holder and the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price; or (3) upon a reorganization, consolidation or merger of the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price.  We issued the Sierra Note in reliance on Section 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.  On October 4, 2010, Sierra Growth Inc. assigned the Sierra Note to Caledonia Partners LLC, and on January 21, 2011, Caledonia Partners LLC agreed to extend the total funds available to the Company under the Sierra Note to $500,000.  As of January 28, 2011, the Company has drawn $410,000 under the Sierra Note.

On December 22, 2010, we issued a convertible promissory note to Caledonia Partners LLC  (the “Caledonia Note”) in the principal amount of $500,000, with interest on the unpaid principal at a rate of 5.0% simple interest per annum.  The Caledonia Note matures on December 22, 2015.  The outstanding principal and accrued but unpaid interest thereon may be converted (1) upon a qualified debt or equity financing, in which case the holder of the Caledonia Note would receive for the same promissory note or class and series of stock, respectively, issued in such qualified financing; (2) upon mutual agreement by the holder and the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price; or (3) upon a reorganization, consolidation or merger of the Company, in which case the holder would receive a number of shares of common stock based on a conversion price equal to the trailing volume weighted average price.  We issued the Caledonia Note in reliance on Section 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.

Between March 18, 2011 and April 15, 2011, we entered into a form of Securities Purchase Agreement (the “SPA”) with certain accredited investors (the “Purchasers”) for the issuance and sale of one hundred and fifty four (154) Units of the Company at a purchase price of $25,000 per Unit (the “Private Offering”), for aggregate consideration of $3,850,000.   Each “Unit” is comprised of (i) 27,778 shares of Company common stock, $0.001 par value per share (the “Common Stock,” and the shares of Common Stock offered referred to as the “Shares”), (ii) warrants to purchase 27,778 shares of Common Stock at an exercise price of $1.25 per share (the “Series A-1 Warrants”), and (iii) warrants to purchase 27,778 shares of Common Stock at an exercise price of $2.00 per share (the “Series A-2 Warrants”) (the Series A-1 Warrants and the Series A-2 Warrants, collectively, the “Warrants”).  The Warrants expire four (4) years from the date of issuance, subject to early termination or forfeiture in accordance with certain terms and conditions of the Warrants.

Each of the Purchasers executed an SPA and each Purchaser represented to the Company that such investor was an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act of 1933.  The Company expects to use the net proceeds of the Private Offering, totaling $3,633,500 after deducting for certain costs and expenses of the Private Offering, for general corporate purposes, which may include funding working capital needs, marketing, acquisitions and expansion, and to further the operations of the Company.  An aggregate of 4,464,480 Shares, 4,381,145 Series A-1 Warrants and 4,381,145 Series A-2 Warrants were issued in connection with the Private Offering.  The Shares and Warrants were issued in reliance upon Rule 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.

Item 16.	Exhibit Index

The following exhibits are included as part of this report by reference:

Number	Description

2.1	Share Exchange Agreement, dated August 23, 2010 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on August 24, 2010)

3.1
Articles of Incorporation of the Registrant, dated July 31, 2007, including all amendments to date (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 21, 2010)

3.2	Amended and Restated Bylaws of the Registrant, as amended, dated June 1, 2010 (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on June 30, 2010)

4.1	Form of Stock Specimen Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 filed on May 28, 2008)

5.1	Opinion of Greenberg Traurig, LLP*

10.1
Labour Contract, commencing June 1, 2009, by and between Yun Nan Xin Yuan Tang Pharmacies Co. Ltd. and Yong Kang Chen (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed September 21, 2010)

10.2
Labour Contract, commencing June 1, 2009, by and between Yun Nan Xin Yuan Tang Pharmacies Co. Ltd. and Yi Jia Li (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed September 21, 2010)

10.3
Lease Agreement, commencing April 1, 2005, by and between Kun Ming Xin Yuan Tang Pharmaceuticals Co., Ltd. and No. 1 Residents Group of Liang Yuan Community (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed September 21, 2010)

10.4
Convertible Promissory Note of the Company, dated October 3, 2010, to Sierra Growth Inc., as amended and assigned to Caledonia Partners LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q filed February 22, 2011)

10.4(a)
Amendment to the Convertible Promissory Note Dated October 3, 2010, dated October 4, 2010 (incorporated by reference to Exhibit 10.1(a) of the Registrant’s Quarterly Report on Form 10-Q filed February 22, 2011)

10.4(b)
Amendment to the Convertible Promissory Note Dated October 3, 2010, dated January 21, 2011 (incorporated by reference to Exhibit 10.1(b) of the Registrant’s Quarterly Report on Form 10-Q filed February 22, 2011)

10.5
Bonus Payment Agreement, dated October 7, 2010, by and between the Company and Mr. Zhen Jiang Wang  (incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q filed February 22, 2011)

10.5(a)	Amendment to Bonus Payment Agreement, dated October 8, 2010 (incorporated by reference to Exhibit 10.3(a) of the Registrant’s Quarterly Report on Form 10-Q filed February 22, 2011)

10.6
Authorization Agreement, dated as of July 12, 2006, between XYT and Mr. Zhen Jiang Wang (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed on January 19, 2011)

10.7
Mutual Release and Settlement Agreement, dated February 11, 2011, by and between the Company and Aidan Hwuang  (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on January 19, 2011)

10.8
Convertible Promissory Note of the Company, dated December 22, 2010, to Caledonia Partners LLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q filed February 17, 2011)

10.9	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed March 23, 2011)

10.10	Form of Series A-1 Warrant (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed April 6, 2011)

10.11	Form of Series A-2 Warrant (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed April 6, 2011)

10.12
Authorization Agreement, dated as of July 12, 2006, between XYT and Mr. Zhen Jiang Wang (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed on January 19, 2011)

10.13	Board Advisory Agreement dated May 6, 2011 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 10, 2011)

16.1	Letter from Moore and Associates, Chartered, dated August 7, 2009 (incorporated by reference to Exhibit 16.1 of the Registrant’s Current Report on Form 8-K filed on August 7, 2009)

16.2	Letter from Moore and Associates, Chartered, dated September 1, 2009 (incorporated by reference to Exhibit 16.1 of the Registrant’s Current Report on Form 8-K/A filed on September 2, 2009)

16.3	Letter from Seale and Beers, CPAs, dated October 19, 2009 (incorporated by reference to Exhibit 16.1 of the Registrant’s Current Report on Form 8-K filed on October 23, 2009)

16.4	Letter from Li & Company, PC, dated August 25, 2010 (incorporated by reference to Exhibit 16.1 of the Registrant’s Current Report on Form 8-K filed on August 26, 2010)

21	First China Pharmaceutical Group Limited, a Hong Kong company; Kun Ming Xin Yuan Tang Pharmacies Co. Ltd., a company organized under the laws of the People’s Republic of China

23.1	Consent of Parker Randall CF (H.K.) CPA Limited*

23.2	Consent of Greenberg Traurig, LLP (filed as part of Exhibit 5.1)

24	Power of Attorney (included in signature page)

99.1	License of Internet Drug Information Service (incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K/A filed on December 6, 2010)

99.2	Enterprise Legal Person Business License of XYT (incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K/A filed on January 19, 2011)

*Filed Herewith

Item 17.	Undertakings

The undersigned registrant hereby undertakes to:

(a)	Rule 415 Offering:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424 of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3–19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for acceleration of effective date or filing of registration statement becoming effective upon filing. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Kunming City, Yunnan Province, People’s Republic of China, on May 25, 2011.

FIRST CHINA PHARMACEUTICAL GROUP, INC.
a Nevada corporation

Dated: May 25, 2011	/s/ Zhen Jiang Wang
By: Zhen Jiang Wang
Its: Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Known All Persons By These Present, that each person whose signature appears below appoints Mr. Zhen Jiang Wang as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his/her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Dated: May 25, 2011	/s/ Zhen Jiang Wang
Zhen Jiang Wang
Chief Executive Officer (Principal Executive Officer) and Director

Dated: May 25, 2011	/s/ Yi Jia Li
Yi Jia Li
Chief Financial Officer (Principal Financial Officer & Principal
Accounting Officer)

Dated: May 25, 2011	/s/ Gregory Tse
Gregory Tse
Director

Dated: May 25, 2011	/s/ Jack Zwick
Jack Zwick
Director